                                                                 Exhibit 10.58

                                  OFFICE LEASE

                         THE HARBORSIDE FINANCIAL CENTER

                             JERSEY CITY, NEW JERSEY

                               AGREEMENT OF LEASE

                                     between

          CAL-HARBOR II AND III URBAN RENEWAL ASSOCIATES L.P., Landlord

                                       and

                     DONALDSON, LUFKIN & JENRETTE SECURITIES
                 CORPORATION and DLJdirect HOLDINGS INC., Tenant

Dated April 12, 1999

                                TABLE OF CONTENTS

                                                                           Page

Article 1  Rent ..............................................................1
Article 2  Term ..............................................................3
Article 3  Additional Rent ...................................................6
Article 4  Electricity ......................................................28
Article 5  Use ..............................................................29
Article 6  Alterations and Installations ....................................30
Article 7  Repairs ..........................................................35
Article 8  Requirements of Law ..............................................36
Article 9  Insurance, Loss, Reimbursement, Liability ........................37
Article 10 Damage by Fire or Other Cause ....................................41
Article 11 Assignment, Mortgaging, Subletting, Etc ..........................43
Article 12 Certificate of Occupancy .........................................51
Article 13 Adjacent Excavation - Shoring ....................................51
Article 14 Condemnation .....................................................52
Article 15 Access to Demised Premises; Changes ..............................54
Article 16 Conditions of Limitation .........................................56
Article 17 Re-entry by Landlord, Injunction .................................58
Article 18 Damages ..........................................................58
Article 19 Landlord's Right to Perform Tenant's Obligations .................60
Article 20 Quiet Enjoyment ..................................................60
Article 21 Services and Equipment ...........................................61
Article 22 Definitions ......................................................64
Article 23 Invalidity of any Provision ......................................66
Article 24 Brokerage ........................................................66
Article 25 Subordination ....................................................66
Article 26 Certificate of Tenant ............................................70

Article 27 Legal Proceedings, Waiver of Jury Trial, Waiver of
             Termination Rights .............................................70
Article 28 Surrender of Premises ............................................71
Article 28 Rules and Regulations ............................................72
Article 30 Consents and Approvals ...........................................72
Article 31 Notices ..........................................................73
Article 32 No Waiver ........................................................73
Article 33 Captions .........................................................74
Article 34 Inability to Perform .............................................74
Article 35 No Representations by Landlord ...................................75
Article 36 Name of Complex/Building .........................................75
Article 37 Parking ..........................................................75
Article 38 Indemnity ........................................................76
Article 39 Memorandum of Lease ..............................................77
Article 40 Tenant Allowance .................................................77
Article 41 Miscellaneous ....................................................78
Article 42 Intentionally Deleted ............................................80
Article 43 Arbitration ......................................................80
Article 44 Option to Renew ..................................................81
Article 45 Expansion Option .................................................83
Article 46 Hazardous Materials ..............................................87
Article 47 Fuel Tank Space ..................................................88
Article 48 Roof Equipment ...................................................89
Article 49 Right of First Offer .............................................91

                                    SCHEDULES

A - Floor Plan

B - Description of Land

C - HVAC Specifications

D - Arcade Area and Second Floor Space

E - Cleaning and Janitorial Services

F - Form of Estoppel Certificate

G - Rules and Regulations

H - Amendment to Lease (Possession Date Agreement)

I - Expansion Space I Floor Plan

J - Fuel Tank Space Plan

K - Roof Equipment Space Plan

L - Approved Contractors

M - Form of Non-Disturbance Agreement

N - Expansion Space II Floor Plan

O - Potential Offer Space Plan

                           SUMMARY OF LEASE PROVISIONS

            The provisions set forth below represent a summary of the agreement of the parties hereto as to certain fundamental Lease provisions. Reference is hereby made to the specified Section. Article and Schedule references for additional applicable provisions. In the event of an inconsistency or contradiction between the provisions set forth below and the provisions of the Lease, the provisions of the Lease shall prevail and are the true provisions to which the parties hereto have agreed. The monetary charges payable by Tenant set forth in this summary of Lease provisions shall not be construed to constitute an exhaustive list of all monetary amounts payable under the Lease. All capitalized terms used in this summary shall have the meanings assigned to them in the Lease.

(a) Notices to Landlord        See preamble             Cal-Harbor II and III Urban
                               and ss.31.01             Renewal Associates L.P. c/o
                                                        Mack-Cali Realty Corporation
                                                        11 Commerce Drive
                                                        Cranford, New Jersey 07016

(b) Notices to Tenant          See preamble             Donaldson, Lufkin & Jenrette
                               and ss.31.01             Securities Corporation and
                                                        DLJdirect Holdings Inc.
                                                        1 Pershing Plaza
                                                        95 Christopher Columbus Drive
                                                        Jersey City, New Jersey 07399
                                                        after occupancy: the Building

(c) Rentable Square Feet of    See ss.1.01(b)           100,815 rentable square feet
    Demised Premises

(d) Demised Premises           See preamble             the entire 5th floor in Plaza II
                               and Schedule A           shown hatched on the plans
                                                        annexed hereto as Schedule A

(e) Commencement Date          See ss.2.01(a)           the date occurring in the 3rd
                                                        month after the month in which
                                                        the Possession Date (as
                                                        hereinafter defined) occurs that is
                                                        the same numerical date in the
                                                        month as the Possession Date,
                                                        provided that if no such same
                                                        numerical date exists in such  3rd
                                                        month, it shall be the last day of
                                                        such 3rd month

(f) Possession Date            See ss.2.0 1(b)         the earlier of(i) the date Tenant
                                                       or anyone claiming under or
                                                       through Tenant first occupies the
                                                       demised premises for the
                                                       performance of Tenant's Work or
                                                       for any other purpose or (ii) the
                                                       date on which Landlord tenders
                                                       the demised premises to Tenant
                                                       broom-clean with the Demolition
                                                       Work (as defined in Section
                                                       2.01 (b)(ii)) completed (other than
                                                       de minimus items which will not
                                                       affect the performance of
                                                       Tenant's Work in any material
                                                       respect) and all movable furniture
                                                       and personal property removed
                                                       (except for the Remaining
                                                       Equipment); provided, that in no
                                                       event shall such date in this
                                                       clause (ii) be earlier than five (5)
                                                       days after Landlord gives to
                                                       Tenant notice of the date on
                                                       which Landlord anticipates that
                                                       the demised premises shall be so
                                                       tendered to Tenant.

(g) Rent Increase Date         See ss.2.01(d)          the date occurring in the 5th
                                                       month after the month in which
                                                       the Possession Date occurs that is
                                                       the same numerical date in the
                                                       month as the Possession Date,
                                                       provided that if no such same
                                                       numerical date exists in such 5th
                                                       month, it shall be the last day of
                                                       such 5th month

(h) Expiration Date            See ss.2.01(e) and      subject to Section 45.01(g), the
                               ss. 45.01(g)            last day of the month that is 122
                                                       months after the month in which
                                                       the Commencement Date occurs

(i) Basic Annual Rent          See ss.1.01              (i)   $1,854,857.50 per annum for
                                                              the period commencing on the
                                                              Commencement Date and
                                                              ending on the day
                                                              immediately preceding the
                                                              Rent Increase Date;

                                                        (ii)  $3,074,857.50 per
                                                              annum for the period
                                                              commencing on the
                                                              Rent Increase Date
                                                              and ending on the day
                                                              immediately preceding
                                                              the 5th anniversary
                                                              of the Commencement
                                                              Date;

                                                        (iii) $3,377,302.50 per annum for the period
                                                              commencing on the 5th anniversary of the
                                                              Commencement Date and
                                                              ending on the Expiration Date

(j) Tenant's Tax Share         See ss.3.01              6.72%

(k) Base Tax Year              See ss.3.01              the calendar year commencing
                                                        January 1, 1999

(l) Tenant's Operating         See ss.3.02              7.05%
    Share

(m) Base Operating Year        See ss.3.02              the calendar year commencing
                                                        January 1, 1999

AGREEMENT OF LEASE made as of the 12th day of April, 1999, between Cal-Harbor II and III Urban Renewal Associates L.P., a New Jersey limited partnership having an address c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("Landlord") and Donaldson, Lufkin & Jenrette Securities Corporation and DLJdirect Holdings Inc., each a Delaware corporation having an address at 1 Pershing Plaza, 95 Christopher Columbus Drive, Jersey City, New Jersey 07399 (collectively and jointly and severally, "Tenant").

                               W I T N E S S E T H

            Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the entire fifth (5th) floor shown hatched on the plans annexed hereto as Schedule A (the "demised premises") in the building known as Plaza II (the "Building") in the office complex (the "Complex") known as Harborside Financial Center consisting as of the date hereof of Plazas I, II and III and the parking areas and other common areas serving same located in Jersey City, New Jersey on the land (the "Land") described in Schedule B annexed hereto (the Land together with all of the improvements now or hereafter located thereon being hereinafter referred to as the "Property"), for a term (the "Term") commencing on the "Commencement Date" and ending on the "Expiration Date" (as said terms are defined in Article 2 hereof), unless the Term shall sooner cease and terminate as hereinafter provided.

            The parties hereby covenant and agree as follows:

                                    ARTICLE I

                                      RENT

            1.01. (a) Tenant hereby agrees to pay to Landlord a basic annual rent (the "basic annual rent") (i) for the period commencing on the Commencement Date and ending on the day immediately preceding the Rent Increase Date (as defined in Article 2 hereof), at the annual rate of ONE MILLION EIGHT HUNDRED FIFTY FOUR THOUSAND EIGHT HUNDRED FIFTY SEVEN AND 50/100 DOLLARS ($1,854,857.50) in equal monthly installments of ONE HUNDRED FIFTY-FOUR THOUSAND FIVE HUNDRED SEVENTY-ONE AND 46/100 ($154,571.46), (ii) for the period commencing on the Rent Increase Date and ending on the day immediately preceding the fifth (5th) anniversary of the Commencement Date, at an annual rate of THREE MILLION SEVENTY-FOUR THOUSAND EIGHT HUNDRED FIFTY-SEVEN AND 50/100 DOLLARS ($3,074,857.50), in equal monthly installments of TWO HUNDRED FIFTY SIX THOUSAND TWO HUNDRED THIRTY EIGHT AND 13/100 DOLLARS ($256,238.13), and (iii) for the period commencing on the fifth (5th) anniversary of the Commencement Date and ending on the Expiration Date, at the annual rate of THREE MILLION THREE HUNDRED SEVENTY SEVEN THOUSAND THREE HUNDRED TWO AND 50/100 DOLLARS ($3,377,302.50) in equal monthly installments of TWO HUNDRED EIGHTY ONE

THOUSAND FOUR HUNDRED FORTY ONE AND 88/100 ($281,441.88). The monthly installments of basic annual rent shall be paid by Tenant in advance on the first day of each calendar month during the Term from and after the Commencement Date (as said term is defined in Article 2 hereof), at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except such setoffs or deductions as are specifically set forth in this Lease. Should the Commencement Date fall on any day other than the first day of a month, then the basic annual rent for such month shall be pro-rated on a per diem basis, and Tenant agrees to pay the amount thereof for such partial month on the Commencement Date. If the Rent Increase Date falls on any day other than the first day of the month, then the basic annual rent for the month in which such Rent Increase Date occurs (the "Rent Increase Date Month") shall be an amount equal to the sum of(x) the product of(I) $154, 571.46 multiplied by
(II) a fraction the numerator of which is the number of days in the period from and including the first day of the Rent Increase Date Month through and including the day immediately preceding the Rent Increase Date and the denominator of which is the total number of days in the Rent Increase Date Month and (y) the product of(I) $256,238.13 and (II) a fraction the numerator of which is the number of days in the period from and including the Rent Increase Date through and including the last day of the Rent Increase Date Month and the denominator of which is the total number of days in the Rent Increase Date Month and such basic annual office rent for the Rent Increase Date Month shall be paid on the first day of the Rent Increase Date Month. If the fifth (5th) anniversary of the Commencement Date falls on any day other than the first day of a month, then the basic annual rent for the month in which such fifth (5th) anniversary occurs (the "Fifth Anniversary Month") shall be an amount equal to the sum of(x) the product of(I) $256,238 13 multiplied by (II) a fraction the numerator of which is the number of days in the period from and including the first day of the Fifth Anniversary Month through and including the day immediately preceding the fifth (5th) anniversary of the Commencement Date and the denominator of which is the total number of days in the Fifth Anniversary Month and (y) the product of(I) $281,441.88 and (II) a fraction the numerator of which is the number of days in the period from and including the fifth (5th) anniversary of the Commencement Date through and including the last day of the Fifth Anniversary Month and the denominator of which is the total number of days in the Fifth Anniversary Month and such basic annual rent for the Fifth Anniversary Month shall be paid on the first day of the Fifth Anniversary Month.

                  (b) The parties hereby acknowledge that for all purposes of this Lease the demised premises shall be deemed to contain 100,815 rentable square feet.

            1.02. Tenant shall pay the basic annual rent and all additional rent payable hereunder in lawful money of the United States by check (subject to collection) drawn to Landlord's order on a bank which is a New York bank or a New Jersey bank. All sums, other than basic annual rent, payable by Tenant hereunder shall be deemed additional rent and shall be payable on demand unless other payment dates are hereinafter provided. Landlord shall have the same right and remedies (including, without limitation, the right to commence a summary dispossess proceeding) for a default in the payment of additional rent as for a default in the payment of basic annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of basic annual rent.

            1.03. (a) If Tenant shall fail to pay when due any installment of basic annual rent or any payment of additional rent and any such failure shall continue for 5 days, then Tenant shall pay Landlord, as additional rent, a late charge equal to three (3%) percent of such installment or payment as compensation for Landlord's additional administrative expenses relating to such late payment. Notwithstanding the foregoing, Tenant shall not be required to pay such late charge with respect to any such late installment or payment (the "Applicable Late Payment") if(i) Tenant shall not have failed to pay when due any other installment of basic annual rent or any other payment of additional rent within the 12 month period preceding the due date for the Applicable Late Payment and (ii) Tenant shall pay the Applicable Late Payment to Landlord within five (5) days after notice from Landlord of such failure.

                  (b) If Tenant shall fail to pay when due any installment of basic annual rent or any payment of additional rent and such failure shall continue beyond the 5 day period specified in paragraph (a) above, Tenant shall pay in addition to the late charge provided in said paragraph (a) interest on all such amounts (including the late charge) at the Interest Rate (as said term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of payment thereof, and such interest shall be deemed additional rent.

                  (c) The provisions of this Section 1.03 are in addition to all other remedies available to Landlord for nonpayment of basic annual rent or additional rent.

                                    ARTICLE 2

                                      TERM

            2.01. (a) The "Commencement Date" of the Term shall be the date occurring in the 3rd month after the month in which the Possession Date (as hereinafter defined) occurs that is the same numerical date in the month as the Possession Date, provided that if no such same numerical date exists in such 3rd month, it shall be the last day of such 3rd month.

                  (b)(i) The "Possession Date" shall be the earlier of(A) the date Tenant or anyone claiming under or through Tenant first occupies the demised premises for the performance of Tenant's Work or for any other purpose or (B) the date on which Landlord tenders the demised premises to Tenant broom-clean with the Demolition Work (as defined below) completed (other than de minimus items which will not affect the performance of Tenant's Work in any material respect) (such completion of the Demolition Work being referred to herein as "Substantial Completion") and all movable furniture and personal property removed (except for the Remaining Equipment); provided, that in no event shall such date in this clause (B) be earlier than five (5) days after Landlord gives to Tenant notice of the date on which Landlord anticipates that the demised premises shall be so tendered to Tenant. Landlord agrees to use diligent efforts to achieve the Substantial Completion of the Demolition Work within 10 days after the expiration of the existing lease with respect to the demised premises between Landlord and another tenant and the delivery of vacant possession of the demised premises to Landlord by such other tenant. If any tenant in the demised premises on the date hereof shall holdover beyond the expiration date of its lease, Landlord shall use reasonable efforts (including the prompt commencement and diligent prosecution of summary dispossess proceedings) to terminate such holdover tenancy. If the Possession Date does not occur on or before July 1, 1999, Tenant shall have the right, as its exclusive remedy, to terminate this Lease by giving notice to Landlord not later than the earlier of (x) the Possession Date and (y) July 10, 1999 Upon the delivery of such notice, this Lease shall terminate and be of no further force and effect on the tenth (10) day after the giving of such notice; provided, that if the Possession Date occurs prior to the expiration of such l0 day period, Tenant's termination shall be null and void and this Lease shall continue in full force and effect.

                  (ii) "Demolition Work" means the demolition of all of the demised premises, including, but not limited to, disconnection and removal of all electrical distributions, lighting and power panel boards located outside of the existing switchgear room, including the feeders back to the switchgear room and the and associated branch circuit wiring, fixtures and devices; removal of all telecommunication, security and fire alarm wiring and devices throughout the demised premises, removal of window pockets on the east perimeter walls (the "Window Pockets"); removal of all carpet tile, vinyl composition tile, raised computer flooring, all sheet rock and interior partitions, all acoustical ceiling systems, all ductwork (including controls equipment), all branch sprinkler piping, 5 package HVAC units (including condenser water branch piping), kitchen equipment (including grease separator and all floor drains (capped or removed) associated with kitchen or mechanical rooms), quarry tile, 4 non-core bathrooms and baseboard heaters; and removal of the partitions, ceilings, fixtures and tiles from 2 core bathrooms (the "Core Bathroom Work"); provided, that Demolition Work shall not include the demolition of (A) the switchgear room and all equipment contained therein, (B) eighteen 4" conduits from the switchgear room under raised flooring to two base building shafts and (C) all air-conditioning equipment to the switchgear room (and Tenant expressly agrees that the items described in clauses (A), (B) and (C) (the "Remaining Equipment") shall remain in the demised premises on the Possession Date). Tenant acknowledges that Landlord may enter into a new lease with Dow Jones & Company Inc. or an affiliate thereof ("Dow Jones") for the remainder of the 6th floor of the Building. If Landlord enters into such new lease with Dow Jones, then for a 6 month period from the date that Landlord delivers to Dow Jones the remaining portion of the 6th floor of the Building pursuant to such new lease (but no later than 12 months after the Possession Date), Tenant shall not demolish, alter, modify or block reasonable access to, the Remaining Equipment and, without limiting Landlord's access rights pursuant to Article l5 or elsewhere in this Lease, upon not less than 1 days' written notice to Tenant or telephonic notice to the Designated Employee (as defined in Article 15) (except, in the case of an emergency, upon such oral notice to any employee of Tenant as may be practicable under the circumstances), Landlord or its agents or designees (including, without limitation, Dow Jones and/or its employees, agents or contractors) shall have the right to enter the demised premises, during and after business hours, for the purpose of inspecting, making repairs to or otherwise dealing with the Remaining Equipment. Notwithstanding anything contained in this Lease to the contrary, Tenant shall, within 30 days after receipt of an invoice therefor, reimburse Landlord for the out-of-pocket costs of removing the Window Pockets and of performing the Core Bathroom Work.

            (c) For the period commencing on the Possession Date and ending on the date immediately preceding the Commencement Date (the "Construction Period") Tenant shall be entitled to occupy the demised premises for the purpose of performing Tenant's Work (as hereinafter defined) and, upon completion of Tenant's Work, for the purposes expressly permitted pursuant to Article S hereof. Tenant's occupancy of the demised premises during the Construction Period shall be subject to all of the terms and conditions of this Lease (including, without limitation, Tenant's indemnification obligation pursuant to Article 38 of this Lease and Tenant's obligation to maintain insurance pursuant to Section 9.09 of this Lease).

                  (d) The "Rent Increase Date" shall be the date occurring in the 5th month after the month in which the Possession Date occurs that is the same numerical date in the month as the Possession Date, provided that if no such same numerical date exists in such 5th month, it shall be the last day of such 5th month.

                  (e) The "Expiration Date" of the Term shall be the last day of the month that is 122 months after the month in which the Commencement Date occurs, as the same may be extended in accordance with Section 45.01(g) and as the same may be extended by reason of the exercise of any extension or renewal option contained in this Lease.

            2.02. Landlord shall deliver the demised premises to Tenant on the Possession Date broom-clean and free of all movable furniture and personal property. Except as provided in the immediately preceding sentence, Landlord shall not be required to perform any work, install any fixtures or equipment or render any services or, except as provided in Article 40, make any contribution to prepare the Building or the demised premises for Tenant's use or occupancy and Tenant shall accept the demised premises in its "as is" condition on the Possession Date. All installations, materials and work which may be undertaken by Tenant to prepare, equip, decorate and furnish the demised premises for Tenant's use or occupancy (collectively, "Tenant's Work") shall be performed, at Tenant's expense, in accordance with Article 6.

            2.03. Landlord shall give Tenant written notice (the "Possession Date Notice") of the Possession Date. Tenant shall conclusively be deemed to have agreed with Landlord's determination of the Possession Date as set forth in the Possession Date Notice unless within ten (10) days after the giving of the Possession Date Notice, Tenant shall deliver a certificate to Landlord specifying with reasonable detail the reasons why Tenant asserts that the conditions specified herein for the occurrence of the Possession Date have not been satisfied. In the event that Tenant timely delivers a certificate to Landlord asserting that said conditions have not been satisfied, then at either party's request such dispute shall be submitted to arbitration in accordance with Article 43 of this Lease, but pending the resolution of such dispute and as a condition precedent to Tenant's right to invoke such arbitration process, Tenant shall pay rent in accordance with Article 1 of this Lease, based upon Landlord's determination that the Possession Date has occurred, without prejudice to Tenant's position. If it is resolved that the Possession Date was not the date so fixed by Landlord, any payments of rent paid by Tenant to Landlord for periods prior to the proper Possession Date shall be credited by Landlord against amounts first due under this Lease. When the Possession Date has been determined in accordance with this Section 2.03, either party, at the request of the other party, within ten (10) days after such request is made, execute a lease amendment, substantially in the form attached hereto as Schedule H, confirming the Possession Date, but no such amendment shall be necessary to make the determination of the Possession Date in accordance with this Section
2.03 effective.

                                    ARTICLE 3

                                 ADDITIONAL RENT

            3.01. A. For purposes hereof, the following definitions shall apply:

                  (a) The term "Tax Year" shall mean each period of twelve months which includes any part of the period commencing on the date hereof and ending upon the expiration of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes for Jersey City, New Jersey. The term "Base Tax Year" shall mean the calendar year commencing January 1, 1999.

                  (b) The term "Taxes" shall mean (i) all real estate taxes, assessments and special assessments, payments in lieu of any such taxes, assessments or special assessments (including, without limitation, any payments or charges of any kind or nature whatsoever imposed pursuant to N.J.S.A. ss 40:55C-40 et seq. (West 1967 & Supp. 1987), as the same may be amended or supplemented (collectively "Fox Lance Charges")), and any other governmental levy, tax, charge or imposition (including any interest imposed thereon by reason of Landlord's election to pay same in installments), general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed by any Governmental Authority (as defined in Section 22.04) upon, or become a lien or due and payable in respect of, a particular portion of the Property as hereinafter provided, or the sidewalks, plazas and streets adjacent thereto, and (ii) any customary expenses incurred by Landlord, including payments to attorneys, accountants and appraisers, in contesting any of the items set forth in clause
(i) of this sentence or the assessed valuations of such portion of the Property or in achieving any tax abatement for such portion of the Property. Except for any Fox Lance Charges which are based in whole or in part on income (which shall be included in Taxes) and except as provided in the following sentence with respect to changes in the method of taxation or in the taxing authority, the term "Taxes" shall not include any income, franchise, transfer, inheritance, capital stock, estate, profit or succession tax levied against Landlord. If due to a future change in the method of taxation or in the taxing authority, (x) a new or additional real estate tax or (y) a new income, franchise, transfer, inheritance, capital stock, estate, profit or succession tax or other tax or governmental imposition, however designated, shall be levied against Landlord and/or the Property, in addition to or in substitution in whole or in part for any tax which would constitute Taxes, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes" and in such event, Taxes shall be determined as if the Property were the only asset of Landlord and as if the revenue received therefrom were the only income of Landlord.

                  (c) The term "Existing Building Taxes" shall mean the Taxes on the Building and Plaza III (for purposes of this Article III, sometimes referred to as the "Ancillary Building") and the land on which such buildings are located including all sidewalks, plazas, streets and land adjacent to such buildings, and all replacements thereof, and constituting a part of the same tax lot or lots (i.e., tax lot A 14 and any replacement tax lot or lots). There shall also be included in Existing Building Taxes any Taxes allocable to the so-called "Arcade Area" and the "Second Floor Space" located in Plaza I as more particularly shown on Schedule D annexed hereto (collectively, the "Retained Premises") pursuant to such agreements as may be in effect from time to time covering the payment of such Taxes by Landlord between Landlord (or any Affiliated Entity (as defined in paragraph (i) below)) and the owner or net lessee of Plaza I, as the case may be (collectively, the "Retained Premises Agreements").

                  (d) The term "Plaza I Taxes" shall mean the Taxes on Plaza I and the land on which such building is located including all sidewalks, plazas, streets and land adjacent to such building, and all replacements thereof, and constituting a part of the same tax lots (i.e., tax lots B1, A13, and S-1, and any replacement tax lot or tax lots), excluding, however, those Taxes allocable to the Retained Premises pursuant to the Retained Premises Agreement and which are included in Existing Building Taxes pursuant to paragraph (c) above.

                  (e) The term "Common Area Taxes" shall mean (x) the Common Area Tax Share (as defined in paragraph (f) below) of all Taxes allocable to the Property plus (y) any appraisal fees incurred and paid by Landlord pursuant to any agreements as may be in effect from time to time affecting all or part of the Property and relating in whole or in part to the payment of Common Area Taxes and/or Common Area Expenses (as defined in Section 3.02(A)(c)) (collectively, "Reciprocal Agreements") or pursuant to this Lease, excluding, however, the following items of Taxes:

            (i) all Taxes included in Existing Building Taxes and in Plaza I Taxes;

            (ii) all Taxes payable with respect to any portion of the Property that is hereafter conveyed to a third party (other than to an Affiliated Entity), except, however, that if any portion of the Property so conveyed constitutes a parking structure, and if Landlord both retains the right to use all or a portion of the parking spaces within such structure for tenants of the Complex and pays all or a portion of the Taxes allocable to such conveyed parking structure, then such Taxes so payable by Landlord with respect to such conveyed parking structure shall be included in Common Area Taxes;

            (iii) all Taxes imposed or assessed (A) against (i) any buildings or structures constructed on either of the two piers (the "Piers") now forming a part of the Property, (ii) the portion of the Land on which such buildings or structures are located, and (iii) such areas of the Property adjacent thereto which become unavailable for the general use of the tenants of the Complex during the construction of such buildings or structures by reason of such construction (such exclusion to become effective from and after the time, if any, after the date hereof, of "Commencement of Construction" (as hereinafter defined) of such buildings or structures) and (B) against (i) any buildings or structures constructed on any portion of the Complex other than Plaza I, Plaza II, Plaza III and the Piers, (ii) the portion of the Land on which such buildings or structures are located, and (iii) such areas of the Property adjacent thereto which become unavailable for the general use of the tenants of the Complex during the construction of such buildings or structures by reason of such construction (such exclusion to become effective from and after the time, if any, after the date hereof of Commencement of

            Construction of such buildings or structures), it being understood, however, that if any such buildings or structures shall be parking structures, and if such parking structures are available for the general use of the tenants of the Complex, then all Taxes with respect to same and the land underlying same shall be included within Common Area Taxes, provided that if such buildings or structures are used for both parking and other uses, only the Taxes allocable to the portion of such structures used for parking (and an equitable allocation of the underlying land) shall be included in Common Area Taxes, such allocation to be made on the basis set forth in the balance of this paragraph (e). For purposes of this Lease, "Commencement of Construction" shall mean the date on which, with respect to a certain portion of the Property, significant excavation commences in preparation for the installation of foundations and footings, and in the case of the Piers, the date on which installation of new pilings commences in contemplation of supporting a new building or structure. At such time during or following construction of any such building or structure when a portion of the Land (and/or any buildings or structures constructed thereon), the Taxes allocable to which had been excluded from Common Area Taxes as of the Commencement of Construction, again becomes available for the general use of all tenants of the Complex (or to a certain tenant or tenants of the Complex for use as a so-called "Limited Common Area" (a Common Area subject to certain additional restrictions as to use imposed by Landlord, but which restrictions do not generally prohibit the use thereof by other tenants of the Complex, and which for purposes of this Article 3 shall nonetheless be deemed to be "available for the general use of all tenants of the Complex"), the Taxes allocable to such portion of the Land (and to any improvements thereon similarly available for the general use of all tenants of the Complex) shall again be included in Common Area Taxes; and

            (iv) all Taxes imposed or assessed against the common areas on the Piers developed in conjunction with the development of any buildings or structures constructed on the Piers, provided (x) such buildings or structures are utilized predominantly as hotel or residential space and the residents and employees thereof have sufficient parking located on the Pier on which such development was constructed (or on the other Pier) so that, in the aggregate, they park predominantly on such Pier (or on the other Pier) (such development being hereinafter referred to as a "Self-Contained Pier Development"), and (y) the gross area of such Self-Contained Pier Development shall not be included in the denominator of the fraction used in computing Common Area Tax Share.

            If any item of Taxes (or allocable portion thereof) which pursuant to this paragraph (e) is to be included in, or excluded from, Common Area Taxes is not wholly within a separate tax lot, then the amount of such item of Taxes (or allocable portion thereof) to be so included in or excluded from Common Area Taxes shall be (x) with respect to the land, in the same proportion which the square footage of the land to be so included or excluded bears to the square footage of the entire tax lot in which such land is located, and (y) with respect to buildings or structures, be included or excluded, as applicable, in the same proportion which the current appraised value of the buildings or structures to be so included or excluded bears to the current appraised value of all of the buildings or structures included within the tax lot of which the footprint of land in question is a part. If any item of Taxes (or allocable portion thereof) which pursuant to this paragraph (e) is to be included in Common Area Taxes because it is allocable to land which is improved with a parking structure shall also be improved with buildings or structures used for purposes other than parking, then the amount of such item of Taxes (or allocable portion thereof) to be so included in Common Area Taxes shall be in the same proportion which the current appraised value of the parking structure on such land bears to the current appraised value of all of the buildings or structures on such land. All appraisals hereunder shall be determined by an appraiser selected and paid for by Landlord, who shall be a member in good standing of the American Institute of Real Estate Appraisers and shall have at least ten (10) years experience appraising major office buildings in northern New Jersey and/or in the Borough of Manhattan, City, County and State of New York. Tenant shall have the right to object to such appraisal in accordance with the provisions of Section 3.01A(k) below. The fees and expenses of any such appraiser shall be deemed a part of Common Area Taxes.

                  (f) The Term "Common Area Tax Share" shall mean the share of Common Area Taxes allocated to the Building, the Retained Premises and, subject to the other provisions of this paragraph (f), the Ancillary Building, as such share is determined from time to time as hereinafter set forth. The Common Area Tax Share shall be determined as of the first day of each January, April, July and September of the Term (each, a "Tax Share Determination Date") and shall be equal to a fraction (expressed as a percentage), the numerator of which shall be the aggregate gross square footage contained in Plaza II, the Retained Premises and Plaza III, as of the applicable Tax Share Determination Date, and the denominator of which shall be the aggregate gross square footage contained in Plaza I, Plaza II and Plaza III as of the applicable Tax Share Determination Date. If, at any time hereafter, there is constructed (1) on any portion of the Land other than on the Piers, any new buildings, or (2) on the Piers, any new building other than a Self-Contained Pier Development, .and in any of such cases, the tenants or occupants thereof are permitted generally by Landlord to use the Common Areas (as defined in Section 22.06 below), then the Common Area Tax Share shall be modified to include in the denominator thereof, in addition to the aggregate gross square footage contained in each of Plaza I, Plaza II and Plaza III as of the applicable Tax Share Determination Date, that portion of the gross square footage contained in each such new building which either (i) on the applicable Tax Share Determination Date is subject to a lease (other than a so-called "master lease" to an Affiliated Entity in which event the terms hereof shall apply to any subtenant of such master lessee) and the lessee under such lease is occupying the demised premises thereunder and has begun making payments of base rent thereunder, or (ii) at any time prior to the applicable Tax Share Determination Date was subject to a lease described in clause (i) above, (iii) in the case of a residential condominium development, was sold for the first time to an owner-occupier which is not an Affiliated Entity or (iv) in the case of a hotel development, was opened to the general public for the first time. Without limiting the provisions of clause (ii) above, in no event shall the denominator of the Common Area Tax Share ever be reduced by reason that any space which was subject to a lease described in clause (i) above is no longer subject to such a lease. If, at any time hereafter, the Ancillary Building is conveyed to a third party (other than to an Affiliated Entity), then from and after the Tax Share Determination Date next succeeding such conveyance, the Common Area Tax Share shall be modified to (A) include in the numerator thereof only the gross square footage contained in the Building and the Retained Premises (and not that contained in the Ancillary Building) as of the applicable Tax Share Determination Date, and (B) exclude from the denominator thereof the gross square footage contained in the Ancillary Building, provided that if after the date of such conveyance the tenants or occupants of the Ancillary Building are permitted generally by Landlord to use the Common Areas, then the foregoing exclusion shall not apply and the gross square footage contained in the Ancillary Building shall continue to be included in the denominator of the Common Area Tax Share. If at any time hereafter any building located on the Land, the gross square footage of which is then included in the denominator of the Common Area Tax Share, shall be conveyed to a third party (other than to an Affiliated Entity), and if after such conveyance the tenants or occupants of such building are no longer permitted generally to use the Common Areas, then from and after the next succeeding Tax Share Determination Date, the Common Area Tax Share shall be modified by excluding from the denominator thereof the gross square footage contained in such conveyed building. Landlord and Tenant agree that as of the date of this Lease, Plaza I (exclusive of the Retained Premises) contains 385.000 gross square feet, the Retained Premises contain 23,922 gross square feet, Plaza II contains 726,078 gross square feet and Plaza III contains 750,000 gross square feet, and based upon such amounts, the Common Area Tax Share is 79 58%. The gross square footage of any other building located on the Land shall be determined hereinafter in the same manner as the determination of gross square footage reflected in the immediately preceding sentence.

                  (g) The term "Tenant's Tax Share" shall mean 6.72% constituting the percentage resulting from dividing the number of rentable square feet from time to time included in the demised premises and with respect to which Tenant is obligated to make Tenant's Tax Payments pursuant to Section 3.01(B) by the number of rentable square feet in Plaza II, Plaza III and the Retained Premises, which the parties agree is 1,500,000 rentable square feet as of the date of this Lease. If at any time after the date hereof rentable square footage of office, retail or other commercial space (exclusive of storage space that is located on the first floor of the Complex) shall be added to or subtracted from Plaza II, the Retained Premises and/or Plaza III, Tenant's Tax Share shall be equitably adjusted so that Tenant pays its proportionate share of Existing Building Taxes in the same proportion which the rentable square feet from time to time included in the demised premises as set forth herein bears to the total rentable area of office, retail or other commercial space (exclusive of such storage space) in the improvements as to which such Existing Building Taxes relate, using the same standard of measurement to compute the rentable area of the new or additional space or the subtracted space as that used to compute the rentable area of the demised premises for purposes of this Lease. In the event of such adjustment, Landlord and Tenant shall, at either party's request, execute an instrument confirming such adjustment and making the appropriate change in Tenant's Tax Share, but no such instrument shall be necessary to make the same effective.

                  (h) If the Ancillary Building shall be conveyed to a third party (other than to an Affiliated Entity), then such amounts with respect to the Ancillary Building as would otherwise constitute Existing Building Taxes shall be excluded from Existing Building Taxes and Tenant's Tax Share shall be equitably increased as of the date of such conveyance such that Tenant pays its proportionate share of the Existing Building Taxes, as so reduced, in the same proportion which the rentable area of the demised premises as set forth herein bears to the total rentable area of the improvements as to which such Existing Building Taxes relate, using the same standard of measurement to compute the rentable area of the remaining space as that used to compute the rentable area of the demised premises for purposes of this Lease. In the event of such adjustment, Landlord and Tenant shall, at either party's request, execute an instrument confirming such adjustment and making the appropriate change in the definition of Existing Building Taxes and in Tenant's Tax Share, but no such instrument shall be necessary to make the same effective.

                  (i) Tenant acknowledges that Landlord may transfer legal ownership of portions of the Property to one or more Affiliated Entities for purposes of obtaining tax abatements for the Property, for income tax planning purposes or otherwise, and neither the definition of Common Area Taxes, nor of Common Area Tax Share, nor of Existing Building Taxes nor of Tenant's Tax Share shall be affected by reason of any such transfers to Affiliated Entities; all of which shall be deemed for purposes hereof to continue to be owned by Landlord. For purposes hereof an "Affiliated Entity" shall mean any entity which controls, is under common control with, or is under the control of, Landlord and the term "control" shall mean the direct or indirect ownership of 50% or more of the outstanding voting stock in a corporation or equivalent ownership interest in a non-corporate entity.

                  (j) If Landlord (or any Affiliated Entity) shall acquire any additional land in the immediate vicinity of the Complex (each, an "Additional Parcel"), then, at Landlord's election, exercisable by written notice to Tenant,
(A) the Taxes allocable to such Additional Parcel (or the portion thereof to be used as Common Areas) shall be included in Common Area Taxes in accordance with paragraph (e) above to the extent applicable, (B) the gross square footage of any buildings then or thereafter constructed on such Additional Parcel, the tenants or occupants of which are permitted generally to use the Common Areas, shall, as of the applicable Tax Share Determination Date, be added to the denominator of the Common Area Tax Share for purposes of calculating the Common Area Tax Share in accordance with paragraph (f) above, using the same standard of measurement to compute the rentable area of the new or additional buildings as that used to compute the rentable area of the demised premises for purposes of this Lease, and (C) such Additional Parcel shall thereafter be deemed a part of the Land for all purposes of this Lease.

                  (k) In the event Tenant objects to any adjustment which may be required under this Section 3.01(A) with respect to Existing Building Taxes, Common Area Taxes, Common Area Tax Share or Tenant's Tax Share, such objection must be made in writing by Tenant within one hundred eighty (180) days after receipt of Landlord's determination of such adjustment, specifying in detail the nature of such objection, and failing such notice Landlord's determination shall be conclusive. If Tenant does so object, either party may submit such dispute to arbitration in accordance with the provisions of Article 43, but pending the resolution of such dispute, Landlord's determination of Existing Building Taxes, Common Area Taxes, Common Area Tax Share, Tenant's Tax Share shall control and Tenant shall pay Tenant's Tax Payment (as defined in Section 3.01(B)) in accordance with such determination as a condition precedent to its right to invoke the arbitration process herein provided without prejudice to Tenant's position. In the event of the resolution of such dispute so that there shall have been an overpayment of Tenant's Tax Payment, Landlord shall permit Tenant to credit the amount of such overpayment against the next subsequent rental payments under this Lease; provided that if Tenant shall have overpaid Tenant's Tax Payment by more than five percent (5%), such credit shall include interest at the Prime Rate on the amount overpaid by Tenant from the date of the applicable payment by Tenant through the date of such credit. After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay to Tenant the amount of any credit not previously applied by Tenant. In the event any such dispute shall involve more than one Tenant of the Property, all of such disputes shall, at Landlord's election, be resolved in one arbitration proceeding designated by Landlord.

                  (1) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as defined in Section 3.02), as the case may be, or for some portion thereof pursuant to this Article 3.

            B. Tenant shall pay to Landlord as additional rent for each Tax Year or partial Tax Year commencing from and after January 1, 2000, an amount equal to Tenant's Tax Share of the excess of the Existing Building Taxes for such Tax Year over the Existing Building Taxes for the Base Tax Year and Tenant's Tax Share of the excess of the Common Area Taxes for such Tax Year over the Common Area Taxes for the Base Tax Year (collectively, "Tenant's Tax Payment"). Landlord shall furnish Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for each Tax Year setting forth Tenant's Tax Payment (or, if Landlord has not yet received bills evidencing the full amount of Taxes payable during such Tax Year, Landlord's good faith estimate of Tenant's Tax Payment, which shall for all purposes hereof be deemed to be the Taxes for such Tax Year payable hereunder until such Taxes are finally determined) for such Tax Year. Tenant's Tax Payment (determined as above provided) shall be payable in the same number of installments as Landlord pays (or is deemed to have paid, as hereinafter set forth) Taxes, each such installment to be in such amount and due at such time (but not more frequently than monthly) such that Landlord shall have received Tenant's Tax Share of (i) all installments of Existing Building Taxes and (ii) all installments of Common Area Taxes payable, in either case, to a Governmental Authority, or to any designated party under any applicable Reciprocal Agreements (a "Responsible Party"), or as tax escrow payments to any superior ground lessor or mortgagee, not less than thirty (30) days prior to the date such installment of Existing Building Taxes or Common Area Taxes is payable to such Governmental Authority, Responsible Party or superior ground lessor or mortgagee, as applicable. If an annual Escalation Statement is furnished to Tenant after the commencement of the Tax Year to which it relates, then
(i) until such Escalation Statement is rendered, Tenant shall pay Tenant's Tax Payment for such Tax Year in installments based upon the last Escalation Statement rendered to Tenant with respect to Existing Building Taxes and Common Area Taxes, (ii) Tenant shall, within ten (10) days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Tenant's Office Tax Payment theretofore paid by Tenant for such Tax Year and (iii) thereafter Tenant shall pay Tenant's Tax Payment in installments based on such annual Escalation Statement. In the event of an overpayment by Tenant, Landlord shall permit Tenant to credit the amount of such overpayment against the next subsequent rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay to Tenant the amount of any credit not previously applied by Tenant. If there shall be any increase or decrease in Existing Building Taxes or Common Area Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation

Statement for such Tax Year to Tenant, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in the same manner as hereinabove provided.

            C. If Landlord shall receive a refund of Existing Building Taxes or Common Area Taxes for any Tax Year, Landlord shall promptly notify and shall permit Tenant to credit against subsequent rental payments under this Lease, Tenant's Tax Share of the refund, but not in excess of Tenant's Tax Payment paid for such Tax Year. After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay Tenant the amount of any credit not previously applied by Tenant.

             3.02. A. For purposes hereof the following definitions shall apply:

                  (a) The term "Operating Year" shall mean each calendar year which includes any part of the period commencing on January 1, l999 and ending upon the expiration of the Term. The term "Base Operating Year" shall mean the calendar year commencing January 1, 1999.

                  (b) The term "Tenant's Expense Share" shall mean 7 05% constituting the percentage resulting from dividing the number of rentable square feet from time to time included in the demised premises and with respect to which Tenant is obligated to make Tenant's Expense Payments pursuant to
Section 3.02(B) by the number of rentable square feet in the Retained Premises, Plaza II, Plaza III and the Retained Premises, exclusive of space leased to retail tenants, which the parties agree is 1,430,000 rentable square feet as of the date of this Lease. If at any time after the date hereof additional rentable square footage of office space (exclusive of storage space that is located on the first floor of the Complex) shall be added to or subtracted from the Retained Premises, Plaza II and/or Plaza III, Tenant's Expense Share shall be equitably adjusted so that Tenant pays its proportionate share of Operating Expenses in the same proportion which the rentable square feet from time to time included in the demised premises as set forth herein bears to the total rentable area of office space (exclusive of such storage space) in the improvements as to which such Operating Expenses relate, using the same standard of measurement to compute the rentable area of the new or additional space or subtracted space as that used to compute the rentable area of the demised premises for purposes of this Lease. In the event of such adjustment, Landlord and Tenant shall, at either party's request, execute an instrument confirming such adjustment and making the appropriate change in Tenant's Expense Share, but no such instrument shall be necessary to make the same effective.

                  (c) The term "Common Area Expense Share" shall mean the share of Common Area Operating Expenses allocated to the Building, the Retained Premises and, subject to the other provisions of this paragraph (c), the Ancillary Building, as such share is determined from time to time as hereinafter set forth. The Common Area Expense Share shall be determined as of the first day of each January, April, July and September of the Term (each, an "Expense Share Determination Date") and shall be equal to a fraction (expressed as a percentage), the numerator of which shall be the aggregate gross square footage contained in Plaza II, the Retained Premises and Plaza III, as of the applicable Expense Share Determination Date, and the denominator of which shall be the aggregate gross square footage contained in Plaza I, Plaza II and Plaza III as of the applicable Expense Share Determination Date (the "Expense Share Fraction"). If, at any time hereafter, there is constructed (1) on any portion of the Land other than on the Piers any new buildings, or (2) on the Piers, any new building other than a Self-Contained Pier Development, and in any of such cases, the tenants or occupants thereof are permitted by Landlord generally to use the Common Areas, then the Expense Share Fraction shall be modified to include in the denominator thereof, in addition to the aggregate of the gross square footage contained in each of Plaza I, Plaza II and Plaza III as of the applicable Expense Share Determination Date, the gross square footage contained in that portion of each such new building which either (i) on the applicable Expense Share Determination Date is subject to a lease (other than a so-called "master lease" to an Affiliated Entity in which event the terms hereof shall apply to any subtenant of such master lessee) and the lessee under such lease is either occupying the demised premises thereunder, or has begun making payments of base rent thereunder or (ii) at any time prior to the applicable Expense Share Determination Date was subject to a lease described in clause (i) above, (iii) in the case of a residential condominium development, was sold for the first time to an owner-occupier which is not an Affiliated Entity or (iv) in the case of a hotel development, was opened to the general public for the first time. Without limiting the provisions of clause (ii) above, in no event shall the denominator of the Expense Share Fraction ever be reduced by reason that any space which was subject to a lease described in clause (i) above is no longer subject to such a lease. If, at any time hereafter, the Ancillary Building is conveyed to a third party (other than to an Affiliated Entity), then from and after the Expense Share Determination Date next succeeding such conveyance, the Expense Share Fraction shall be modified to (A) include in the numerator thereof only the gross square footage contained in the Building and the Retained Premises (and not that contained in the Ancillary Building) as of the applicable Expense Share Determination Date, and (B) exclude from the denominator thereof the gross square footage contained in the Ancillary Building provided that if after the date of such conveyance the tenants or occupants of the Ancillary Building are permitted generally to use the Common Areas, then the foregoing exclusion shall not apply and the gross square footage contained in the Ancillary Building shall continue to be included in the denominator of the Expense Share Fraction. If at any time hereafter any building located on the Land, the gross square footage of which is then included in the denominator of the Expense Share Fraction, shall be conveyed to a third party (other than to an Affiliated Entity), and if after such conveyance the tenants or occupants of such building are no longer permitted generally to use the Common Areas, then from and after the next succeeding Expense Share Determination Date, the Expense Share Fraction shall be modified by excluding from the denominator thereof the gross square footage contained in such conveyed building. Landlord and Tenant agree that as of the date of this Lease Plaza I (exclusive of the Retained Premises) contains 385,000 gross square feet, the Retained Premises contains 23,922 gross square feet, Plaza II contains 726,078 gross square feet and Plaza III contains 750,000 gross square feet, and based upon such amounts, the Common Area Expense Share is 79.58%. The gross square footage of any other building located on the Land shall be determined hereinafter in the same manner as the determination of gross square footage reflected in the immediately preceding sentence.

                  (d) The term "Common Area Operating Expenses" shall mean the Common Area Expense Share of the total of all costs and expenses (including taxes thereon, if any), computed on an accrual basis, incurred by Landlord in connection with operating, maintaining, repairing and replacing the Common Areas (as defined in Section 22.05), including, without limitation, the cost and expense of the following items to the extent they relate solely to or are reasonably allocable to the Common Areas (Tenant hereby acknowledging that it is not possible to make such allocation with mathematical certainty and that any reasonable allocation made by Landlord shall be binding upon Tenant) gardening, landscaping, planting, replanting, and replacing flowers and shrubbery; comprehensive general public liability insurance, boiler and machinery insurance, sprinkler insurance, property damage and fire insurance on all improvements on the Land with such extended coverage and vandalism endorsements required by the holder of any mortgage covering all or any portion of the Property and any other insurance required by such holder or customarily carried with respect to mixed use office and retail projects similar to the Complex in northern New Jersey; repairs; painting and decorating; striping; the cost of electricity for lighting and maintenance and replacements of lighting fixtures, tubes and bulbs; regulating automobile and pedestrian traffic; sanitary control; removal of rubbish, garbage and other refuse; removal of snow and ice, and sanding and salting; security, which shall include special security undertakings for the common use and enjoyment of all tenants and owners of all or a portion of the Complex; actions to prevent unauthorized use of certain of the Common Areas; supplies used in the operation and maintenance of the Common Areas (including the cost of inspection thereof); drainage; music program services and loud speaker systems, including electricity therefor; heating, ventilating and air-conditioning enclosed sidewalks, if any; cleaning all enclosed sidewalks, if any, including carpeting or other floor covering; maintenance of decorations, if any; cost of personnel to implement all of the aforementioned (including worker's compensation insurance covering such personnel); all administrative and overhead costs, excluding executive salaries above the grade of building manager; all water and sewer charges; outside contractor snow removal costs; and any other fees and expenses related solely to or which are reasonably allocable to the operation, maintenance and repair of the Common Areas; provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, or shall include in the specific circumstances hereinafter provided, as the case may be, the following:

            (i) Taxes;

            (ii) except as expressly provided in clause (viii) below, interest, principal and other charges on or with respect to indebtedness, and any costs and expenses relating to any financings or refinancings (including points, commissions and legal fees and disbursements);

            (iii) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Common Area Operating Expenses hereunder;

            (iv) costs of repairs incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor by insurance proceeds or condemnation award (or, if Landlord shall be self-insured with respect to fire or other casualty, to the extent Landlord would have been compensated therefor by insurance proceeds if Landlord maintained property insurance in such amounts and with such deductibles and sublimits as may then be customarily maintained by landlords of complexes in northern New Jersey similar to the Complex); provided, that Common Area Operating Expenses shall include the amount of the deductible carried under Landlord's property insurance policy; but only to the extent that such deductible is in an amount not materially in excess of the deductible which is customarily maintained with respect to property insurance policies of landlords of complexes in northern New Jersey similar to the Complex (or, if Landlord shall be self-insured, an amount equal to the deductible customarily maintained with respect to the property insurance policies of landlords of complexes in northern New Jersey similar to the Complex), provided, further, that if any such costs of repairs are included in Common Area Operating Expenses for any Operating Year and Landlord receives compensation therefor by insurance proceeds or condemnation award in a subsequent Operating Year, such compensation shall be deducted from Common Area Operating Expenses in the Operating Year received;

            (v) advertising, marketing and promotional expenses;

            (vi) leasing commissions and similar fees;

            (vii) rent under any ground, master or other superior lease;

            (viii) depreciation, except that if any equipment is purchased for maintenance and operation of the Common Areas which is not ordinarily expensed, then such equipment shall be depreciated on a straight-line basis over the lesser of (i) the useful life of such equipment or (ii) ten (10) years, and there shall be included in Common Area Operating Expenses in each Operating Year the amount of such depreciation attributable to such Operating Year, provided, however, that all amounts thereof included in Common Area Operating Expenses in Operating Years subsequent to the year paid shall have added thereto interest at the Prime Rate (as defined in Section 22.03) (determined as of the date on which such expense was incurred) from the date each such expense was incurred by Landlord;

            (ix) as to salaries and other compensation, including fringe benefits, payroll taxes, worker's compensation costs and professional fees of persons employed or retained at or for the Common Areas and at additional locations other than the Common Areas, only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Common Areas shall be included in Common Area Operating Expenses;

            (x) costs and expenses payable to any Affiliated Entity or its partners or stockholders to the extent that such costs and expenses exceed, in any material respect, competitive costs and expenses generally charged for materials or services rendered by persons or entities (other than any Affiliated Entity or its partners or stockholders) of similar skill, competence and experience;

            (xi) all costs and expenses included in Operating Expenses;

            (xii) all costs and expenses allocable to any portion of the Common Areas that is hereafter conveyed to a third party (other than to an Affiliated Entity), except, however, that if any portion of the Common Areas so conveyed constitutes a parking structure, and if Landlord both retains the right to use all or a portion of the parking spaces within such structure for tenants of the Complex and pays all or a portion of the costs and expenses allocable to such conveyed parking structure then such costs and expenses payable by Landlord with respect to such conveyed parking structure shall be included in Common Area Operating Expenses;

            (xiii) all costs and expenses allocable to (A) (x) any buildings or structures constructed on either of the Piers or (y) any portions of the Common Areas adjacent to buildings or structures constructed on either of the Piers which become unavailable for the general use of the tenants of the Complex during the construction of such buildings or structures by reason of such construction (such exclusion to become effective from and after the time, if any, of Commencement of Construction (of such buildings or structures) and (B)
(x) any buildings or structures constructed on any portion of the Complex other than Plaza I, Plaza II, Plaza III and the Piers or (y) any portions of the Common Areas adjacent to buildings or structures constructed on any portion of the Complex other than Plaza I, Plaza II, Plaza III or the Piers which become unavailable for the general use of the tenants of the Complex during the construction of such buildings or structures by reason of such construction (such exclusion to become effective from and after the time, if any, after the date hereof, of Commencement of Construction of such buildings or structures). During construction of any such building or structure, as and when any portion of the land (and any improvements constructed thereon), the costs and expenses allocable to which had been excluded from Common Area Operating Expenses as of the Commencement of Construction, again becomes available for the general use of all tenants of the Complex, the costs and expenses allocable to such land (and to any improvements thereon similarly available for the general use of all tenants of the Complex including, without limitation, parking structures) shall again be included in Common Area Operating Expenses;

            (xiv) all costs and expenses allocable to the common areas of a Self-Contained Pier Development;

            (xv) except as expressly provided in clause (viii) above or Section 3.02A(f) below, capital expenditures (including, but not limited to, the costs of constructing any buildings or structures in the Complex);

            (xvi) rental payments for equipment which is leased by Landlord pursuant to a lease which constitutes a "capital lease" under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, but only to the extent such rental payments are in excess of the amount which would be included in Common Area Operating Expenses if such equipment were purchased by Landlord and depreciated and included in Common Area Operating Expenses in accordance with clause (viii) above;

            (xvii) legal or accounting fees for services relating to disputes with tenants, negotiations of leases with existing or prospective tenants and new construction in the Complex and accounting fees for the corporate accounting of the ownership entity which is the Landlord (as opposed to the accounting for the Complex, as to which the fees of third party accountants shall be included in Common Area Operating Expenses);

            (xviii) costs incurred to remedy any violations of Legal Requirements (other than Legal Requirements regarding any Hazardous Material) or insurance requirements of which

Landlord has written notice as of the date of this Lease or costs incurred to comply with any Legal Requirements regarding any Hazardous Material;

            (xix) contributions to reserves;

            (xx) annual management fees to the extent in excess of five percent (5%) of all basic annual rent and additional rent payable under all leases, licenses and other use and occupancy agreements covering any portion of the Property;

            (xxi) all interest, fines or penalties payable by Landlord in excess of $25,000 in the aggregate per year, except to the extent due to Tenant's failure to make any required payment to Landlord on time and which results in such interest, fine or penalty; and

            (xxii) all costs and expenses related to any parking garage.

            If any of the costs and expenses which, pursuant to the terms of this paragraph (d), are to be included in or excluded from Common Area Operating Expenses depending upon the portion of the Property to which they relate, are incurred with respect to both such included and excluded portions of the Property, then Landlord shall make a good faith estimate of the amount of such cost or expense allocable to such included or excluded portion of the Property, and only the pro rata allocation (based on Landlord's good faith estimate) of such cost or expense incurred on behalf of the included portion of the Property shall be included in Common Area Operating Expenses. Such allocation shall be binding on Landlord and Tenant unless Tenant shall dispute same in accordance with Section 3.07 within thirty (30) days after Landlord gives Tenant notice of such allocation. Tenant shall only be able to challenge such allocation if Tenant can establish in arbitration in accordance with the provisions of this Lease that such allocation was unreasonable, giving due consideration to the fact that it is not possible to make such allocation with mathematical certainty. Pending such arbitration, Landlord's allocation shall control and Tenant shall make Tenant's Expense Payments based thereon.

                  (e) The term "Operating Expenses" shall mean, subject to the provisions of paragraphs (f) and (g) below, the total of all costs and expenses (including taxes thereon, if any), computed on an accrual basis, incurred by Landlord in connection with operating, repairing and maintaining Plaza II, Plaza III and the Retained Premises (the "Existing Buildings") in a manner customary for mixed use office/retail complexes in northern New Jersey similar to the Complex including, without limitation, the costs and expenses with respect to: steam, gas and any other fuel or utilities; water rates (including without limitation, for public drinking facilities and bathrooms), water charges and sewer rents; operation of the heating, ventilation and cooling systems; electricity and other utilities for areas other than those leased or available for lease to tenants as measured by meters, or if there be no meters, as determined by a reputable, independent electrical consultant selected by Landlord ("Landlord's electrical consultant"); elevators and escalators; metal, elevator cab, lobby, interior mall and other interior public area maintenance and cleaning; painting and decoration of nontenant areas; window cleaning; sanitary control; security; maintenance and replacement of lighting fixtures, tubes and bulbs in nontenant areas; music program services and loud speaker system depreciation of hand tools and other movable equipment used in the operation or maintenance of the Existing Buildings; maintenance of conduits in the Existing Buildings as necessary for shared tenant systems; boiler and machinery, sprinkler, comprehensive general public liability, loss of rental, fidelity, property damage and fire insurance with extended coverage and vandalism endorsements and plate glass insurance and any other insurance required by the holder of any mortgage or ground lease covering all or any portion of the Existing Buildings or customarily carried with respect to mixed use office/retail complexes in northern New Jersey similar to the Property; wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, dental, optical, psychiatric, legal, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense respecting employees of Landlord (or its agents) up to and including the building manager, provided that to the extent that Landlord employs the services of any such persons at the Existing Buildings and at additional locations other than the Existing Buildings, then only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Existing Buildings shall be included in Operating Expenses; uniforms and working clothes for such employees and the cleaning and replacement thereof; expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants, provided that to the extent that Landlord employs the services of any such persons at the Existing Buildings and at additional locations other than the Existing Buildings, then only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Existing Buildings shall be included in Operating Expenses; professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work included within the definition of Operating Expenses; association fees or dues reasonably related to the operation, repair and maintenance of the Complex; telephone and stationery; directory; repairs, replacements and improvements of the electrical, mechanical, plumbing and HVAC systems (other than HVAC units located in individual tenant spaces) and other systems and portions of the Existing Buildings, which are necessary or appropriate for the continued operation of the Existing Buildings in a manner customary for mixed use office/retail complexes in northern New Jersey similar to the Complex or are otherwise imposed upon Landlord by any Governmental Authority after the date of this Lease; and management fees for the management of the Existing Buildings, or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in northern New Jersey for mixed use office/retail complexes similar to the Property. There shall also be included in Operating Expenses (but only to the extent the same are not otherwise included therein) any items described in the definition of Common Area Operating Expenses which are performed to the exterior of Plaza II and Plaza III, but which, by reason of their relating to areas adjacent to Plaza II and Plaza III, are not included in Common Area Operating Expenses and are performed and paid for directly by the owner of Plaza II and Plaza III. If any of the costs and expenses includible in Operating Expenses are incurred by Landlord with respect to both the Existing Buildings and other portions of the Property, then Landlord shall make a good faith estimate of the amount of such cost or expense allocable to the Existing Buildings and the amount thereof allocable to such other portions of the Property, and only the pro rata allocation (based on Landlord's estimate) of such cost or expense incurred on behalf of the Existing Buildings shall be included in Operating Expenses. Such allocation shall be binding on Landlord and Tenant unless Tenant shall dispute same in accordance with Section 3.07 within thirty (30) days after Landlord gives Tenant notice of such allocation. Tenant shall only be able to challenge such allocation if Tenant can establish in arbitration in accordance with the provisions of this Lease that such allocation was unreasonable, giving due consideration to the fact that it is not possible to make such allocation with mathematical certainty. Pending such arbitration, Landlord's allocation shall control and Tenant shall make Tenant's Expense Payments based thereon. It is understood and agreed that Landlord shall not be permitted to include the same item of expense in both Operating Expenses and Common Area Expenses except to the extent such item of expense is allocated between them as expressly contemplated hereby.

                  (f) If any repair, replacement or improvement within the definition of Operating Expenses is customarily capitalized by landlords of comparable mixed use office/retail complexes in northern New Jersey, then (A) the cost of any such repair, replacement or improvement shall only be included in Operating Expenses if such repair, replacement or improvement (i) is necessary to comply with a Legal Requirement or (ii) has the effect of reducing the expenses which would otherwise be included in Operating Expenses, (B) the cost thereof shall be amortized on a straight line basis over the lesser of(i) the useful life of such repair, replacement or improvement or (ii) a period of ten (10) years, and (C) there shall be included in Operating Expenses in each Operating Year for such portion of the amortization period which occurs during the Term, the amount so amortized attributable to such Operating Year, provided, however, that all amounts thereof included in Operating Expenses in Operating Years subsequent to the year paid shall have added thereto interest at the Prime Rate (as defined in Section 22.03) from the date Landlord incurred such cost; provided, further, however, that the amount included within Operating Expenses with respect to any repair, replacement or improvement included pursuant to clause (ii) above, shall not in any Operating Year exceed the greater of (1) Landlord's reasonable estimate at the time of the making of such repair, replacement or improvement of the reduction in expenses which would otherwise be included in Operating Expenses or (2) the actual amount of such reduction in said expenses.

                  (g) The following shall be excluded or deducted from, or, in the specific circumstances hereinafter provided, included in, as appropriate, Operating Expenses:

                        (i) the cost of electricity and other utilities furnished to the demised premises and other space leased or available for lease to tenants as measured by meters, or if there be no meters, as determined by Landlord's electrical consultant;

                        (ii) leasing commissions and similar fees;

                        (iii) salaries, fringe benefits, payroll taxes, worker's compensation costs and other compensation for Landlord's executives above the grade of building manager;

                        (iv) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Operating Expenses;

                        (v) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor by insurance proceeds or a condemnation award (or, if Landlord shall be self-insured with respect to fire or other casualty, to the extent Landlord would have been compensated therefor by insurance proceeds if Landlord maintained property insurance in such amounts and with such deductibles and sublimits as may then be customarily maintained by landlords of complexes in northern New Jersey similar to the Complex); provided, that Operating Expenses shall include the amount of the deductible carried under Landlord's property insurance policy; but only to the extent that such deductible is in an amount not materially in excess of the deductible which is customarily maintained with respect to property insurance policies of landlords of complexes in northern New Jersey similar to the Complex (or, if Landlord shall be self-insured, an amount equal to the deductible customarily maintained with respect to the property insurance policies of landlords of complexes in northern New Jersey similar to the Complex); provided, further, that if any such costs of repairs are included in Operating Expenses for any Operating Year and Landlord receives compensation therefor by insurance proceeds or condemnation award in a subsequent Operating Year, such compensation shall be deducted from Operating Expenses in the Operating Year received;

                        (vi) advertising, marketing and promotional expenditures;

                        (vii) Taxes;

                        (viii) costs for performing tenant installations for any individual tenant or for performing work or furnishing services to or for individual tenants at such tenant's expense and any other contribution by Landlord to the cost of tenant improvements;

                        (ix) capital expenditures incurred for the initial renovation of the improvements constituting the Existing Buildings (e.g., the erection of a new facade, new windows and a new elevator core);

                        (x) rent under any ground, master or other superior leases;

                        (xi) interest, principal and other charges on or with respect to any indebtedness, and any costs and expenses relating to any financing or refinancing (including, points, commissions, legal fees and disbursements);

                        (xii) costs of furnishing work or services to other tenants or occupants to the extent such work or services are materially in excess of any work or services which Landlord is obligated to furnish to Tenant;

                        (xiii) amounts otherwise includible in Operating Expenses but reimbursed directly by Tenant or other tenants to Landlord other than by escalation provisions similar to this Article 3;

                        (xiv) costs and expenses payable to any Affiliated Entity, to the extent that such costs and expenses exceed in any material respect competitive costs and expenses for materials and services by unrelated persons or entities (other than and Affiliated Entity or its partners or stockholders) of similar skill, competence and experience;

                        (xv) franchise, income, inheritance or estate taxes (but not sales and use taxes) imposed on Landlord;

                        (xvi) all amounts included in Common Area Operating Expenses;

                        (xvii) depreciation, except that if any equipment is purchased for maintenance and operation of the Existing Buildings which is not ordinarily expensed, then such equipment shall be depreciated on a straight-line basis over the lesser of(i) the useful life of such equipment or (ii) ten (10) years, and there shall be included in Operating Expenses in each Operating Year the amount of such depreciation attributable to such Operating Year, provided, however, that all amounts thereof included in Operating Expenses in Operating Years subsequent to the year paid shall have added thereto interest at the Prime Rate (as defined in Section 22.03) (determined as of the date on which such expense was incurred) from the date each such expense was incurred by Landlord;

                        (xviii) except as provided in Section 3.02 A (f) and clause (viii) of this subparagraph (g), capital expenditures (including but not limited to the costs of construction any buildings or structures in the Complex);

                        (xix) rental payments for equipment which is leased by Landlord pursuant to a lease which constitutes a "capital lease" under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, but only to the extent such rental payments are in excess of the amount which would be included in Common Area Operating Expenses if such equipment were purchased by Landlord and depreciated and included in Common Area Operating Expenses in accordance with clause (viii) above;

                        (xx) all costs of leasing, including attorneys' fees, leasing commissions, space planning, buy-outs, contributions and tenant improvement expenses;

                        (xxi) legal or accounting fees relating to disputes with tenants, negotiations of leases with existing or prospective tenants and new construction on the Complex and accounting fees for the corporate accounting of the ownership entity which is the Landlord (as opposed to accounting for the Complex, as to which the fees of third party accountants shall be included in Common Area Operating Expenses);

                        (xxii) annual management fees to the extent in excess of five percent (5%) of all basic annual rent and additional rent payable under all leases, licenses and other use and occupancy agreements covering any portion of the Property;

                        (xxiii) contributions to reserves;

                        (xxiv) all interest, fines or penalties payable by Landlord in excess of $25,000 in the aggregate per year, except to the extent due to Tenant's failure to make any required payment to Landlord on time and which results in such interest, fine or penalty; and

                        (xxv) all costs and expenses relating to any parking garage;

                        (xxvi) any costs incurred by Landlord in contesting
Taxes;

                        (xxvii) costs incurred to remedy any violations of Legal Requirements (other than Legal Requirements regarding any Hazardous Material) or insurance requirements of which Landlord has written notice as of the date of this Lease or costs incurred to comply with any Legal Requirements regarding any Hazardous Material; and

                        (xxviii) costs relating to any specialty improvement operated and/or managed by Landlord to the extent that Tenant is not permitted to use such specialty improvement.

                  (h) If during all or part of any Operating Year (including the Base Operating Year), Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense) to portions of the Existing Buildings, due to the fact such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, then, for the purpose of computing the additional rent payable hereunder, the amount of Operating Expenses for such item for such period shall be increased by an amount equal to the actual incremental cost which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Existing Buildings.

                  (i) If the Ancillary Building shall be conveyed to a third party (other than to an Affiliated Entity), then such amounts with respect to the Ancillary Building as would otherwise constitute Operating Expenses shall be excluded from Operating Expenses, all of the exclusions and deductions from Operating Expenses relating to the Ancillary Building shall cease to apply as of the date of such conveyance and Tenant's Expense Share shall be equitably increased as of such date such that Tenant pays its share of Operating Expenses in the proportion which the rentable area of the demised premises as set forth herein bears to the total rentable area of office space in the improvements as to which such Operating Expenses relate, using the same standard of measurement to compute the rentable area of the remaining space as that used to compute the rentable area of the demised premises for purposes of this Lease. In the event of such adjustment, Landlord and Tenant shall, at either party's request, execute an instrument confirming such adjustment and making the appropriate changes in the definition of Operating Expenses and in Tenant's Expense Share, but no such instrument shall be necessary to make the same effective.

                  (j) Tenant acknowledges that Landlord may transfer legal ownership of portions of the Property to an Affiliated Entity for purposes of obtaining tax abatements for the Property, for tax planning purposes or otherwise, and neither the definition of Operating Expenses nor of Tenant's Expense Share nor of Common Area Expenses, nor of Common Area Expense Share shall be affected by reason of any such transfers to Affiliated Entities; all of which shall be deemed for purposes hereof to continue to be owned by Landlord.

                  (k) If Landlord (or any Affiliated Entity) shall acquire an Additional Parcel, then, at Landlord's election, exercisable by written notice to Tenant (A) the Common Area

Operating Expenses allocable to such Additional Parcel (or the portion thereof to be used as Common Areas) shall be included in Common Area Operating Expenses in accordance with paragraph (d) above to the extent applicable, (B) the gross square footage of any improvements then or thereafter constructed on such Additional Parcel, the tenants or occupants of which are permitted generally to use the Common Areas, shall, as of the applicable Expense Share Determination Date, be added to the denominator of the Expense Share Fraction for purposes of calculating the Common Area Expense Share in accordance with paragraph (c) above, and (C) such Additional Parcel shall thereafter be deemed a part of the Land for all purposes of this Lease.

                  (1) In the event Tenant objects to any adjustment which may be required under this Section 3.02(A) with respect to Operating Expenses, Common Area Operating Expenses, Tenant's Expense Share or Common Area Expense Share, such objection must be made in writing by Tenant within ninety (90) days after receipt of Landlord's determination of such adjustment, specifying in detail the nature of such objection, and failing such notice Landlord's determination shall be conclusive. If Tenant does so object, either party may submit such dispute to arbitration in accordance with the provisions of Article 43, but pending the resolution of such dispute, Landlord's determination of Operating Expenses, Common Area Operating Expenses, Tenant's Expense Share and Common Area Expense Share shall control and Tenant shall pay Tenant's Expense Payment (as defined in Section 3.02(B) below) in accordance with such determination as a condition precedent to its right to invoke such arbitration process without prejudice to Tenant's position. In the event of the resolution of such dispute so that there shall have been an overpayment of any of Tenant's Expense Payment, Landlord shall permit Tenant to credit the amount of such overpayment against the next subsequent rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay Tenant the amount of any credit not previously applied by Tenant. In the event any such dispute shall involve more than one tenant of the Property, all of such disputes shall, at Landlord's election, be resolved in one arbitration proceeding designated by Landlord.

                  B. Tenant shall pay to Landlord as additional rent for each Operating Year an amount equal to Tenant's Expense Share of the excess of the Operating Expenses for such Operating Year over the Operating Expenses for the Base Operating Year and Tenant's Expense Share of the excess of the Common Area Operating Expenses for such Operating Year over the Common Area Operating Expenses for the Base Operating Year (collectively, "Tenant's Expense Payment").

                  C. Landlord shall furnish to Tenant for each Operating Year an Escalation Statement (subject to revision as hereinafter provided) setting forth Landlord's good faith estimate of Tenant's Expense Payment for such Operating Year, provided that if such estimate of Tenant's Expense Payments for such Operating Year is in excess of 110% of such payments for the immediately prior year, then Landlord shall, upon reasonable request by Tenant, deliver to Tenant reasonable information regarding the cause of such increase. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Expense
Payment for such Operating Year. Subject to the further provisions hereof, if Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this paragraph (C) for the last month of the preceding Operating Year, (ii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year. Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Expense Payment as shown on such estimate, and
(iii) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant's Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate. If there shall be an underpayment, Tenant shall pay the amount thereof within thirty (30) days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall be entitled to a credit in the amount thereof against the next subsequent rental payments under this Lease, provided, that if Tenant shall have overpaid by more than five percent (5%), such credit shall include interest at the Prime Rate on the amount overpaid by Tenant from the date of the applicable payment by Tenant through the date of such credit. After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay Tenant the amount of any credit not previously applied by Tenant. Landlord may at any time and from time to time (but not more often than two times in any Operating Year) furnish to Tenant an Escalation Statement setting forth Landlord's revised estimate of Tenant's Expense Payment for a particular Operating Year and Tenant's Expense Payment for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence. Anything to the contrary contained in this Section 3.02C notwithstanding, if Landlord fails to render an Escalation Statement with respect to any Operating Year within 270 days after the end of such Operating Year, then (A) until the first day of the month following the month in which such Escalation Statement is delivered, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Expense Payment as shown on the Escalation Statement most recently delivered by Landlord to Tenant, (B) on the first day of the month following the month in which such Escalation Statement is furnished to Tenant and monthly thereafter for the balance of such Operating Year, Tenant shall pay to Landlord estimated payments in respect of Tenant's Expense Payment in accordance with the provisions above, and (C) Landlord shall notify Tenant in such Escalation Statement whether the installments of Tenant's Expense Payment previously paid for such Operating Year were less than the installments which should have been paid for such Operating Year pursuant to the above provisions. If there shall be an underpayment, Tenant shall pay the amount thereof within thirty (30) days after being furnished with such Escalation Statement.

                  D. After the end of each Operating Year Landlord shall submit to Tenant an annual Escalation Statement prepared by Landlord or its agent setting forth the Operating Expenses and Common Area Operating Expenses for the preceding Operating Year and the balance of Tenant's Expense Payment, if any, due to Landlord from Tenant for such Operating Year. If such annual Escalation Statement shall show that the sums paid by Tenant under Section 3.02(C) exceeded Tenant's Expense Payment for such Operating Year, Tenant shall be entitled to a credit in the amount of such excess against the next subsequent rental payments under this Lease. After the termination of the Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay Tenant the amount of any credit not previously applied by Tenant. If an annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant's Expense Payment for such Operating Year, Tenant shall pay the amount of such deficiency to Landlord within thirty (30) days after being furnished with such annual Escalation Statement

                  E. The annual Escalation Statements with respect to Operating Expenses and Common Area Operating Expenses to be furnished by Landlord or its agent as provided above may be unaudited but shall be in reasonable detail. Landlord and its agent may rely on Landlord's operating cost allocations and estimates if such allocations or estimates are required for this Section 3.02.

                  F. Upon Tenant's written request, Landlord shall permit Tenant or Tenant's designated (in such request) independent accounting firm (which may not be retained by Tenant on a contingency fee basis or any other fee basis by which such accounting firm's compensation is based upon the amount refunded or credited by Landlord to Tenant as a result of such audit) to inspect the books and records relating to the operation of the Property for the Operating Year to which an Escalation Statement relates at the office of Landlord's managing agent at such time or times during normal business hours as Landlord shall reasonably designate. Tenant shall have the right to obtain copies or make such abstracts thereof as it may reasonably require in order to verify any Escalation Statement.

            3.03. Tenant shall pay to the appropriate Governmental Authority on or before the due date thereof all taxes, assessments and other charges which are or may be assessed, levied or imposed by any Governmental Authority upon, or become a lien or due and payable in respect of, any leasehold interest of Tenant, any investment of Tenant in the demised premises, any right of Tenant to occupy the demised premises or any personal property of any kind owned, installed or used by Tenant at or in connection with the operation of the demised premises or in connection with Tenant's business conducted at the demised premises and, at Landlord's request, furnish Landlord with reasonable evidence, within ten (10) days after demand, that the same have been paid.

            3.04. If the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or if the Expiration Date shall be a day other than the last day of a Tax Year or an Operating Year, then Tenant's Tax Payment and/or Tenant's Expense Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Tax Year or Operating Year falling within the Term. Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Existing Building Taxes and Common Area Taxes for the Tax Year and/or Operating Expenses and Common Area Operating Expenses for the Operating Year in which the Term expires to be prepared and furnished to Tenant. Such Escalation Statement shall be prepared as of the Expiration Date of the Term if such date is December 3l, and if not, as of the first to occur of June 30 or December 31 after the Expiration Date of the Term. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing

            3.05. In no event shall the basic annual rent ever be reduced by operation of this Article 3. The rights and obligations of Landlord and Tenant under the provisions of this Article 3 shall survive the termination of this Lease, and payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the Term.

            3.06. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year. Notwithstanding the foregoing, Landlord may not deliver an Escalation Statement to Tenant more than 1 year after the expiration of the Term.

            3.07. Each Escalation Statement shall be conclusive and binding upon Tenant unless within one hundred eighty (180) days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any such dispute may be submitted to arbitration in accordance with Article 43 by either party, but pending the resolution of such dispute, and as a condition precedent to Tenant's right to invoke such arbitration process, Tenant shall make its payments in accordance with such Escalation Statement without prejudice to Tenant's position. In the event of the resolution of such dispute so that there shall have been an overpayment of any of Tenant's Tax Payment and/or Tenant's Expense Payment, Landlord shall permit Tenant to credit the amount of such overpayment against the next subsequent rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all basic annual rent and additional rent due hereunder, Landlord shall pay to Tenant the amount of any credit not previously applied by Tenant. Tenant agrees, at Landlord's request, to be a party to any arbitration between Landlord and any other tenant of the Property concerning the interpretation of any provision similar to a provision in this Article 3 in such other tenant's lease. Tenant shall not be responsible for the cost of any such arbitration, except that Tenant shall bear the cost of its own counsel, experts and presentation of proof, if any. If it is determined in any arbitration in accordance with this
Section 3.07 that any item or items should not have been included in Operating Expenses or Common Area Operating Expenses for the Operating Year to which the disputed Escalation Statement relates (the "Identified Items"), Tenant shall have the right in accordance with Section 3.02F to inspect Landlord's books and records only for the Operating Year immediately preceding the Operating Year to which the disputed Escalation Statement relates (the "Immediately Preceding Operating Year") and only for the Identified Items. Tenant shall have 180 days after the conclusion of such arbitration to notify Landlord that the Identified Items were also improperly included in Operating Expenses or Common Area Operating Expenses for the Immediately Preceding Operating Year. Any dispute regarding the Identified Items for the Immediately Preceding Operating Year may be submitted to arbitration in accordance with Article 43 by either party.

            3.08. Tenant will cooperate with Landlord in all reasonable respects in obtaining and retaining any tax abatement or exemption for which the Property may be eligible. Tenant will execute and file within thirty (30) days after demand any and all documents and instruments reasonably necessary to obtain and retain such abatement or exemption so long as the information contained in such documents and instruments is factually correct. Landlord agrees to reimburse

Tenant, within thirty (30) days after demand, for all reasonable costs and expenses incurred by Tenant (including, but not limited to, reasonable professional fees and disbursements) in connection with such cooperation.

                                    ARTICLE 4

                                   ELECTRICITY

            4.01. Landlord will make available to Tenant, from and after the Possession Date, one (1) 13,200 volt switchgear assembly located in the switchgear room on the 5th floor of the Building. After the Commencement Date any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if in Landlord's sole judgment the same are available and necessary for Tenant's use and will not cause permanent damage or injury to the Property or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb (other than to de minimus extent) other tenants or occupants.

            4.02. Tenant covenants and agrees to pay directly to the utility company supplying electricity to the demised premises the amounts due for electric current consumed by Tenant as indicated by meters measuring Tenant's consumption thereof. Tenant, at Tenant's sole cost and expense, shall install and be responsible for the maintenance and repair of such meters.

            4.03. Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the demised premises without the prior consent of Landlord in each instance, and then only in accordance with the provisions of Article 6.

            4.04. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility providing the Building with electricity or for any other reason whatsoever. Without limiting the foregoing, in no event shall Landlord be liable to Tenant for any consequential damages arising from any such failure or defect.

            4.05. At Landlord's option, Tenant shall purchase from Landlord, Landlord's agent or Landlord's cleaning contractor all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay Landlord's reasonable charges for providing and installing same on demand as additional rent, provided that the actual charges by Landlord for such lighting tubes, lamps, bulbs and ballasts shall be at Landlord's actual cost therefor and the labor charges for installation thereof shall be comparable to the labor costs of landlords of comparable buildings in the vicinity of the Complex.

                                    ARTICLE 5

                                       USE

            5.01. The demised premises shall be used for the following specific purposes (i) executive and general office purposes (which may include a call center) and (ii) the following uses so long as the same are incidental and ancillary to the use of the demised premises as executive and general offices,
(a) kitchenettes, pantries and dining rooms for the feeding of personnel and guests of Tenant (but not for use as a public restaurant), provided, that in no event shall Tenant be permitted to use any cooking equipment in the demised premises which requires venting (but Tenant may install a kitchenette or "dwyer" unit for the purpose of warming food), (b) vending machines for the sale of food, confections, beverages, newspapers and other convenience items to employees and guests; (c) equipment for printing, producing and reproducing documents, forms, circulars and other materials used in connection with the conduct of Tenant's business; provided that in no event shall such equipment be used for printing, producing or reproducing material amounts of materials for distribution to the general public; (d) conference and meeting center; and (e) any other reasonable use to which Tenant may put the demised premises and which is incidental and ancillary to Tenant's use of the demised premises for executive and general office purposes; provided that prior to using the demised premises for such incidental use. Tenant shall give notice of such use to Landlord and Tenant shall abide by such reasonable rules and regulations imposed by Landlord in respect of such use, Notwithstanding anything in Article 5 or elsewhere in this Lease to the contrary. Tenant shall be responsible for complying with all Legal Requirements applicable to any of the foregoing incidental and ancillary uses of the demised premises and for obtaining, at its sole cost and expense, all consents, approvals and permits (including any amendment to the certificate of occupancy for the demised premises and/or the Building) required by reason of any such use.

            5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the certificate of occupancy for the demised premises or the Building, and Tenant shall not permit the demised premises or any part thereof to be used in any manner or anything to be done, brought into or kept therein which, in Landlord's good faith judgment shall impair or interfere with (i) the character, reputation or appearance of the Building as a first class office building, (ii) any of the Property services or the proper and economic heating, cleaning, air conditioning or other servicing of the Property or the demised premises, or (iii) the use of any of the other areas of the Property by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Property. Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance (other than to a de minimus extent) or which might overload the risers or feeders servicing the demised premises or other portions of the Building.

                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

            6.01. Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent and then only by contractors who are on the list of approved contractors for the Complex prepared by Landlord and furnished to Tenant upon request. Notwithstanding the foregoing, Tenant shall have the right to perform, without Landlord's consent (but with prior notification to Landlord), mere cosmetic and decorative alterations that do not affect the structure, electrical, HVAC, plumbing or mechanical systems of the Complex. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. Landlord hereby consents to the contractors specified on Schedule L for purposes of the Tenant's Work only, it being understood that such consent shall not apply to any subsequent alterations, installations, additions or improvements in the demised premises.

            Tenant's Work and any future work in the demised premises shall be done solely in accordance with plans and specifications first approved in writing by Landlord. Landlord will not unreasonably withhold or delay its consent to requests for nonstructural alterations, additions and improvements in or to the demised premises (provided they will not interfere with the operation of the Building nor affect the outside of the Building nor adversely affect its structure, electrical, HVAC, plumbing or mechanical systems).

            If Landlord fails to grant or deny its consent to any proposed alteration within thirty (30) days after submission to Landlord of plans and specifications with respect thereto, Tenant shall have the right to give a reminder notice to Landlord, which reminder notice shall contain the following statement in capitalized bold type: "YOUR CONSENT TO THE ENCLOSED PLANS AND SPECIFICATIONS SHALL BE DEEMED GIVEN IF YOU FAIL TO OBJECT TO THE ENCLOSED PLANS AND SPECIFICATIONS WITHIN FIVE (5) BUSINESS DAYS AFTER SUBMISSION." If Landlord fails to grant or deny its consent to the alteration in question within five (5) business days after Landlord's receipt of such reminder notice, Landlord's consent shall be deemed given to the same.

            Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

                        1. All work shall be done in a good and workmanlike
            manner.

                        2. (a) Any contractor employed by Tenant to perform any
            work permitted by this Lease, and all of its subcontractors, shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Property. Tenant will inform Landlord in writing of the names of any contractor or subcontractors Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractors.

                        (b) Except in the case of a bona fide dispute between
            Tenant and the contractor of which Tenant has notified Landlord (provided that in the case of any liens against the Property, Tenant shall remove the same in accordance with Section 6.02), Tenant covenants and agrees to pay to the contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications less only customary retentions

                        3. All work shall be performed in compliance with all
            Legal Requirements.

                        4. All work shall be performed in accordance with the
            general tenant guidelines for the Property regarding such work (as the same may be modified from time to time), which guidelines in effect on the date hereof have been delivered to Tenant and a copy of such guidelines in effect at the time in question shall be available for Tenant's reference and use in the Property manager's office.

                        5. Tenant shall keep the Property and the demised
            premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf (and Tenant shall discharge any such liens filed against the Property or the demised premises with the 30 day period provided in Section 6.02), and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Property.

                        6. During the progress of the work to be done by Tenant,
            said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection. During any such inspection of the work being performed by Tenant, Landlord shall use, or shall cause its representatives to use, commercially reasonable efforts to minimize interference with the progress of the work being performed by Tenant.

                        7. With respect to any alteration or improvement work,
            Tenant agrees to pay to Landlord, as additional rent, within 30 days after being billed therefor, a sum equal to Landlord's out-of-pocket costs incurred in connection with such work (including, without limitation, to review Tenant's plans and specifications). In no event shall Landlord charge Tenant a supervisory fee in connection with any work, alteration, addition or improvement performed by Tenant to the demised premises.

                        8. Prior to commencement of any work, Tenant shall
            obtain from its general contractor and subcontractors and furnish to Landlord certificates of insurance evidencing the existence of:

                              (a) worker's compensation insurance covering all
            persons employed for such work with statutorily required limits;

                              (b) employer's liability coverage including bodily
            injury caused by disease with limits of not less than $100,000 per employee; and

                              (c) commercial general liability insurance
            including, but not limited to, completed operations coverage, products liability coverage, contractual coverage, broad form property damage, independent contractor's coverage and personal injury coverage naming Landlord as well as such representatives and consultants of Landlord as Landlord shall reasonably specify (collectively "Landlord's Consultants"), including, without limitation, as of the date hereof, Mack-Cali Realty Corporation, as well as Tenant, as additional insureds, with coverage of not less than $3,000,000 combined single limit coverage (or such higher limits as Landlord may from time to time impose in its reasonable judgment).

            Such insurance shall be placed with solvent and responsible companies reasonably satisfactory to the Landlord and licensed or authorized to do business in the State of New Jersey, and the policies shall provide that they may not be canceled without thirty
            (30) days' prior notice in writing to Landlord.

                        9. Tenant shall require all contractors that directly
            contract with Tenant to indemnify and hold Tenant, Landlord, and Landlord's Consultants, including, but not limited to, as of the date hereof Mack-Cali Realty Corporation, harmless in accordance with the following clauses (with such modifications therein as may be required from time to time by reason of a change in the parties constituting Landlord's Consultants):

            "The contractor hereby agrees to the fullest extent permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify Landlord, Tenant and Landlord's Consultants, against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorneys' fees, court costs, and the cost of appellate proceedings), which Landlord and/or Tenant and/or Landlord's Consultants, incurs because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor or any of its officers, directors, employees, agents sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this contract, except to the extent with respect to any of the persons or entities indemnified hereunder, such injuries to person or damage to property are alleged to be due and are held by a final unappealable order of a court of competent jurisdiction to be due to the negligence of the such person or entity seeking to be so indemnified."

            The contractor's insurance shall specifically insure the foregoing hold harmless provision verbatim.

                        10. Tenant, to the extent permitted by law, shall make
            application for all building permits in its own name. Tenant shall obtain any temporary certificate of occupancy or addendum to the permanent certificate of occupancy required as a result of Tenant's alterations and improvements. Landlord shall reasonably cooperate with Tenant in obtaining any permits and certificates and shall join in any and all applications for permits, licenses or other authorizations if required by any Governmental Authority, and may, in any event, so join in. If Landlord is required to join in any such application Tenant shall reimburse Landlord as additional rent for all documented out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred by Landlord in connection with such application or otherwise in reasonably cooperating with Tenant to obtain the permits and certificates contemplated in this item 10.

                        11. Within ninety (90) days after completion of any work
            Tenant shall, at its sole cost and expense, furnish Landlord with
            (i) final working drawings with amendments, or, if in Tenant's possession, one mylar set of "as built" plans, drawings and specifications and (ii) a disk in form requested by Landlord carrying a copy of such final working drawings or "as built" plans, drawings and specifications in the computer aided design (CAD) format requested by Landlord, which plans, drawings and specifications and all rights therein shall become the property of Landlord. The transfer of all such rights as to the plans shall be confirmed in writing by Tenant's architect.

            6.02. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises. Any mechanic's lien filed against the demised premises or the Property for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after Tenant receives notice of such filing, by payment, filing of the bond required by law or otherwise.

            6.03. All alterations, installations, additions and improvements made and installed by Landlord shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term.

            6.04. All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage (that is more than de minimus) to the demised premises or the Property shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term, except that Landlord shall have the right, at the time that Landlord grants its approval of any alterations, installations, additions and improvements, to serve notice upon Tenant that any of such alterations, installations, additions and improvements shall be removed upon the expiration or earlier termination of this Lease and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and restore the demised premises to its original condition, ordinary wear and tear and casualty excepted. In addition, if, not less than 180 days prior to the end of the Term, Landlord notifies Tenant that Landlord desires Tenant to restore the Window Pockets, then Tenant shall, at its own expense, restore the Window Pockets to the condition in which they existed as of the date of this Lease. Notwithstanding anything to the contrary contained in this Section 6.04 or in Section 6.05 below, Tenant shall be required to remove at the end of the Term all supplementary air conditioning equipment, emergency generators, UPS systems, fuel tanks and raised flooring installed in the demised premises or other areas of the Building, unless Landlord notifies Tenant not less than 180 days prior to the end of the Term that Landlord desires Tenant to leave the same in place.

            6.05. All furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, paneling, free standing lighting fixtures and equipment, drinking fountains, refrigeration equipment, and any other movable property (exclusive of any equipment and other items as to which Landlord notifies Tenant that Landlord desires Tenant to leave the same in place in accordance with the last sentence of Section 6.04) shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the Term. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the Term, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

            6.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the "Tenant's Property") are not removed on or prior to the expiration of the Term, Landlord shall have the right to remove the Tenant's Property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Property resulting from the removal of the Tenant's Property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's actual cost in repairing such damage. This obligation shall survive any termination of this Lease.

            6.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $50,000 and of the cost thereof for a period of three (3) years after the making of any such alterations, installations, additions and improvements. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Property, or in connection with any proceeding instituted pursuant to Article l4 hereof.

                                    ARTICLE 7

                                     REPAIRS

            7.01. Tenant shall, at its sole cost and expense, be responsible for the maintenance and repair of the demised premises (including all bathrooms and other sanitary facilities located therein), and keep same in good order and condition, including all necessary painting and decorating, and make such repairs to the demised premises and the fixtures and appurtenances therein as and when needed to preserve them in good working order and condition (except that as to structural repairs Landlord shall be obligated to make same unless they are necessitated by any act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, in which case, subject to Section 9.08, Tenant shall be so obligated). Tenant shall keep all glass in the demised premises, including windows (other than the cleaning of the exterior thereof which is to be performed by Landlord), doors and skylights, clean and in good condition and repair and Tenant shall replace any glass that may be damaged with glass of the same kind and quality. Notwithstanding the foregoing, Landlord shall be obligated to repair any broken exterior windows unless such repairs are necessitated by any act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, in which case Tenant shall be obligated to perform such repairs. All damage or injury to the Property caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. Tenant shall promptly make all repairs in or to the demised premises or the Property for which Tenant is responsible, provided that any repairs required to be made to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other Building systems shall be performed only by Landlord. If Tenant fails to commence and diligently prosecute the completion of such repairs, restoration or replacements within ten (10) days after notice from Landlord that same are necessary, such repairs, restoration or replacements may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within thirty (30) days after rendition of a bill therefor.

            7.02. Intentionally Omitted.

            7.03. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. The floor of the demised premises will carry 150 pounds live load per square foot of floor space.

            7.04. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant at the Property shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same or similar type as the Building.

            7.05. During the Term of this Lease, Landlord shall operate the Building and the Complex in a manner comparable to the standard of operation of office buildings and complexes that are comparable to the Building and Complex and which are located in the vicinity of the Complex. Accordingly, Landlord, at Landlord's expense (but subject to inclusion in Operating Expenses and/or Common Area Operating Expenses to the extent permitted under Article 3), shall make, or cause to be made, all repairs (other than those repairs required to be made by Tenant pursuant to Section 7.01 of this Lease or elsewhere in this Lease) to the exterior of the Building, the portions of the Building systems located outside the demised premises and which service the demised premises, and the public portions of the Building and the Complex, to the extent necessary to satisfy the foregoing standard. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations, but shall not be required to perform any repairs, alterations, additions or improvements on an overtime or premium pay basis unless requested by Tenant, in which event Landlord shall, at Tenant's expense, perform such repairs, alterations, additions or improvements on an overtime basis and Tenant shall pay to Landlord, within 30 days after demand, the additional cost of performing such work on an overtime basis.

            7.06. Tenant shall maintain all existing heating, ventilation and air-conditioning units in the demised premises and any supplemental units which may be installed by Tenant subject to and in accordance with the requirements of this Lease in good order and condition, shall enter into a contract for the maintenance thereof with a heating, ventilating and air-conditioning contractor reasonably acceptable to Landlord and shall deliver to Landlord a copy of such contracts and all amendments thereto promptly after execution thereof. Notwithstanding the foregoing, Tenant may cease operation of any such supplemental units and upon such cessation and so long as the same are not in operation shall be relieved of the maintenance requirements of this Section 7.04.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

            8.01. Tenant shall, at Tenant's expense, comply with all Legal Requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof. Notwithstanding the foregoing, Tenant shall have no obligation to pay the cost of any structural repair or change to the demised premises or the Building required by reason of a Legal Requirement which is applicable to the Building generally unless (a) necessitated by a condition created or alteration, addition or improvement performed by Tenant, (b) attributable to the use (other than as general, executive and administrative offices) or manner of use of the demised premises by Tenant (it being understood that Tenant shall be responsible for any structural repair or change required by reason of a Legal Requirement which is attributable to any incidental or ancillary use permitted under Article 5) or
(c) is required by reason of a breach by Tenant of its obligation hereunder. Any such structural repair or change that is the responsibility of Tenant hereunder shall be performed by Landlord at Tenant's expense.

            8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Legal Requirements with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

                  (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Property to lien or sale;

                  (b) such non-compliance shall not be in violation of any mortgage, or of any ground or underlying lease or any mortgage thereon;

                  (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

                  (d) Tenant shall promptly, diligently and continuously prosecute such contest. Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

            8.03. All work performed pursuant to this Article by Tenant shall be performed in accordance with the provisions of Article 6 hereof relating to Alterations.

                                    ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

            9.01. Tenant shall not do or permit to be done any act or thing upon the demised premises which will invalidate or be in conflict with New Jersey standard fire insurance policies covering the Property, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Property to an amount higher than it otherwise would be, and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises.

            9.02. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Property shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused, such reimbursement to be additional rent payable within thirty (30) days after demand therefor by Landlord. In the event of such increase, Landlord shall, upon Tenant's request, provide Tenant with reasonable evidence of such rate increase and the causation of the same by an act or omission by Tenant or violation of this Lease. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Property or demised premises issued by the body making fire insurance rates for the demised premises shall be presumptive evidence of the facts stated therein including the items and charges taken into consideration in fixing the fire insurance rate then applicable to the demised premises.

            9.03. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature.

            9.04. Landlord or its agents shall not be liable for any damage which Tenant may sustain if any window of the demised premises is broken, or temporarily or permanently closed, darkened or bricked upon for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction or constructive eviction. To the extent in Landlord's reasonable control, Landlord shall use commercially reasonable efforts to minimize any such breakage, closing, darkening or bricking of the windows of the demised premises. Notwithstanding anything contained in this
Section 9.04 to the contrary, if the windows of the demised premises are darkened or bricked for a period in excess of 365 consecutive days due to Landlord's construction within the Complex (other than any construction required by Legal Requirements, casualty or other Force Majeure Causes or any act or omission of Tenant), then Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord no later than 10 days after the expiration of such 365-day period. Upon the delivery of such notice, this Lease shall terminate and be of no further force or effect on the thirtieth (30th) day after the delivery of such notice, provided that if the windows of the demised premises are no longer darkened or bricked prior to the expiration of such thirty (30) day period, Tenant's termination pursuant to this Section 9.04 shall be null and void and this Lease shall continue in full force and effect.

            9.05. Subject of Section 9.08 below, Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to compliance with the provisions of
Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

            9.06. Tenant shall give Landlord written notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

            9.07. Tenant agrees to look solely to Landlord's interest in the Property for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, its partners, officers or shareholders, in the event of any liability by Landlord, and no other property or assets of Landlord, its partners, officers or shareholders shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord, its partners, officers or shareholders and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord, its partners, officers or shareholders to Tenant.

            9.08. (a) Notwithstanding anything to the contrary contained in this Lease, each of Landlord and Tenant agrees that it will, at its sole cost and expense, include in its property insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against the other party with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against the other party for losses covered by such policies. Each party shall furnish the other party upon demand evidence satisfactory to the other party evidencing the inclusion of said clauses in such party's insurance policies.

            (b) Provided that Landlord's right of full recovery under its fire insurance policies is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance (or if Landlord is self-insuring to the extent the same would be covered by Landlord's insurance if Landlord were carrying property insurance for the full replacement value of the Property with customary deductibles), notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. If at any time during the Term, Landlord's waiver of recovery pursuant to the immediately preceding sentence is unenforceable as a matter of law, then, within a reasonable period following written request from Tenant together with reasonable evidence of such unenforceability, Landlord shall be required to carry such property insurance as is customary for landlords of comparable buildings to carry. Provided that Tenant's right of full recovery under its fire insurance policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant at the Property who shall have executed a similar waiver as set forth in this Section 9.08(b) for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

            9.09. Tenant covenants and agrees to provide, at its expense, on or before the Possession Date and to keep in force during the Term, naming Tenant as the insured party and naming Landlord, Mack-Cali Realty Corporation and Landlord's agents of whom Tenant has notice as additional insureds or loss payees, as applicable (other than in the case of the insurance in clause (c) below), (a) a commercial general liability insurance policy written on an occurrence form (hereinafter referred to as a `Liability Policy"), including, without limitation, blanket contractual liability coverage, premises-operation, products/completed operations hazard, broad form property damage, independent contractor's coverage and personal injury coverage protecting Landlord, Mack-Cali Realty Corporation, Landlord's agents and Tenant against any liability customarily covered by a commercial general liability insurance policy, occasioned by any occurrence on or about the demised premises or any appurtenances thereto, (b) a fire and other casualty policy (a "Fire Policy") insuring the full replacement value of Tenant's Work, any other leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located in the demised premises against loss or damage by fire, theft, sprinkler leakage, boiler and machinery and such other risks or hazards as are insurable under present and future forms of "All Risk" insurance policies, and (c) workers compensation and employees liability insurance. Such policies are to be written by good and solvent insurance companies licensed or authorized to do business in the State of New Jersey satisfactory to Landlord with a minimum A.M. Best's rating of A-/VIII. Landlord reserves the right to increase limits and adjust coverages as industry standards change; provided that such increased limits and adjusted coverage shall be similar to the limits and coverage then being generally required of tenants by landlords of similar buildings in the vicinity of the Complex. As of the date of this Lease Landlord reasonably requires limits of liability under
(i) the Liability Policy of not less than $5,000,000 combined single limit per occurrence for bodily or personal injury (including death) and property damage with a deductible of no more than $500,000 and (ii) the Fire Policy equal to the full replacement cost of Tenant's Work, all other leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located at the Property with a deductible of no more than $500,000. Tenant will furnish Landlord with such information as Landlord may reasonably request from time to time as to the value of the items specified in clause (ii) above within ten (10) days after request therefor. Such insurance may be carried (x) under a blanket policy covering the demised premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article and shall be reasonably acceptable to Landlord and (y) under a primary liability policy of not less than $1,000,000 and the balance under an umbrella policy. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy Tenant shall deliver to Landlord a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days' prior notice to Landlord. All insurance policies carried by Tenant shall be written as primary policies, not contributing with or secondary to coverage which Landlord carries. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Tenant in compliance with this Section 9.09 shall not modify, reduce, limit or impair Tenant's obligations and liability under Article 38 hereof.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

            10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, except for Tenant's Work, all other leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located at the Property, at its expense with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

            10.02. If the Building or the demised premises shall be damaged or destroyed by fire or other cause, then the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored, such abatement to be granted on a pro rata basis if only a portion of the demised premises is rendered untenantable; provided, however, that if(a) greater than 50% of the demised premises is rendered untenantable, (b) Tenant reasonably determines that it is unable to use any portion of the demised premises for the conduct of any portion of its business and does not, in fact, use any portion of the demised premises and (c) Landlord actually collects rent insurance proceeds covering all rents payable hereunder, then the entire rent payable hereunder for the period of such untenantability shall be abated as provided herein. Landlord and Tenant acknowledge that it is their intent that the condition in clause (c) above will not be used by Landlord's insurer to avoid paying rent insurance proceeds to Landlord that would otherwise be payable to Landlord if this Lease expressly stated that the entire rent payable hereunder would abate for the applicable period if conditions (a) and (b) above were satisfied. If, at any time thereafter Tenant reoccupies a portion of the demised premises as to which the abatement is in effect during the period the restoration work is taking place and prior to the date that the whole of said demised premises are made tenantable, basic annual rent and additional rent allocable to such portion shall be payable by Tenant from the date of such occupancy.

            10.03. If the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure made by Landlord or a reputable contractor designated by Landlord of more than twenty percent (20%) of the full insurable value of the Building immediately prior to the casualty (or ten percent (10%) if such casualty occurs during the last 18 months of the Term) then Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of the casualty and this Lease and the estate hereby granted, whether or not the Term shall have theretofore commenced, shall terminate on the earlier of one

(1) year after the giving of such notice or the date Tenant vacates the demised premises (Tenant agreeing to use commercially reasonable efforts to vacate as soon as possible) as if that date were the Expiration Date. Notwithstanding the foregoing, in no event shall Landlord have the right to terminate this Lease as a result of a casualty unless Landlord terminates the leases for space covering at least 70% of the rentable office space in the Building (it being understood that the rentable area of the demised premises shall be included for purposes of such 70% test).

            10.04. In the event that the demised premises shall be rendered untenantable as a result of a fire or casualty during the Term, including by reason of loss of reasonable access thereto, then within ninety (90) days following the date of such casualty, Landlord shall cause a contractor selected by Landlord to deliver to Tenant an estimate (the "Contractor's Estimate") of the time necessary to substantially complete the repair of the damage to the demised premises (other than those items set forth in Section 10.01 above which are Tenant's responsibility to repair) in order to make the demised premises tenantable or to permit reasonable access thereto. If the Contractor's Estimate provides that the substantial completion of the repairs of the demised premises which are Landlord's responsibility will take longer than three hundred sixty-five (365) days from the date of the casualty, Tenant may elect to terminate this Lease by giving notice thereof to Landlord no later than thirty
(30) days following the delivery to Tenant of the Contractor's Estimate (time being of the essence). If the demised premises shall be rendered untenantable as a result of a fire or a casualty during the Term and Tenant shall not have exercised its right to terminate this Lease as provided in this Section 10.04, and if Landlord fails to substantially complete the repair of the damage to the demised premises that Landlord is obligated to repair pursuant to the provisions of this Lease to the extent necessary to render the demised premises tenantable by the date (the "Outside Casualty Date") which is the later of (i) the date specified in the Contractor's Estimate and (ii) three hundred sixty-five (365) days after the date of such casualty, as either such date may be extended for a period not to exceed 90 days for Force Majeure Causes (as defined in Article
34), Tenant may elect to terminate this Lease by notice to Landlord at any time prior to the earlier of(x) the substantial completion of the work to be performed by Landlord to repair the demised premises to tenantable condition or
(y) sixty (60) days following the Outside Casualty Date. Upon the delivery of such notice, this Lease shall terminate and be of no further force or effect on the thirtieth (30th) day after the delivery of such notice; provided that if Landlord substantially completes the repairs to the demised premises prior to the expiration of such thirty (30) day period, Tenant's termination shall be null and void and this Lease shall continue in full force and effect. Notwithstanding the foregoing, it shall be a condition precedent to Tenant's right to terminate this Lease in accordance with this Section 10.04 that Tenant shall pay to Landlord, together with its termination notice, an amount equal to the then-unamortized portion of the Initial Premises Allowance, any Expansion Premises Allowance and any Offer Space Allowance (such allowances being amortized on a straight-line basis from the Commencement Date (in the case of the Initial Premises Allowance), the ES Inclusion Date (in the case of the Expansion Premises Allowance) and the Offer Space Inclusion Date (in the case of the Offer Space Allowance) through the last day of the Term).

            10.05. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building or of the Complex arising from damage or destruction caused by fire or other casualty and Landlord shall not be required to do any such repair or restoration except on Business Days from 9 00 A.M. to 5 00 P.M., unless requested by Tenant, in which event Landlord shall, at Tenant's expense, perform such repair or restoration work on an overtime basis and Tenant shall pay to Landlord, within 30 days after demand, the additional cost of performing such work on an overtime basis.

            10.06. Notwithstanding any of the foregoing provisions of this
Article 10, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Property by fire or other cause by reason of some action or inaction on the part of Tenant or any of its officers, partners, directors, employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, Tenant shall not be permitted any abatement of Tenant's rent to the extent that such insurance proceeds are reduced, however, the total amount of such rent not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

            10.07. Landlord will not carry separate insurance of any kind on Tenant's property (including, without limitation, any property of Tenant's which shall become the property of Landlord as provided in Article 6), and, except as provided by law, shall not be obligated to repair any damage thereto or replace or clean the same, or any decorations, installations, equipment or fixtures installed by or for Tenant at Tenant's expense.

            10.08. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty and any law providing for such a contingency now or hereinafter erected shall have no application in such case.

                                   ARTICLE 11

                     ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

            11.01. Except as otherwise expressly provided in this Article 11, Tenant shall not, whether voluntarily, involuntarily or by operation of law, without in each instance obtaining the prior consent of Landlord, (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the demised premises or allow the same to be used or occupied by anyone other than Tenant, or (c) mortgage, pledge or encumber this Lease or all or part of the demised premises in any manner by reason of any act or omission on the part of Tenant. For purposes of this Article 11, (i) the transfer, directly or indirectly, of a majority of any class of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) a so-called "takeover" agreement (i.e. an agreement where another entity agrees to become responsible for all or a portion of Tenant's obligations under this Lease without actually entering into an assignment or sublease) shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease. Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, is in violation of the provisions of this
Section 11.01.

            11.02. (a) The provisions of clauses (a) and (b) of Section 11.01 hereof shall not apply to transactions entered into by Tenant with (i) an "affiliate" (as hereinafter defined) or (ii) a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred, provided (a) Tenant is not then in monetary default under this Lease or non-monetary default under this Lease beyond any applicable notice and grace periods, (b) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby and (c) the assignee or successor entity has a net worth at least equal to or in excess of the net worth of Tenant either (i) immediately prior to such merger, consolidation or transfer or (ii) as of the date hereof, whichever is greater.

                        (b) For purposes of this Article 11, an affiliate means
(i) a corporation controlled by, controlling or under common control with Tenant (an "affiliated corporation") or (ii) a partnership or joint venture in which Tenant or an affiliated corporation owns at least 51% of the general partnership or joint venture interest therein. Without limiting the generality of the foregoing, a corporation shall not be deemed controlled by another entity unless at least 51% of each class of its outstanding capital stock is owned, both beneficially and of record, by such entity.

                        (c) The provisions regarding the transfer of the capital stock of a corporate tenant set forth in Section 11.01 shall not apply to any corporation where all of its outstanding capital stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the "over the counter" market with quotations reported by the National Association of Securities Dealers.

                        (d) The provisions of Section 11.01(b) above shall not apply to so-called "desk sharing agreements" with clients of, and/or service providers to, Tenant, provided that (i) the rentable square footage used by such clients and/or service providers under such desk sharing agreements does not exceed 10,000 rentable square feet in the aggregate at any time during the Term of this Lease, (ii) the space used pursuant to such desk sharing agreement is not segregated or otherwise separated from the remainder of the demised premises and (iii) such desk sharing agreement is not pursuant to a sublease which would otherwise require compliance with Section 11.01(b) above.

                        (e) The sale of all or any portion of the outstanding capital stock of DLJdirect Holdings Inc. or Donaldson, Lufkin & Jenrette Securities Corporation shall not violate this Article 11, provided, that such sale is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby and Landlord is given prior notice of such sale and of the new, direct or indirect, beneficial owners of DLJdirect Holdings Inc. or Donaldson, Lufkin & Jenrette Securities Corporation, as the case may be.

            11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 or without Landlord's consent pursuant to
Section 11.02, shall not be effective unless and until (a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Section 11.02, Tenant or its successor shall have delivered to Landlord financial statements certified by a reputable firm of certified public accountants evidencing satisfaction of the net worth requirements referred to in Section
11.02. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of basic annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the basic annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

            11.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord in connection with a mortgage or any other agreement with a third party extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of Tenant under this Lease, the liability under this Section 11.04 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

            11.05. (a) If Tenant desires to assign this Lease or sublet all or part of the demised premises, other than as provided in Section 11.02, it shall notify Landlord in writing of its intention to do so specifying in such notice whether it wishes to assign or sublet and if to sublet the rental terms and whether it is for all or part of the demised premises and if for only a part thereof specifying on a plan such portion thereof ("Notice of Intent"). Landlord shall have the right, but not the obligation, (i) with respect to a proposed assignment of this Lease or subletting of the entire demised premises for substantially the balance of the Term, to terminate this Lease as of the "Termination Date" (as hereinafter defined) as to all of the demised premises,
(ii) with
respect to a proposed subletting of only a portion of the demised premises for substantially the balance of the Term, to terminate this Lease with respect to such portion of the demised premises as of the Termination Date and (iii) with respect to a proposed subletting of only a portion of the demised premises for less than substantially the balance of the Term, accept a sublease from Tenant of such portion as of the Termination Date. Within thirty (30) days after Landlord receives Tenant's Notice of Intent, Landlord shall notify Tenant whether it elects to terminate this Lease as to all or the applicable portion of the demised premises or sublease a portion of the demised premises, as the case may be ("Response Notice"), provided that Tenant can nullify Landlord's termination of this Lease or Landlord's subletting of a portion of the demised premises by delivering a notice to Landlord within ten (10) days after Tenant's receipt of Landlord's Response Notice that Tenant withdraws the Notice of Intent previously delivered to Landlord. If Landlord elects to so terminate this Lease or sublease a portion of the demised premises, the Response Notice shall set forth the date (the "Termination Date") as of which this Lease shall so terminate or such sublease shall be effective, which date shall not be earlier than six months nor later than one year after the date Landlord delivers the Response Notice. For purposes hereof a sublease shall be deemed to be for substantially the balance of the Term if the term thereof, together with any renewal terms to which the subtenant is entitled in the event it exercises all options granted to it by Tenant, shall be for substantially the balance of the Term of this Lease.

                        (b) (i) If in the Response Notice Landlord elects to terminate this Lease with respect to the entire demised premises and Tenant does not timely withdraw Tenant's Notice of Intent, Tenant shall promptly execute and deliver to Landlord an instrument in form satisfactory to Landlord modifying this Lease so that the Term shall expire as of the Termination Date.

                        (ii) If in the Response Notice Landlord elects to terminate this Lease with respect to only a portion of the demised premises and Tenant does not timely withdraw Tenant's Notice of Intent, (x) Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease (including the adjustment of basic annual rent and the additional rent payable pursuant to Article 3 in proportion to that portion of the demised premises affected by such termination) in form reasonably satisfactory to Landlord providing for such termination as of the Termination Date and (y) Landlord shall, at Tenant's sole cost and expense, perform all work, including the erection of demising walls, necessary to physically separate the portion of the demised premises so released from the Lease from the remainder of the demised premises. In addition, if the portion of the demised premises so released from the Lease does not have direct access to a public corridor in the Building Landlord shall construct, at Tenant's sole cost and expense, such a means of access. All amounts payable to Landlord hereunder shall be paid simultaneously with the execution of any instrument confirming the termination of the Lease as to all or part of the demised premises contemplated hereby.

                        (iii) If in the Response Notice Landlord elects to sublease a portion of the demised premises, Tenant shall promptly execute and deliver to Landlord a sublease with Landlord or Landlord's designee in form reasonably satisfactory to Landlord's and Tenant's counsel and on all the terms contained in this Lease, except that:

                        (A) the rental terms shall be the lesser of (1) those
            specified in this Lease on a per rentable square foot basis and (2) those offered in the Notice of Intent;

                        (B) the sublease shall not provide for any work to be
            done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that Tenant shall pay to subtenant the cost of performing all work, including the erection of demising walls, necessary to physically separate the subleased premises from the remainder of the demised premises and to provide direct access thereto from a public corridor in the Building (if the subleased premises does not have such access);

                        (C) the subtenant thereunder or Landlord's designee
            shall have the right to underlet the subleased premises, in whole or in part, or assign the sublease, without Tenant's consent, provided that so long as DLJdirect Holdings Inc. and/or Donaldson, Lufkin & Jenrette Securities Corporation continues to occupy at least 25,000 rentable square feet of the demised premises, the subleased premises shall not be subleased to an on-line trading company, such as "E-Trade," unless such on-line trading company (or its affiliate) is an existing tenant of the Complex as of the date of this Lease;

                        (D) the subtenant thereunder shall have the right to
            make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire or authorize;

                        (E) the sublease shall expressly negate any intention
            that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto;

                        (F) any consent required of Tenant, as lessor under that
            sublease, shall be deemed granted if consent with respect thereto is granted by Landlord;

                        (G) there shall be no limitation as to the use of the
            sublet premises by the subtenant thereunder, provided that if DLJdirect Holdings Inc. and/or Donaldson, Lufkin & Jenrette Securities Corporation continues to occupy at least 25,000 rentable square feet of the demised premises and the sublet premises are used for a use other than office uses and uses ancillary thereto, then the use of the sublet premises shall not unreasonably interfere with the normal business operations of DLJdirect Holdings Inc. and/or Donaldson, Lufkin & Jenrette Securities Corporation in the remaining demised premises;

                        (H) any failure of the subtenant thereunder to comply
            with the provisions of the sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder if Landlord has consented to such non-compliance by subtenant or a default by Tenant hereunder; and

                        (I) such sublease shall provide that Tenant's
            obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such of the foregoing as were made prior to the effective date of the sublease.

                  (c) Tenant shall reimburse Landlord on demand for any out-of-pocket costs incurred by Landlord to review a Notice of Intent, including without limitation any reasonable attorneys' fees, which payment shall be payable even if Tenant subsequently withdraws same.

                  (d) If Landlord shall not elect to terminate this Lease or sublease a portion of the demised premises as set forth in paragraph (a) above, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or subletting of all or a portion of the demised premises as set forth in the Notice of Intent provided the provisions of Section 11.06 are complied with and provided further that such assignment or subletting is accomplished within 270 days following the giving of the Response Notice and on rental terms not less than those offered in the Notice of Intent failing which Tenant must again comply with the provisions of this Section 11.05.

            11.06. Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises provided:

                  (a) Tenant shall have complied with the provisions of Section
11.05 and Landlord shall not have made any of the termination elections provided for therein;

                  (b) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord;

                  (c) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved and the standards of Landlord in those respects for the Building, reasonably satisfactory to Landlord;

                  (d) Tenant shall deliver an executed assignment or sublease to Landlord at the time Landlord's consent is requested;

                  (e) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises are, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the demised premises are located;

                  (f) The proposed subtenant or assignee is not (i) a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the

Complex, during the 6 months immediately preceding Tenant's request for Landlord's consent, or (ii) then an occupant of any part of the Complex, but only to the extent that Landlord has, or reasonably expects to have, space in the Complex to accommodate such tenant of the Complex;

                  (g) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

                  (h) Each assignment or sublease shall specifically state that
(i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease (except in the case of a sublease, the payment of basic annual rent and additional rent and other provisions of the Lease which are customarily excluded in a sublease and reasonably acceptable to Landlord), (ii) the assignee will only have the right to further assign this Lease or sublet the demised premises subject to and in accordance with this Article 11, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent beyond any applicable notice and grace period, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the basic annual rent and additional rent due hereunder, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant, and (vi) with respect to a sublease only, the subtenant will not have the right to further sublet all or part of the demised premises or to allow same to be used by others, without the consent of Landlord;

                  (i) Tenant shall reimburse Landlord within thirty (30) days of demand for all out-of-pocket costs incurred by Landlord to review the proposed assignment or sublease in connection with the requested consent, including without limitation the cost of making investigations as to the acceptability of the proposed assignee or sublessee and any reasonable attorneys' fees incurred by Landlord;

                  (j) The proposed subtenant or assignee is not (i) a bank or trust company, safe deposit business, savings and loan association or loan company; (ii) employment or recruitment agency; (iii) school, college, university or educational institution whether or not for profit; or (iv) a government or any subdivision or agency thereof;

                  (k) In the case of a subletting of a portion of the demised premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

                  (l) The subletting or assignment shall not be advertised at a lower rental rate than that being charged by Landlord at the time for similar space then available in the Building; and

                  (m) Tenant is not in monetary default under this Lease or in non-monetary default under this Lease beyond any applicable notice and grace periods.

            11.07. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                  (a) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale thereof, the net unamortized cost thereof determined on the basis of Tenant's federal income tax returns), and less the following items and expenses to the extent actually paid by Tenant in connection with such assignment: costs of altering and preparing the demised premises for new tenants, termination fees actually paid to terminate the assignee's existing lease, advertising costs incurred by Tenant in connection with such assignment, moving or construction allowances actually paid to the assignee, brokerage commissions and attorneys' fees and disbursements; and

                  (b) in the case of a sublease, fifty percent (50%) of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant which is in excess of the basic annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale thereof, the net unamortized cost thereof determined on the basis of Tenant's federal income tax returns), and less the following items and expenses to the extent actually paid by Tenant in connection with such subletting: costs of altering and preparing the demised premises for subtenants, termination fees actually paid to terminate the subtenant's existing lease, advertising costs incurred by Tenant in connection with such sublease, moving or construction allowances actually paid to the subtenant, brokerage commissions and attorneys' fees and disbursements, provided that for purposes of computing amount payable to Landlord hereunder such alteration costs, termination fees, advertising costs, moving and construction allowances, brokerage commissions and attorneys' fees and disbursements shall be amortized on a straight line basis over the term of the sublease with interest thereon at the Prime Rate.

            The sums payable under this Section 11.07 shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant. If Landlord and Tenant are unable to agree as to the amount payable to Landlord under this Section
11.07 prior to the effective date of any assignment or sublease, then such dispute shall be subject to arbitration pursuant to Article 43 of this Lease provided however, that notwithstanding anything contained in Article 43, pending the resolution of such dispute, Tenant shall pay based upon Landlord's determination of the sums payable under this Section 11.07 and if such arbitration is determined in Landlord's favor, then Tenant shall pay for all of the costs and expenses of such arbitration, including, without limitation, Landlord's attorneys' and experts' fees and any additional expenses incurred by Landlord in presenting its proof. If such arbitration is determined in Tenant's favor, then the sums payable under this 11.07 shall be recalculated in accordance with the determination of the arbitrator and Landlord shall, within 30 days after such determination, refund to Tenant the amount overpaid by Tenant.

            11.08. If Landlord exercises any of its options under Section 11.05, Landlord shall be free to, and shall have no liability to Tenant, if Landlord shall lease the demised premises or any portion thereof with respect to which one of such options exercised, to Tenant's proposed assignee or subtenant, as the case may be if any such proposed assignee or subtenant shall exist.

                                   ARTICLE 12

                            CERTIFICATE OF OCCUPANCY

            12.01. Prior to performing Tenant's Work, Tenant shall obtain a building permit and, upon completion of Tenant's Work, Tenant shall obtain a temporary certificate of occupancy (which Tenant shall cause to remain in effect until a permanent certificate of occupancy is obtained) to use the demised premises for general, executive and administrative office purposes, and Tenant shall provide Landlord with a copy of each such permit and certificate promptly after receipt thereof. Landlord shall reasonably cooperate with Tenant to the extent reasonably necessary to enable Tenant to obtain such building permit and certificate of occupancy, at Tenant's cost and expense.

                                   ARTICLE 13

                          ADJACENT EXCAVATION - SHORING

            13.01. If an excavation or other substructure work shall be made upon the Land or the land adjacent to the Land, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. Notwithstanding the foregoing, if due to any such entry on the demised premises, the demised premises or at least 2,500 rentable square feet thereof shall be rendered untenantable and Tenant shall vacate such unusable portion thereof, Tenant shall have the right to give to Landlord a notice (the "Vacate Notice") advising Landlord of such untenantability and of Tenant's vacating such space, which notice shall contain the following statement in capitalized bold type: "IF YOU FAIL TO REMEDY THE PROBLEM REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN SECTION 13.01 OF THE LEASE, WE MAY BE ENTITLED TO A RENT ABATEMENT IN ACCORDANCE WITH SUCH SECTION." If(i) Tenant delivers the Vacate Notice to Landlord and (ii) the demised premises or at least 2,500 rentable square feet thereof shall continue to be untenantable and Tenant shall remain vacated therefrom for at least four (4) consecutive business days after the giving by Tenant of the Vacate Notice, then, at Tenant's election and as Tenant's sole remedy, the basic annual rent, Tenant's Tax Payment and Tenant's Expense Payment shall be reduced on a per diem basis in the proportion which the area of the part of the demised premises which is untenantable and vacated bears to the total area of the demised premises for each day subsequent to the last day of the four (4) consecutive business day period described above that such portion of the demised premises remains untenantable and vacated.

                                   ARTICLE 14

                                  CONDEMNATION

            14.01. (a) If all or substantially all of the demised premises shall be lawfully condemned or taken by any Governmental Authority (as defined in Article 22 (hereinafter "Condemned"), this Lease and the estate granted hereby shall terminate as of the date of vesting of title in such Governmental Authority.

                  (b) If less than all or substantially all of the rentable area of the demised premises shall be Condemned, then this Lease shall continue in effect as to the remaining portion of the demised premises but shall terminate as to the portion so Condemned as of the date of vesting of title in the Governmental Authority; provided, however, that if 10% or more of the rentable area of the demised premises shall be Condemned, either Landlord or Tenant may, at their option, terminate this Lease and the estate granted hereby by giving written notice to the other by the later of(i) thirty (30) days after Landlord shall have received notice of the vesting of title in the Governmental Authority or (ii) thirty (30) days after the date Tenant receives from Landlord a copy of such notice of the vesting of title in the Governmental Authority, in which event this Lease and the estate granted hereby shall terminate as of the last day of the month next succeeding the month in which such notice is given.

                  (c) If (i) twenty five percent (25%) or more of the Building or of the Complex (whether or not the demised premises is affected) shall be Condemned or (ii) so much of the parking area located on the Land shall be Condemned so that the number of parking spaces remaining shall in Landlord's good faith judgment be insufficient for the continued operation of the Building or the Complex, Landlord may, at Landlord's option, terminate this Lease and the estate granted hereby by written notice given to Tenant within thirty (30) days after Landlord shall have received notice of the vesting of title in the Governmental Authority (a copy of which notice Landlord shall deliver to Tenant promptly after receipt thereof) in which event this Lease and the estate granted hereby will terminate on the last day of the month next succeeding the month in which such notice is given. Notwithstanding the foregoing, in no event shall Landlord have the right to terminate this Lease as a result of a Condemnation unless Landlord terminates the leases for space covering at least 70% of the rentable office space in the Building (it being understood that the rentable area of the demised premises shall be included for purposes of such 70% test).

                  (d) If neither Landlord nor Tenant elects to terminate this Lease pursuant to paragraph (b) or (c) above, this Lease shall be and remain unaffected by such condemnation, except that the basic annual rent and the additional rent payable under Article 3 shall be abated effective as of the date of the vesting of title in the Governmental Authority in proportion to the reduction in the rentable area of the demised premises resulting from such condemnation.

            14.02. In the event of termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the basic annual rent and additional rent payable hereunder shall be apportioned as of such date.

            14.03. In the event of any condemnation of all or a part of the Property, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, including, without limitation, any award for the unexpired portion of the Term and agrees that it shall not be entitled to receive any part of such award. Tenant shall, however, be entitled to make a separate claim in such proceeding for the loss of(a) Tenant's improvements to the demised premises which were paid for by Tenant and any improvements to the demised premises which were paid for by Landlord from the Initial Premises Allowance, the Expansion Premises Allowance or the Offer Space Allowance, to the extent that the value of such improvements exceeds the unamortized portion of the Initial Premises Allowance, the Expansion Premises Allowance and the Offer Space Allowance (such allowances being amortized on a straight-line basis from the Commencement Date (in the case of the Initial Premises Allowance), the ES Inclusion Date (in the case of the Expansion Premises Allowance) and the Offer Space Inclusion Date (in the case of the Offer Space Allowance) through the last day of the Term), (b) good will and (c) moving expenses, provided such award is in addition to and not in reduction of Landlord's award from the Governmental Authority.

            14.04. In the event of any partial taking which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises except for Tenant's Work, all other leasehold improvements performed by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located at the Property, which shall be repaired, altered and restored by Tenant at its expense. Landlord's obligation under this Section 14.04 shall be limited in dollar amount to the net award (after deducting all expenses incurred in obtaining same) available from the Governmental Authority for the improvements taken or conveyed (exclusive of the award for the Land or any portion thereof).

            14.05. If the temporary use or occupancy of all or any part of the demised premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the demised premises (or portion thereof taken) and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the demised premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay basic annual rent and additional rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the demised premises (or portion thereof taken) shall be divided between

Landlord and Tenant so that Tenant shall receive so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date.

                                   ARTICLE 15

                      ACCESS TO DEMISED PREMISES, CHANGES

            15.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises and such installation does not reduce the usable space in the demised premises by more than a de minimus amount. Landlord shall install such pipes, ducts and conduits by such methods as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right, but only upon not less than 1 days' prior written notice to Tenant or telephonic notice to the Designated Employee (except, in case of emergency, upon such oral notice to any employee of Tenant as may be practicable under the circumstances) to enter the demised premises, during and after business hours, at Landlord's option, (a) for the making of such repairs or alterations or improvements as Landlord may deem, in its sole judgment, necessary or appropriate for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Complex and (b) for the purpose of inspecting them or exhibiting them to existing or prospective purchasers, mortgagees or lessees of all or part of the Land, Building or Property or to prospective assignees, agents or designees of any such parties. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations or improvements above mentioned and may take over discrete portions of the demised premises not in excess of 2,500 rentable square feet at any one time to the extent necessary to perform such work or to ensure the safety of Tenant's personnel without the same constituting an actual or constructive eviction of Tenant in whole or in part, and, except as expressly provided below, the rent reserved hereunder shall not abate while said repairs or alterations or improvements are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis unless requested by Tenant, in which event Landlord shall, at Tenant's expense, perform such work on an overtime basis and Tenant shall pay to Landlord, within 30 days after demand, the additional cost of performing such work on an overtime basis. If due to the making of any repair, alteration, addition or improvement by Landlord under this
Section 15.01 (other than any such repair, alteration, addition or improvement required by reason of any act or omission by Tenant, fire or other casualty or other Force Majeure Causes, provided that for purposes of this Section "Force Majeure Causes" shall not include any matter caused by Landlord's negligence), the demised premises or at least 2,500 rentable square feet thereof shall be rendered untenantable and Tenant shall vacate such unusable portion thereof, Tenant shall have the right to give to Landlord a notice (the "15.01 Notice") advising Landlord of such untenantability and of Tenant's vacating such space, which notice shall contain the following statement in capitalized bold type "IF YOU FAIL TO REMEDY THE PROBLEM REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN SECTION 15.01 OF THE LEASE, WE MAY BE ENTITLED TO A RENT ABATEMENT IN ACCORDANCE WITH SUCH SECTION." If (i) Tenant delivers the 15.01 Notice to Landlord and (ii) the demised premises or at least 2,500 rentable square feet thereof shall continue to be untenantable and Tenant shall continue to be unable to operate its business in the demised premises and shall remain vacated therefrom for at least four (4) consecutive business days after the giving by Tenant of the 15.01 Notice, then, at Tenant's election and as Tenant's sole remedy, the basic annual rent, Tenant's Tax Payment and Tenant's Expense Payment shall be reduced on a per diem basis in the proportion which the area of the part of the demised premises which is untenantable and vacated bears to the total area of the demised premises for each day subsequent to the last day of the four (4) consecutive business day period described above that such portion of the demised premises remains untenantable and vacated. Within ten (10) days after request, Tenant shall designate an employee of Tenant at the demised premises (which designation shall include such employee's direct telephone number) for telephonic notices under this Lease (the "Designated Employee"). If the Designated Employee shall no longer work for Tenant at the demised premises, Tenant shall promptly designate a new Designated Employee.

            15.02. Landlord reserves the right, at Landlord's expense, but subject to inclusion in Common Area Operating Expenses and Operating Expenses to the extent permitted in Article 3, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building and common areas of the Complex (including without limitation the Piers and parking areas); provided, however, that such changes shall not materially adversely affect the use by Tenant of the Building and the Complex, the access to the Building shall not be cut off and there shall be no unreasonable obstruction of access to the demised premises.

            15.03. Landlord may, at reasonable times and upon reasonable advance notice to Tenant, (a) during the twelve (12) months prior to expiration of the Term exhibit the demised premises to prospective tenants and (b) at any time during the Term, exhibit the demised premises to actual and prospective holders of Superior Instruments or purchasers of all or any portion of the Complex.

            15.04. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.


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

                                   ARTICLE 16

                            CONDITIONS OF LIMITATION

            16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant or any guarantor of Tenant's obligations hereunder shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due, or Tenant or any such guarantor shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Tenant or such guarantor or any property of any thereof, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for Tenant or any such guarantor or for a substantial part of the property of any thereof and not be discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, shall be commenced in respect of Tenant or any such guarantor, and, if not commenced by Tenant or such guarantor, be consented to or acquiesced in by Tenant or such guarantor, shall result in the entry of an order for relief or shall remain for thirty (30) days undismissed; or Tenant or any such guarantor shall take any corporate action to authorize, or in furtherance of, any of the foregoing, then Landlord may at any time after receipt of notice of the occurrence of any such event, give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said 5 day period this Lease and the term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18. All references to Tenant in this Section 16.01 mean any of the entities which constitute Tenant.

            16.02. This Lease and the term and estate hereby granted are subject to further limitation as follows:

                  (a) whenever Tenant shall fail to pay any installment of basic annual rent or any additional rent or any other charge payable by Tenant to Landlord, on the day the same is due and payable pursuant to the terms hereof, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default, or

                  (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder (except as provided in clauses (a), (c), (d), (e) and (f) of this Section 16.02) and if such situation shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of twenty (20) days and the continuation of the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not
(i) within said twenty (20) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation and (ii) duly institute within said twenty (20) day period, and thereafter diligently and continuously prosecute to completion, all steps necessary to remedy the same, or

                  (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or

                  (d) whenever Tenant shall default in complying with the provisions of Section 6.02 with respect to the discharge of mechanic's liens within the time period therein provided, or

                  (e) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of
Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within three (3) business days after Landlord shall have given to Tenant a notice specifying the same, or

                  (f) whenever Tenant shall default, beyond any applicable notice and grace period, in the due keeping, observing or performance of any covenant, agreement, provision or condition in that certain lease between Landlord and Tenant, dated of even date herewith, for approximately 500 rentable square feet of space in the retail promenade located in the Building or any other lease between Landlord and Tenant (or any affiliate of Tenant) for any space in the Complex on the part of Tenant (or any affiliate of Tenant) to be kept, observed or performed, or

                  (g) whenever the Guarantee (as defined in Section 41.13 below) shall for any reason cease to be in full force and effect, or

                  (h) whenever (i) any representation or warranty made by Guarantor in the Guarantee shall at any time be false to misleading in any material respect, (ii) Guarantor fails to comply with any covenant made by Guarantor in the Guarantee and such failure continues beyond any applicable notice and/or grace period, or (iii) Guarantor attempts to revoke, disavow, contest, commence any action or raise any defense against Guarantor's obligations under the Guarantee, then in any of said cases set forth in the foregoing clauses (a), (b), (c), (d), (e), (f), (g) and (h), Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

            16.03. If Tenant shall abandon the demised premises for a continuous period of at least one hundred eighty (180) days (unless as a result of Landlord's acts or omissions, a fire or other casualty or other Force Majeure Causes), then Landlord, at Landlord's option, shall be permitted to terminate this Lease by giving notice to Tenant; provided that such termination shall not entitle Landlord to damages under Article 18.

                                   ARTICLE 17

                        RE-ENTRY BY LANDLORD, INJUNCTION

            17.01. If Tenant shall fail to pay any installment of basic annual rent, or of any additional rent payable by Tenant to Landlord on the date the same is due and payable, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall terminate as in Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom. The word re-enter, as herein used, is not restricted to its technical legal meaning.

            17.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

            17.03. If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, then (a) Tenant shall thereupon pay to Landlord the basic annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18, and (b) Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any basic annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

            17.04. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 18

                                    DAMAGES

            18.01. If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of
Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

                  (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

                        (1) the aggregate of the basic annual rent and the
            additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of Taxes and Property Expenses shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

                        (2) the aggregate rental value of the demised premises
            for the same period, or

                  (b) sums equal to the basic annual rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date; provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the actual expenses incurred or paid by Landlord in terminating this Lease or in reentering the demised premises and in securing possession thereof, as well as the actual expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder for the period of such re-letting, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

            If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent payable pursuant to such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

            18.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

                                   ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

            19.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the terms or provisions of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case if Tenant shall fail to remedy such default after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall `have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default, including without limitation, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such actual sums paid or obligations incurred, with interest at the Interest Rate from the date incurred, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor, provided that if Tenant pays such amounts within 30 days of receipt of such bill Tenant shall not be deemed a default under this Lease. The provisions of this Article 19 shall survive the expiration or other termination of this Lease.

                                   ARTICLE 20

                                QUIET ENJOYMENT

            20.01. Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant is not in default, beyond any applicable notice or grace period, of any covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to the provisions of this Lease (including without limitation, the provisions of Article 25 hereof with respect to Superior Instruments (as defined in Article 25 hereof) which affect this Lease).

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

            21.01. Landlord shall:

                  (a) Provide necessary passenger elevator facilities on Business Days from 8:00 A.M. to 6:00 P.M. and shall have at least one elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Tenant shall use passenger elevators solely for the transportation of its employees and invitees and not for freight handling, the delivery of packages requiring hand trucks or other similar items or the removal of refuse.

                  (b) Provide freight elevator service on Business Days from 8:00 A.M. to 12:00 Noon and 12:30 P.M. to 5:00 P.M. at no charge to Tenant. At all other times provide freight elevator service to Tenant upon at least 24 hours advance notice, provided that Tenant pays the standard Building charge therefor. In addition, Landlord shall not charge Tenant for its use during Business Days from 8:00 AM. to 12:00 Noon and 12:30 P.M. to 5:00 P.M. of the freight elevator during the performance of Tenant's Work and Tenant's initial move into the demised premises; provided that such use during such hours does not adversely affect normal business operations or interfere with other tenants or occupants of the Building. If such use during such hours would adversely affect normal building operations or interfere with other tenants or occupants of the Building, Tenant shall be required to use the freight elevator during other hours and pay the Building standard charge therefor. Tenant's use of the freight elevators is non-exclusive. All deliveries to Tenant shall be made at freight docks located on the ground floor or at such other locations as Landlord may from time to time designate.

                  (c) Maintain and keep in good order and repair (i) the portions of the air conditioning, heating and ventilating systems installed by Landlord that are necessary to support comfort cooling and heating for general office purposes in accordance with the HVAC specifications set forth on Schedule C and (ii) the other base building structural systems in accordance with Section
7.01 and all electrical and plumbing lines located in the Building (other than in the demised premises) which service the demised premises; it being understood that in no event shall Landlord be responsible for the maintenance or repair of any other air conditioning, heating or ventilating systems (on portions thereof) (whether installed by Landlord or Tenant); including, without limitation, systems that are installed to service Tenant's data processing, computer or telephone operations. Landlord has informed Tenant that the windows of the demised premises and the Building are sealed, and that the demised premises may become uninhabitable and the air therein may become unbreathable during the hours or days when Landlord is not able to furnish air conditioning or ventilation to the demised premises. Any use or occupancy of the demised premises during such hours shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor, provided that

Landlord agrees to endeavor to promptly notify Tenant of its inability to furnish air conditioning or ventilation. Except as expressly provided herein, such condition of the demised premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the demised premises. Notwithstanding the foregoing, in the event that the demised premises shall be rendered untenantable as a result of such lack of air-conditioning or ventilation (unless due to any act or omission of Tenant, fire or other casualty or any other Force Majeure Cause; provided, that for purposes of this Section "Force Majeure Causes" shall not include any matter caused by Landlord's negligence) and Tenant shall vacate the entire demised premises, Tenant shall have the right to give a notice (the "21.01(c) Notice") advising Landlord of such untenantability and of Tenant's vacating the demised premises, which notice shall contain the following statement in capitalized bold type: "IF YOU FAIL TO REMEDY THE PROBLEM REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN
SECTION 21.01(c) OF THE LEASE, WE MAY BE ENTITLED TO TERMINATE THIS LEASE IN ACCORDANCE WITH SUCH SECTION." If (i) Tenant delivers the Section 21.01(c) Notice to Landlord and (ii) the entire demised premises shall continue to be untenantable and Tenant shall remain vacated therefrom for at least 365 days after the giving by Tenant of the 21.01(c) Notice, then, at Tenant's election and as Tenant's sole remedy, Tenant may elect to terminate this Lease by notice to Landlord within thirty (30) days following the expiration of such three hundred sixty-five (365) day period set forth above. Upon the delivery of such notice, this Lease shall terminate and be of no further force or effect on the thirtieth (30th) day after the delivery of such notice; provided that if Landlord provides air-conditioning and ventilation to the demised premises prior to the expiration of such thirty (30) day period, Tenant's termination shall be null and void and this Lease shall continue in full force and effect. Tenant shall cause and keep entirely unobstructed at all times all the vents, intakes, and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air conditioning system located within the demised premises. Subject to the provisions of Article 4 hereof all such electric energy shall be furnished to Tenant at Tenant's cost and expense.

                  (d) Provide the cleaning and janitorial services described on Schedule E annexed hereto on Business Days. The cost of such cleaning and janitorial services provided to Tenant and other tenants and occupants of the Building and the cost of cleaning and janitorial services for the Common Areas shall be included in Operating Expenses and Common Area Operating Expenses. Tenant shall employ Landlord to provide any cleaning and janitorial services in excess of those specified in Schedule E, at rates not materially in excess of the rates charged by other suppliers of the same or similar janitorial services in the vicinity of the Complex and Tenant shall deliver to Landlord a list setting forth in reasonable detail all such excess cleaning and janitorial services. Landlord, its cleaning contractor and their employees shall have access to the demised premises at all times after 5:30 P.M. and before 8:00 A.M. and shall have the right to use, without charge therefor, all light, power and water in the demised premises reasonably required to clean the demised premises as required under this Section 21.01. Tenant shall comply with any rules Landlord and/or its cleaning contractor and/or any consultant to Landlord may establish regarding the management and recycling of solid waste, as may be necessary for Landlord to comply with any Legal Requirements, including without limitation the New Jersey Department of Environmental Protection Rules on Coastal Resources and Development (N.J.A.C. 7:7E - 1.1).

                  (e) Furnish cold water for lavatory, drinking, pantry and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's actual cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the actual cost of all water consumed in excess of that estimated to be consumed for lavatory, drinking, pantry and office cleaning purposes, as measured by said meter or meters or as otherwise measured, including sewer rents.

                  (f) Maintain the Common Areas and the exterior of the Building in good order and repair and in a manner comparable to the standard of maintenance of buildings similar to the Building located in the vicinity in which the Complex is located.

                  (g) Subject to Force Majeure Causes, within 180 days of the Possession Date, tie-in two (2) base building condenser water pumps and two (2) base building cooling towers to Landlord's emergency generator. The work described in this Section 21.01(g) shall include the installation of transfer switches which will automatically transfer such two (2) condenser water pumps and such two (2) cooling towers to Landlord's emergency generator.

            21.02. Except as provided below, Landlord reserves the right without any liability whatsoever, or abatement of basic annual rent or additional rent, to stop the heating, air conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the demised premises, but Landlord shall not be obligated to employ overtime or premium labor therefor, unless requested by Tenant, in which event Landlord shall, at Tenant's expense, perform such work on an overtime basis and Tenant shall pay to Landlord, within 30 days after demand therefor, the additional cost of performing such work on an overtime basis. Notwithstanding anything contained in this Section 21.02, if due to any such stoppage of heating, air conditioning, elevator, plumbing, electric or other Building systems (unless due to any act or omission of Tenant, fire or other casualty or any other Force Majeure Cause; provided, that for purposes of this Section "Force Majeure Causes" shall not include any matter caused by Landlord's negligence) the demised premises or at least 2,500 rentable square feet thereof shall be rendered untenantable and Tenant shall vacate such unusable portion thereof, Tenant shall have the right to give to Landlord a notice (the "21.02 Notice") advising Landlord of such untenantability and of Tenant's vacating such space, which notice shall contain the following statement in capitalized bold type "IF YOU FAIL TO REMEDY THE PROBLEM

REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN SECTION 21.02 OF THE LEASE, WE MAY BE ENTITLED TO A RENT ABATEMENT IN ACCORDANCE WITH SUCH SECTION." If (i) Tenant delivers the 21.02 Notice to Landlord and (ii) the demised premises or at least 2,500 rentable square feet thereof shall continue to be untenantable and Tenant shall remain vacated therefrom for at least four
(4) consecutive business days after the giving by Tenant of the 21.02 Notice, then, at Tenant's election and as Tenant's sole remedy, the basic annual rent, Tenant's Tax Payment and Tenant's Expense Payment shall be reduced on a per diem basis in the proportion which the area of the part of the demised premises which is untenantable and vacated bears to the total area of the demised premises for each day subsequent to the last day of the four (4) consecutive business day period described above that such portion of the demised premises remains untenantable and vacated.

            21.03. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord (which authorization shall be granted only if the employment of such person, firm or corporation would not result in jurisdictional disputes or strikes or cause disharmony with other workers or servicers employed at the Property or conflict with the terms of any contract with such workers or servicers) will be permitted to furnish laundry, drinking water, ice, food or beverages, cable television and other similar supplies and services to tenants and licensees in the Building. Notwithstanding the foregoing, Tenant shall be permitted to contract, at Tenant's sole discretion, for the supply of drinking water, ice and food and beverages served in the demised premises, provided that the employment of such person, firm or corporation supplying such service would not result in jurisdictional disputes or strikes or cause disharmony with other workers or servicers employed at the Property or conflict with the terms of any contract with such workers or servicers. Landlord may fix, in its reasonable judgment, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to exclude from the Building any messenger service, provided however, that Landlord shall permit messenger deliveries to be made at the concierge desk or such other locations as Landlord may from time to time designate. No food or beverage may be brought into the Building for resale to or for consumption by any other tenant.

            21.04. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

                                   ARTICLE 22

                                  DEFINITIONS

            22.01. "Landlord" means only the owner, or the mortgagee in possession, for the time being of the Building and land underlying the Building (or the owner of a lease of the Building or of the Building and said land), so that in the event of any transfer of title to said land and Building or said lease, or in the event of a lease of the Building, or of said land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without

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further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said land and Building or said lease, or the said lessee of the Building or of said land and Building, that the transferee or the lessee, as applicable, has assumed and agreed to carry out any and all such future covenants, obligations and liabilities of Landlord hereunder.

            22.02. "Business Days" or "business days" shall exclude Saturdays, Sundays and all days observed as federal, state and municipal holidays and all other days recognized as holidays under any union contract affecting the Property.

            22.03. "Prime Rate" means a rate per annum equal to the prime commercial lending rate of Citibank N.A., as published from time to time in the New York Times. "Interest Rate" means a rate per annum equal to the lesser of
(a) two percent (2%) above the Prime Rate or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay.

            22.04. "Legal Requirements" means laws, statutes and ordinances, including environmental laws and regulations, building codes and zoning regulations and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards including boards of fire underwriters, New Jersey fire insurance rating organizations and all similar organizations, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority (each, a "Governmental Authority"), whether now or hereafter in force, which may be applicable to the Property or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

            22.05. "Common Areas" means those portions of the Land and/or the Property intended at the applicable point in time at which the Common Areas are to be delineated to be for the common use by the tenants and/or owners of the Complex, or any portion thereof, and their respective customers, employees, lessees, licensees and invitees, which Common Areas shall include, without limitation, any so-called "Limited Common Areas" i.e., areas adjacent to one or more of the buildings at the Complex, the use of which Common Areas may be restricted in whole or in part to the tenant(s) of such building or buildings. Common Areas shall include, without limitation, those portions of The Harborside Financial Center designated from time to time by Landlord as (i) plaza areas,
(ii) pedestrian walkways, (iii) parking premises including, without limitation, any parking garages, and (iv) those roads, exits, entrances, driveways, ramps, streets, curb cuts, pedestrian walkways and sidewalks which are intended for use as pedestrian and/or vehicle access, ingress and egress from various portions of the Complex to the parking premises, other portions of the Complex and public streets.

                                   ARTICLE 23

                          INVALIDITY OF ANY PROVISION

            23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                   BROKERAGE

            24.01. (a) Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than Insignia/Edward S. Gordon Company, Inc. (representing Landlord) and DLJ Realty Services, Inc. (representing Tenant) in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers set forth in this Section 24.01(a), with respect to this Lease or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealing with Tenant or its representatives. Landlord agrees to pay to Insignia/Edward S. Gordon Company, Inc. and DLJ Realty Services, Inc. such compensation, commissions or charges to which they are entitled pursuant to the separate agreements between said brokers and Landlord.

                  (b) Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges in connection with this Lease or the negotiation thereof, claimed under any circumstances by Insignia/Edward S. Gordon Company, Inc. or claimed by any other broker or agent if the claims by such other brokers or agents are based in whole or part on dealing with Landlord or its representatives and not with Tenant or its representatives.

                                   ARTICLE 25

                                 SUBORDINATION

            25.01. (a) This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the Land, the Building or the Complex and to all mortgages which may now or hereafter affect such leases, the Land, the Building or the Complex, and to all renewals, refinancings, modifications, replacements and extensions thereof (hereinafter called "Superior Instruments"); provided that in the case of any Superior Instrument entered into after the date hereof the holder of such Superior Instruments shall have executed and delivered a non-disturbance and attornment agreement in recordable form substantially to the effect that so long as Tenant is not in default hereunder beyond any applicable notice and grace periods, (a) this Lease will not be terminated or cut off nor shall Tenant's possession hereunder be disturbed by enforcement of any rights given to such holder pursuant to such Superior Instrument, and (b) the holder of such Superior Instrument shall recognize Tenant as the tenant under this


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

Lease. Notwithstanding anything contained in this Section 25.01 to the contrary, if said holder executes and delivers a non-disturbance and attornment agreement either (i) in the form herein described and such agreement is not in any material respect inconsistent with the provisions of this Lease (including, without limitation, Section 25.03) or (ii) in a form which is not in any material respect less favorable to Tenant as the non-disturbance and attornment agreement attached hereto as Exhibit M, and Tenant either fails or refuses to execute and deliver such agreement within ten (10) business days after delivery of such agreement to Tenant, then this Lease shall automatically and without further act be deemed to be subject and subordinate to such Superior Instrument and such non-disturbance and attornment agreement shall then be deemed to be in effect with respect to such Superior Instrument. Landlord agrees to use commercially reasonable efforts (without any obligation to expend more than de minimus amounts of money) to obtain a non-disturbance and attornment substantially in the form attached hereto as Exhibit M from the holder of the Superior Instrument described in paragraph (b)(i) below; provided, that Landlord's failure to obtain such an agreement from such holder for any reason shall not affect the subordination of this Lease to such Superior Instrument in accordance with this Section 25.01, constitute a default by Landlord under this Lease or otherwise affect any of the obligations of Tenant under this Lease. The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the holder of any Superior Instrument or any of their respective successors in interest may request to evidence such subordination, within ten (10) business days after such request.

                  (b) Landlord represents and warrants that the only Superior Instruments existing on the date hereof are: (i) that certain mortgage, dated December 4, 1995, given by Plaza One Exchange Place Limited Partnership (formerly known as BT Exchange Place Limited Partnership), a New Jersey limited partnership, Harborside Exchange Place Limited Partnership, a New Jersey limited partnership, Harborside Urban Renewal Associates L.P., a New Jersey limited partnership, Plaza II and III Urban Renewal Associates L.P., a New Jersey limited partnership, Plaza IV Urban Renewal Associates L.P., a New Jersey limited partnership, Plaza V Urban Renewal Associates L.P., a New Jersey limited partnership, and Plaza VI Urban Renewal Associates, L.P., a New Jersey limited partnership, as assigned to Cali Harborside (Fee) Associates L.P., Cal-Harbor II & III Urban Renewal Associates, L.P., Cal-Harbor IV Urban Renewal Associates, L.P., Cal-Harbor V Urban Renewal Associates, L.P., Cal-Harbor VI Urban Renewal Associates, L.P. and Cal-Harbor VII Urban Renewal Associates, L.P. to The Northwestern Mutual Life Insurance Company and Principal Mutual Life Insurance Company, as modified prior to the date hereof or at any time hereafter and (ii) that certain ground lease between Cali Harborside (Fee) Associates L.P., as lessor and Landlord and others, as lessee.

                  (c) Anything to the contrary contained herein notwithstanding, so long as the lessor's interest in the Superior Instrument described in Section 25.01(b)(ii) above is held by an affiliate of the Landlord and so long as Tenant shall not be in default under this Lease beyond any applicable notice and grace periods:

                        (i) this Lease shall not terminate or be terminated and the rights of Tenant hereunder shall continue in full force and effect;

                        (ii) Tenant shall not be joined as a party defendant in any foreclosure action or proceeding which may be instituted or taken by the holder of such Superior Instrument, except if required by law;

                        (iii) Tenant shall not be evicted from the demised premises; and

                        (iv) Tenant's leasehold estate or possession under this Lease shall not be terminated or disturbed, nor any of shall Tenant's rights under this Lease be affected in any way solely by reason of any default by Landlord under such Superior Instrument.

                  (d) If the Superior Instrument described in Section 25.01(b)(ii) is assigned to an entity which is not an affiliate of Landlord, then this Lease shall not be subordinate to such Superior Instrument unless and until the then holder of such Superior Instrument executes and delivers to Tenant the non-disturbance and attornment agreement required pursuant to Section 25.01(a).

                  (e) Landlord represents and warrants that, as of the date of this Lease, the lessor's interest in the Superior Instrument described in
Section 25.01(b)(ii) above is held by an affiliate of Landlord.

            25.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant will, at the option to be exercised in writing by the holder of any such Superior Instrument or any purchaser, assignee or lessee, as the case may be, either (i) attorn to it and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if it were the landlord originally named in this Lease, or (ii) enter into a new lease with it for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.02 shall inure to the benefit of such holder of a Superior Instrument, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to such option and to said provisions. Tenant, however, upon demand of any such holder of a Superior Instrument, purchaser, assignee or lessee agrees to execute, from time to time, within ten (10) business days after a request therefor, instruments in confirmation of the foregoing provisions of this
Section 25.02, satisfactory to any such holder of a Superior Instrument, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

            25.03. Notwithstanding anything contained herein to the contrary under no circumstances shall any such holder of a Superior Instrument, purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

                  (a) liable for any act, omission or default of any prior landlord, provided that such act, omission or default is not continuing after the date the holder of a Superior

Instrument, purchaser, assignee or lessee succeeds to the interest of Landlord, in which case such party shall be liable for such act, omission or default to the extent occurring after the date such party succeeds to the interest of Landlord; or

                  (b) subject to any offsets, claims or defenses which Tenant might have against any prior landlord, except as otherwise expressly stated in this Lease; or

                  (c) bound by any basic annual rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

                  (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval, provided that the provisions of this subsection (d) shall only apply to the holder of a Superior Instrument to the extent Tenant has been notified of the name and address of such holder.

            25.04. Any holder of a Superior Instrument may at any time and from time to time elect to have this Lease made prior to such Superior Instrument and, upon notification of such election from such holder to Tenant, this Lease shall have priority over such Superior Instrument, whether this Lease is dated, executed, delivered and/or recorded prior or subsequent to the date such Superior Instrument is dated, executed, delivered and/or recorded.

            25.05. Tenant shall give each holder of a Superior Instrument a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such holder. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence, then each such holder shall have an additional thirty (30) days after receipt of such notice within which to cure such default, or if such default cannot be cured by such holder within that time (because such holder must first obtain possession of the demised premises or other portions of the Complex, or otherwise), then such additional time (but in no event more than 365 days) as may be necessary if, within such 30 days, any such holder has commenced and is diligently pursuing the remedies reasonably necessary to cure such default, in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                   ARTICLE 26

                             CERTIFICATE OF TENANT

            26.01. Tenant shall, without charge, (a) at any time and from time to time, in connection with a financing or sale by Landlord and (b) not more than one time in any 12 month period for any other purpose, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord, the holder of a Superior Instrument or any other person, firm or corporation specified by Landlord, a written instrument in the form attached hereto as Schedule F or such other form as may be required by the holder of any Superior Instrument. If Tenant believes that any of the certifications contained therein are inaccurate, said written instrument shall set forth, in reasonable detail, the basis for Tenant's assertions that such certifications are inaccurate.

            26.02. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent (other than its estimated payments of Taxes, Operating Expenses and Common Area Expenses) under this Lease more than thirty
(30) days in advance of its due date, if so restricted by any existing or future Superior Instrument or by an assignment of this Lease to the holder of such Superior Instrument, and, in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, Tenant will not exercise such right until Tenant shall have first given written notice of such act or omission to the holder of any Superior Instrument who shall have furnished such holder's last address to Tenant, and until a reasonable period, not to exceed 365 days, for remedying such act or omission shall have elapsed following the giving of such notices, during which time such holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant further agrees not to exercise any such right if the holder of any such Superior Instrument commences to cure such act or omission within a reasonable time after having received notice thereof and diligently prosecutes such cure thereafter, but in no event beyond 365 days.

            26.03. Tenant shall, without charge, (a) at any time and from time to time, in connection with a financing or sale by Landlord and (b) not more than one time in any 12 month period for any other purpose, deliver to Landlord within ten (10) business days after request therefor copies of the most current financial statements of Tenant and of any guarantor of Tenant's obligations under this Lease certified by a financial officer of Tenant, unless copies of such financial statements certified by an independent certified public accountant are available, in which case such copies shall be delivered by Tenant.

                                   ARTICLE 27

                       LEGAL PROCEEDINGS, WAIVER OF JURY
                      TRIAL, WAIVER OF TERMINATION RIGHTS

            27.01. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, unless Tenant receives an opinion from its attorneys specifying the basis for the conclusion contained therein, that such waiver will result in the waiver of its right to bring such claims in a separate proceeding under applicable law. Tenant waives all rights now or hereafter conferred by law (including, without limitation, the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7), (a) to quit, terminate or surrender this Lease or the demised premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the basic annual rent or additional rent payable under this Lease, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

                                   ARTICLE 28

                             SURRENDER OF PREMISES

            28.01. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

            28.02. If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Term, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to (a) pay to Landlord, each month, the greater of the fair market rental value for the demised premises or the Applicable Percentage of (x) the basic annual rent and (y) all additional rent payable by Tenant for the last month of the Term and (b) be bound by all of the terms, covenants and conditions herein specified. In addition to Tenant's obligations set forth in clauses (a) and (b) of this Section 28.02 or elsewhere in this Lease, if Landlord notifies Tenant that Landlord has entered into a new lease for all or any portion of the demised premises, and Tenant does not vacate the demised premises by the later of(i) 30 days after Landlord gives such notice and (ii) 60 days after the expiration of the Term, then Tenant shall be liable for all consequential damages suffered by Landlord in connection with Tenant holding over in the demised premises. "Applicable Percentage" means (A) 150% for the first 30 days of such holdover, (B) 175% for the next 30 days of such holdover and (c) 200% thereafter.

                                   ARTICLE 29

                             RULES AND REGULATIONS

            29.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule G hereto entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations, as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

            29.02. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Complex, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

            29.03. No Rule or Regulation shall be enforced against Tenant unless such Rule or Regulation is being enforced against other tenants or occupants of the Building under similar circumstances.

                                   ARTICLE 30

                             CONSENTS AND APPROVALS

            30.01. (a) Whenever Landlord's consent or approval is required in this Lease, Landlord shall not unreasonably delay notifying Tenant whether its approval shall be granted or withheld.

                  (b) When in this Lease Landlord's consent or approval is required and this Lease provides that Landlord's consent or approval shall not be unreasonably withheld and Landlord shall refuse such consent or approval, or in any instance in which Landlord shall delay its consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. Notwithstanding the foregoing, if Tenant obtains a final, unappealable judgment from a court of competent jurisdiction that Landlord acted in bad faith in withholding or delaying its consent to a proposed assignment or subletting pursuant to Section 11.06 hereof, then Tenant shall be entitled to make a claim for the actual damages incurred by Tenant by reason of Landlord withholding or delaying its consent to such proposed assignment or subletting in bad faith; provided, that in no event shall Landlord be liable to Tenant for punitive or consequential damages under this Lease.

                  (c) Whenever Landlord's consent or approval is required in this Lease and this Lease does not provide that such approval or consent shall not be unreasonably withheld, Landlord may determine in its sole discretion whether to grant such consent or approval, regardless of whether such refusal to consent or approve may be deemed arbitrary.

                                   ARTICLE 31

                                    NOTICES

            31.01. Any notice or demand, consent, approval or disapproval, or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail postage prepaid as registered or certified mail, return receipt requested or by a reputable overnight courier. Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address set forth on page 1 of this Lease as said address may be changed from time to time as hereinafter provided. After Tenant shall occupy the demised premises, the address of Tenant for Notices shall be the Building. By giving the other party at least ten (10) days prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

            31.02. Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing; and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or on the return receipt or by notice of the postal service, as the case may be.

            31.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in Section 31.1 hereof.

                                   ARTICLE 32

                                   NO WAIVER

            32.01. No agreement to accept a surrender of this Lease shall be valid unless such agreement is in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event Tenant at any time desires to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord, or the payment by Tenant, of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Complex shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

            32.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 33

                                    CAPTIONS

            33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

            34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause, (6) fire or other casualty, (7) adjustment of insurance claims, (8) acts of God or (9) any other cause beyond Landlord's reasonable control other than causes due to lack of sufficient funds ("Force Majeure Causes"), Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and, except as otherwise expressly stated in this Lease, Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused.

                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

            35.01. Tenant accepts the demised premises as is, in their present condition, subject only to the performance of Landlord's Work, if any such work is provided for in Article 2 hereof, in accordance with this Lease and without any representation or warranty whatsoever by Landlord or Landlord's Agents as to the condition of the demised premises or the value thereof or the utility thereof or usefulness for any particular purpose or any other matter or thing relating in any way to the demised premises or the Property other than as specifically provided in this Lease. Tenant acknowledges that Landlord, has not made and does not make, and Tenant is not relying upon, any representations or warranties as to the physical condition, quality, value or character or other matter relating to or affecting the demised premises, the Building or the Property other than those contained in this Lease.


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

                                   ARTICLE 36

                            NAME OF COMPLEX/BUILDING

            36.01. The name of the Complex shall be Harborside Financial Center and the name of the Building shall be Plaza II. Landlord shall have the full right at any time to name and change the name of the Complex or the Building and to change the designated address of the Complex or the Building. The Complex or the Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Complex or the Building.

                                   ARTICLE 37

                                    PARKING

            37.01. Landlord shall make 91 parking spaces ("Tenant's Parking Spaces") available to Tenant and Tenant shall hire same from Landlord, in such areas (the "Parking Areas") of the Property as Landlord shall periodically designate for parking. Landlord shall designate 6 of Tenant's Parking Spaces as "reserved" spaces which shall be located in the area designated by Landlord for reserved parking spaces. Landlord makes no representations or guarantees whatsoever as to the specific location of Tenant's Parking Spaces or whether Tenant's Parking Spaces will be under cover or open. Tenant's Parking Spaces shall be used exclusively for the parking of standard size passenger cars (or smaller cars) or sport utility vehicles, belonging to or leased to or operated by Tenant, any of Tenant's permitted subtenants, and their respective employees, visitors and invitees, and for no other purpose. Tenant shall not allow any parking of any cars of Tenant or Tenant's permitted subtenants, or their employees, visitors or invitees, outside of the Parking Areas or in parking spaces within the Property designated for use by Landlord or other tenants or their respective employees, visitors or invitees. Landlord reserves the right to relocate or alter Tenant's Parking Spaces to any location on the Land as same exists as of the date of this Lease, if, in Landlord's sole judgment, it becomes desirable to do so during the Term. Tenant shall upon request promptly furnish to Landlord the license numbers of the cars operated by Tenant and Tenant's permitted subtenants and their employees and contractors.

            37.02. All parking spaces used by Tenant, its employees, visitors and invitees will be used at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever.

            37.03. Landlord shall have the right to license an independent operator or conduct a parking operation open to the public with respect to the Parking Areas or to conduct such operation itself.

            37.04. Tenant shall pay to Landlord monthly, as additional rent, on the first day of each month, without any set-off or deduction whatsoever, or in lieu thereof, to any parking operator who shall be licensed by Landlord to conduct a parking operation with respect to the

Parking Areas, the amount obtained by multiplying the number of Tenant's Parking Spaces by the monthly rate then charged by Landlord or such operator to the general public for an equivalent space for such month, whether or not Tenant is using all of such Tenant's Parking Spaces during any given month. If Tenant's Parking Spaces shall be first made available to Tenant other than on the first day of a month, then Tenant shall make the payments in respect of such Spaces for such month on the date same are so made available appropriately prorated.

            37.05. Landlord, or the parking lot operator, as the case may be, shall have the right to tow, at Tenant's sole cost and expense, any of Tenant's or Tenant's permitted subtenants', or their employees', visitors' or invitees', cars that are parked outside of Tenant's Parking Spaces to the extent specific spaces are reserved for tenants.

            37.06. Landlord shall have the right to require that all cars to be parked in Tenant's Parking Spaces shall exhibit such identification as Landlord may from time to time deem reasonably necessary to control the use of the Parking Areas. Landlord shall have the right to tow, at Tenant's sole cost and expense, any of Tenant's or Tenant's permitted subtenants', or their employees', visitors' or invitees', cars not exhibiting such identification if required.

            37.07. Landlord shall have the right to institute valet parking, as a Building service or a service of the parking operator, in which event Tenant shall comply with all rules promulgated by Landlord or such parking operator relating thereto.

                                   ARTICLE 38

                                   INDEMNITY

            38.01. Subject to the provisions of Section 9.08 of this Lease, Tenant shall indemnify, defend, pay on behalf of and hold harmless Landlord and all holders of Superior Instruments, and its and their respective partners, joint venturers, directors, officers, invitees, agents, servants and employees (each an "indemnitee" for purposes of this provision), from and against any loss, damage, liability, cost, claim or expense (including reasonable attorneys' fees) arising from or in connection with (a) any act or omission occurring or failing to occur within the demised premises or any negligence of Tenant or any subtenants, or its or their respective partners, joint venturers, directors, officers, invitees, agents, servants and employees, (b) any accident, injury or damage whatsoever occurring in or about the demised premises, (c) the use or occupation of the demised premises by Tenant or anyone claiming under or through Tenant or (d) any breach of this Lease by Tenant. This provision shall not be construed to exculpate an indemnitee, or to make Tenant responsible for, any loss, damage, liability, cost, claim or expense resulting solely from or caused solely by the gross negligence or willful misconduct of such indemnitee.


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

                                   ARTICLE 39

                              MEMORANDUM OF LEASE

            39.01. Tenant shall not record this Lease or a memorandum thereof. Tenant shall, at the request of Landlord, execute and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

                                   ARTICLE 40

                                TENANT ALLOWANCE

            40.01. (a) Tenant shall be entitled to reimbursement of up to an amount equal to TWO MILLION FIVE HUNDRED SEVENTY TWO THOUSAND FOUR HUNDRED TWELVE AND 50/100 DOLLARS ($2,572,412.50) (the "Initial Premises Allowance") for Hard Costs (as hereinafter defined) and Soft Costs (as hereinafter defined) paid by Tenant in connection with the preparation of the premises initially demised hereunder for Tenant's occupancy; provided, that Tenant shall not be entitled to reimbursement from the Initial Premises Allowance for Soft Costs to the extent such Soft Costs exceed an amount (the "Initial Premises Soft Costs Maximum") equal to SIX HUNDRED FORTY THREE THOUSAND ONE HUNDRED THREE AND 13/100 DOLLARS ($643,103.13). Tenant shall have the right to submit to Landlord, from time to time, but not more frequently than once per month, a notice setting forth the dollar amount requested, which notice shall be accompanied by (i) paid invoices or other evidence reasonably satisfactory to Landlord of the amounts paid by Tenant for such Hard Costs and/or Soft Costs, (ii) a certificate from a financial officer of Tenant that Tenant has not been reimbursed previously for such Hard Costs and/or Soft Costs, (iii) a certificate from Tenant's architect which certifies that the work for which Tenant is seeking reimbursement has been completed substantially in accordance with the plans and specifications previously approved or deemed approved by Landlord and in compliance with all applicable Legal Requirements and (iv) evidence reasonably satisfactory to Landlord (including, without limitation, lien waivers) that all sums properly due and owing to contractors, subcontractors and materialmen in connection with the work for which Tenant is seeking reimbursement have been paid. Within thirty
(30) days after receipt of such notice and other information and provided the certificates and other deliveries made therewith are correct, Landlord shall reimburse Tenant for the amount thereof until the total of all such reimbursements is equal to the Initial Premises Allowance (it being understood that in no event shall Landlord be obligated to expend in excess of the Initial Premises Allowance or reimburse Tenant for Soft Costs in excess of the Initial Premises Soft Costs Maximum). Anything to the contrary contained herein notwithstanding anything, Landlord shall have the right to withhold $25,000 from the Initial Premises Allowance, which amount shall not be released to Tenant unless and until Tenant delivers to Landlord final working drawings, with amendments, or the mylar set of "as built" plans, drawings and specifications for the initial Tenant's Work and the disk carrying the same in accordance with
Section 6.01(ll) and Tenant otherwise complies with the other provisions of this
Article 40.

                  (b) "Hard Costs" means the costs of labor and materials paid by Tenant for the installation of fixtures, improvements and appurtenances attached to or built into the space in question, but not including the installation of movable partitions, business and trade fixtures, machinery, equipment, cabling and wiring, furniture, furnishings and other articles of personal property.

                      "Soft Costs" means the costs, other than Hard Costs, paid by Tenant in connection with the preparation of the space in question for Tenant's occupancy, including fees and expenses of architects, engineers, construction, telecommunication and other consultants and attorneys and other professionals, moving costs and costs for the acquisition and installation of movable partitions, business and trade fixtures, machinery, equipment, cabling and wiring, furniture, furnishings and other articles of personal property.

                                   ARTICLE 41

                                 MISCELLANEOUS

            41.01. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

            41.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

            41.03. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

            41.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            41.05. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

            41.06. Intentionally deleted.

            41.07. If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant, provided, however, except as expressly provided in Section 2.01(b), Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the Term.

            41.08. In the event that Tenant is in arrears in payment of basic annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            41.09. All Schedules and Exhibits referred to in this Lease are hereby incorporated in this Lease by reference.

            41.10. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

            41.11. Tenant hereby acknowledges that in order to avoid delay, this Lease has been prepared and submitted to Tenant for signature with the understanding that it shall not be deemed an offer by Landlord or bind Landlord unless and until it is executed and delivered by Landlord.

            41.12. The exterior walls of the Building, the portions of any window sills outside the windows and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

            41.13. Donaldson, Lufkin & Jenrette Securities Corporation, DLJdirect Holdings Inc. and any other entity which may hereafter constitute Tenant shall be jointly and severally liable for all obligations of Tenant under this Lease.

            41.14. Upon the expiration or sooner termination of this Lease or upon the closure of Tenant's operations in the demised premises or upon the sale or other disposition of all or any part of the Building or land thereunder by Landlord, Tenant shall, at its sole cost and expense, comply with all applicable provisions of all Legal Requirements relating to environmental laws and regulations, including, without limitation, the New Jersey Industrial Site Recovery Act (and all amendments and successors thereto) (including, without limitation, obtaining a letter of non-applicability within three months after the Expiration Date confirming that Tenant is not an industrial establishment) with respect to the demised premises and any other portion of the Property affected by Tenant's operations Tenant shall indemnify and hold harmless Landlord and any holder of a Superior Instrument, and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any loss, damage, liability, cost, claim or expense (including reasonable attorneys' fees) arising from or in connection with Tenant's failure to so comply with all such provisions. Notwithstanding anything to the contrary contained in this Section 41.14, provided that Tenant operates the demised premises in accordance with the terms of this Lease, Tenant shall not be required to obtain a letter of non-applicability pursuant to the New Jersey Industrial Site Recovery Act.

            41.15. This Lease constitutes the entire agreement of the parties with respect to the matters hereof, and may not be modified except by a written instrument executed by Landlord and Tenant.

            41.16. Tenant shall be entitled to its name and its subtenants' names and the names of their respective officers, directors and employees on the computerized directory located in the Building.

                                   ARTICLE 42

                             INTENTIONALLY DELETED

                                   ARTICLE 43

                                  ARBITRATION

            43.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any basic annual rent or additional rent request arbitration, of any matter in dispute with respect to which arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party specifying the nature of the dispute. Said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

                                   ARTICLE 44

                                OPTION TO RENEW

            44.01. (a) Provided that both when it exercises the first option to extend described below and when the First Extended Term (as defined below) commences (i) this Lease is in full force and effect, (ii) Tenant is not in monetary default under this Lease, or in non-monetary default under this Lease beyond any applicable notice and grace periods, and (iii) the Tenant occupies at least 68% of the demised premises. Tenant shall have the option to extend the term of this Lease for an additional period of five (5) years (the "First Extended Term"). Such option to extend the term of this Lease may be exercised only by Tenant giving written notice to

Landlord on or before the date that is 18 months (the "First Exercise Date") prior to the original Expiration Date. If this Lease shall be terminated or if any of the other conditions to Tenant's option to extend described above shall no longer be satisfied at any time before the commencement of the First Extended Term, Tenant's option to extend the term of this Lease, or its exercise thereof, or the First Extended Term, or any lease created by any such exercise, shall be abrogated and rendered null and void. If Tenant fails to timely give such notice, Tenant's option to extend this Lease for the First Extended Term shall be terminated and be deemed waived by Tenant. If Tenant is in monetary default at the time it exercises the first option to extend and Tenant cures such default prior to the First Exercise Date, Tenant shall be entitled to re-exercise such option by giving notice to Landlord on or before the First Exercise Date so long as the conditions specified above are satisfied as of such exercise date. Provided that both when it exercises the second option to extend described below and when the Second Extended Term (as defined below) commences
(i) this Lease is in full force and effect, (ii) Tenant is not in monetary default under this Lease and (iii) the Tenant occupies at least 68% of the demised premises, Tenant shall have the option to extend the term of this Lease for an additional period of five (5) years (the "Second Extended Term"). Such option to extend the term of this Lease may be exercised only by Tenant giving written notice to Landlord on or before the date that is 18 months (the "Second Exercise Date") prior to the expiration of the First Extended Term. It is expressly agreed that Tenant shall not have an option to extend the term of this Lease beyond the expiration of the Second Extended Term. If this Lease shall be terminated or if any of the other conditions to Tenant's option to extend described above shall no longer be satisfied at any time before the commencement of the Second Extended Term, Tenant's option to extend the term of this Lease, or its exercise thereof, or the Second Extended Term or any lease created by any such exercise, shall be abrogated and rendered null and void. If Tenant fails to timely give such notice, Tenant's option to extend this Lease for the Second Extended Term shall be terminated and be deemed waived by Tenant. If Tenant is in monetary default at the time it exercises the second option to extend and Tenant cures such default prior to the Second Exercise Date, Tenant shall be entitled to re-exercise such option by giving notice to Landlord on or before the Second Exercise Date so long as the conditions specified above are satisfied as of such exercise date.

                  (b) Upon Tenant's giving notice of its election to extend the term of this Lease for the First Extended Term pursuant to paragraph (a) above, this Lease shall be deemed automatically amended as of the date following the original Expiration Date as follows: (i) the basic annual rent for the First Extended Term shall be the greater of (x) the basic annual rent payable under this Lease immediately prior to the original Expiration Date or (y) the fair market rent for the demised premises for the First Extended Term as determined pursuant to Section 44.02; and (ii) the Expiration Date of the Extended Term shall be the last day of the month in which the 5th anniversary of the original Expiration Date occurs (the "Extended Expiration Date"). Upon Tenant's giving notice of its election to extend the term of this Lease for the Second Extended Term pursuant to paragraph (a) above, this Lease shall be deemed automatically amended as of the date following the Extended Expiration Date as follows: (i) the basic annual rent shall be the greater of (x) the basic annual rent payable under this Lease immediately prior to the Extended Expiration Date or (y) the fair market rent for the demised premises for the Second Extended Term as determined pursuant to Section 44.02; and (ii) the expiration date of the Second Extended Term shall be the last day of the month in which the fifth (5th) anniversary of the

Extended Expiration Date occurs. Tenant and Landlord shall promptly execute and deliver an appropriate modification of this Lease to evidence said amendment(s).

            44.02. (a) For purposes of this Article 44, in such instances that it is provided that Tenant shall pay a "fair market rent" as basic annual rent, such fair market rent shall be proposed by Landlord giving notice therefor (a "FMR Notice"), not later than ninety (90) days prior to the original Expiration Date or the Extended Expiration Date, as applicable.

                  (b) Within thirty (30) days after Landlord gives a FMR Notice, Tenant shall notify Landlord as to whether or not it agrees with Landlord's proposed fair market rent, and if it does not so agree, Tenant shall in such notice submit to Landlord its proposed fair market rent. If Tenant fails to respond as aforesaid within said 30 day period, Tenant hereby agrees that it shall be deemed conclusively to have agreed to the fair market rent proposed by Landlord.

                  (c) If Landlord and Tenant do not agree upon the fair market rent, the matter shall be submitted to arbitration in accordance with the provisions of Article 43 hereof, subject, however, to the following modifications:

                        (i) the arbitrator selected shall have at least ten (10) years' experience in the leasing or management of office space in the northern New Jersey office market. The fees and expenses of the arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto;

                        (ii) within two business days after the appointment of the arbitrator, there shall be submitted to the arbitrator the FMR Notice containing Landlord's proposed fair market rent and a copy of Tenant's response thereto containing Tenant's proposed fair market rent;

                        (iii) within ten (10) business days thereafter, the arbitrator shall select either the fair market rent proposed by Landlord or Tenant, whichever the arbitrator determines is closest to his determination of the fair market rent for the demised premises.

                        (iv) in rendering such decision, the arbitrator shall determine the fair market rent that would be agreed upon by Landlord and a new unrelated third party tenant, and in connection therewith shall assume or take into consideration as appropriate all of the following: (A) the Landlord and prospective tenant are typically motivated; (B) the Landlord and prospective tenant are well informed and well advised, and each is acting in what it considers its own best interest; (C) a reasonable time under then-existing market conditions is allowed for exposure of the demised premises on the open market; (D) the demised premises are being delivered "as-is" and require no additional work by Landlord and that no work has been carried out thereon by the Tenant, its subtenant, or their predecessors in interest during the term which has diminished the rental value of the demised premises; (E) Landlord will not be providing any work allowance to Tenant for the build-out of the demised premises; (F) in the event the demised premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (G) that the demised premises are to be let with vacant possession and subject to the provisions of this Lease for a five (5) year term; (H) market rents then being charged for comparable space in other similar office buildings in the same area; (I) the computation of the number of rentable square feet contained in the demised premises shall be based on the square footage specified in Section 1.01(b); (J) the Base Tax Year and the Base Operating Year shall be as stated herein; and (K) a full brokerage commission shall be payable by Landlord to the extent a brokerage commission is required to be paid by Landlord pursuant to the terms of the separate agreement between Landlord and the brokers referred to in Section 24.01 of this Lease. In rendering such decision and award, the arbitrator shall not modify the provisions of this Lease.

                        (v) the decision and award of the arbitrator shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction.

                  (d) In the event that any payment of basic annual rent is due hereunder prior to the determination of the arbitrator, Tenant shall pay as the basic annual rent it is obligated to pay under this Lease the amount set forth in the FMR Notice. If the arbitrator determines that the basic annual rent payable pursuant to this Article 44 is less than that set forth in the FMR Notice, then Tenant shall be entitled to a credit in the amount of its overpayment for such period against subsequent payments of basic annual rent or additional rent due hereunder.

                  (e) Nothing contained in this Section 44.02 shall be deemed in any way to alter or modify the provisions of Article 3 hereof.

                                   ARTICLE 45

                                EXPANSION OPTION

            45.01. (a) Provided that on the date Tenant exercises the Expansion Option and on the ES Possession Date (i) this Lease shall not have been terminated, (ii) Tenant shall not be in monetary default under this Lease, or in non-monetary default under this Lease beyond applicable notice and grace periods and (iii) Tenant shall not have sublet any of the demised premises, Tenant shall have the option (the "Expansion Option") to lease, at Landlord's option, either
(A) the space on the 6th floor of the Building substantially as shown hatched on the floor plan annexed as Schedule I ("Expansion Space I") or (B) the space on the 6th floor of the Building substantially as shown hatched on the floor plan annexed as Schedule N ("Expansion Space II", Expansion Space I or Expansion Space II, as designated by Landlord as the expansion space to he leased by Tenant, is hereinafter referred to as the "Expansion Space"). Landlord and Tenant confirm that Expansion Space I is conclusively deemed to contain 43,099 rentable square feet and Expansion Space II is conclusively deemed to contain 42,632 rentable square feet. The Expansion Option may be exercised only by Tenant giving Landlord notice thereof (the "Expansion Notice") on or before September 30, 1999. If this Lease shall be terminated or if any of the other conditions to Tenant's Expansion Option described above shall no longer be satisfied at any time before ES Possession Date, Tenant's Expansion Option, or its exercise thereof, or any lease created by any such exercise, shall be abrogated and rendered null and void. If Tenant fails to timely give such notice, Tenant's Expansion Option shall be terminated and be deemed waived by Tenant. If Tenant is in monetary default at the time it exercises the Expansion Option and Tenant cures such default prior to September 30, 1999, Tenant shall be entitled to re-exercise the Expansion Option by giving Landlord another Expansion Notice on or before September 30, 1999, so long as the conditions specified above are satisfied as of such exercise date. If Tenant timely gives the Expansion Notice, on the ES Commencement Date, the Expansion Space shall become part of the demised premises, upon all of the terms and conditions set forth in this Lease, except that:

                        (i) The basic annual rent shall be increased by (A) if Tenant shall have timely and properly given an Expansion Notice on or before May 17, 1999, an amount equal to the product of (x) (i) for the period commencing on the ES Inclusion Date and ending on the day immediately preceding the fifth
(5th) anniversary of the Commencement Date, $30.50 and (ii) commencing on the Commencement Date and ending on the Expiration Date, $33.50 and (y) the rentable square footage of the Expansion Space and (B) if Tenant shall have timely and properly given an Expansion Notice after May 17, 1999 and on or before September 30, 1999, the ES Fair Market Rent;

                        (ii) Tenant's Tax Share shall be increased by (A) 2.87% if the Expansion Space is Expansion Space I and (B) 2.84% if the Expansion Space is Expansion Space II;

                        (iii) Tenant's Operating Share shall be increased by (A) 3.01% if the Expansion Space is Expansion Space I and (B) 2.98% if the Expansion Space is Expansion Space II; and

                        (iv) Landlord shall not be required to perform any work, install any fixtures or equipment or render any services or, except as provided in subparagraph (v) below, make any contribution to prepare the Building or Expansion Space for Tenant's use or occupancy and Tenant shall accept the Expansion Space in its "as is" condition on the ES Possession Date.

                        (v) Tenant shall be entitled to reimbursement of up to an amount equal to $27.50 per rentable square foot of the Expansion Space (the "Expansion Premises Allowance") for Hard Costs and Soft Costs paid by Tenant in connection with the preparation of the Expansion Space for Tenant's occupancy, provided, that Tenant shall not be entitled to reimbursement from the Expansion Premises Allowance for Soft Costs to the extent such Soft Costs exceed an amount (the "Expansion Space Soft Costs Maximum") equal to 25% of the Expansion Premises Allowance. Tenant shall have the right to submit to Landlord, from time to time, but not more frequently than once per month, a notice setting forth the dollar amount requested, which notice shall be accompanied by (i) paid invoices or other evidence reasonably satisfactory to Landlord of the amounts paid by Tenant for such Hard Costs and/or Soft Costs, (ii) a certificate from a financial officer of Tenant that Tenant has not been reimbursed previously for such Hard Costs and/or Soft Costs, (iii) a certificate from Tenant's architect which certifies that the work for which Tenant is seeking reimbursement has been completed substantially in accordance with the plans and specifications previously approved or deemed approved by Landlord and in compliance with all applicable Legal Requirements and (iv) evidence reasonably satisfactory to Landlord (including, without limitation, lien waivers) that all sums properly due and owing to contractors, subcontractors and materialmen in connection with the work for which Tenant is seeking reimbursement have been paid. Within thirty (30) days after receipt of such notice and other information and provided the certificates and other deliveries made therewith are correct, Landlord shall reimburse Tenant for the amount thereof until the total of all such reimbursements is equal to the Expansion Premises Allowance (it being understood that in no event shall Landlord be obligated to expend in excess of the Expansion Premises Allowance or reimburse Tenant for Soft Costs in excess of the Expansion Space Soft Costs Maximum). Anything to the contrary contained herein notwithstanding anything, Landlord shall have the right to withhold $25,000 from the Expansion Premises Allowance, which amount shall not be released to Tenant unless and until Tenant delivers to Landlord final working drawings, with amendments, or the mylar set of "as built" plans, drawings and specifications for the work performed in the Expansion Space and the disk carrying the same in accordance with Section 6.01(11).

                        (vi) If Tenant shall have timely and properly given an Expansion Notice on or before May 17, 1999, the term of the leasing of the Expansion Space shall commence on the ES Commencement Date and expire on the last day of the month that is 120 months after the month in which the ES Commencement Date occurs (it being understood that if Tenant shall have timely and properly given an Expansion Notice after May 17, 1999 and on or before September 30, 1999, the term of the leasing of the Expansion Space shall commence on the ES Commencement Date and expire on the originally scheduled Expiration Date).

                  (b) The "ES Possession Date" shall be the date that Landlord delivers vacant possession of the Expansion Space to Tenant, broom-clean with all movable furniture and personal property removed.

                  (c) The "ES Commencement Date" shall be (i) if Tenant shall have timely and properly given an Expansion Notice on or before May 17, 1999, the date which is ninety (90) days after the ES Possession Date and (ii) if Tenant shall have timely and properly given an Expansion Notice after May 17, 1999 and on or before September 30, 1999, the same date as the ES Possession Date.

                  (d) For the period commencing on the ES Possession Date and ending on the date immediately preceding the ES Commencement Date (the "ES Construction Period") Tenant shall be entitled to occupy the Expansion Space for the purpose of performing Tenant's initial work therein and, upon completion of such work, for the purposes expressly permitted pursuant to Article 5 hereof. Tenant's occupancy of the Expansion Space during the ES Construction Period shall be subject to all of the terms and conditions of this Lease (including, without limitation, Tenant's indemnification obligation pursuant to Article 38 of this Lease and Tenant's obligation to maintain insurance pursuant to Section
9.09 of this Lease).

                  (e) "ES Fair Market Rent" means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Expansion Space as of the date on which Tenant exercises the Expansion Option, taking into account all relevant factors. If Tenant timely exercises the Expansion Option, Landlord shall notify Tenant (the "ES Rent Notice") of Landlord's determination of the ES Fair Market Rent ("Landlord's ES Determination"). Tenant shall notify Landlord ("Tenant's ES Notice"), within 20 days after Tenant's receipt of the ES Rent Notice, whether Tenant accepts or disputes Landlord's ES Determination, and if Tenant disputes Landlord's ES Determination, Tenant's ES Notice shall set forth Tenant's determination of the ES Fair Market Rent, and any such dispute, if not resolved between the parties within 20 days thereafter, shall be settled in accordance with the provisions of Section 43.01 of this Lease, as modified by Section 44.02(c) of this Lease, except that any reference to (i) the "FMR Notice" in Section 44.02(c) shall be deemed to refer to "Landlord's ES Determination", (ii) the "demised premises" in Section 44.02(c) shall be deemed to refer to the Expansion Space, (iii) Section 44.02(iv)(E) shall be modified to state that Landlord will be providing a work allowance to Tenant for the build-out of the Expansion Space in an amount equal to $27.50 per rentable square foot thereof, (iv) "a five (5) year term" in Section 44.02(c)(iv)(G) shall be deemed to refer to the unexpired Term of this Lease and
(v) Section 1.01(b) in Section 44.02(c)(iv)(I) shall be deemed to refer to
Section 45.01(a). If Tenant fails to give Tenant's ES Notice within such 20 day period. Tenant shall be deemed to have accepted Landlord's ES Determination.

                  (f) If Tenant shall dispute Landlord's ES Determination and if the final determination of the ES Fair Market Rent shall not be made on or before the ES Commencement Date, then, pending such final determination, Tenant shall pay, as basic annual rent the Expansion Space, an amount equal to Landlord's ES Determination. If, based upon the final determination of ES Fair Market Rent, the basic annual rent payments made by Tenant for the Expansion Space were (i) less than Landlord's ES Determination, Tenant shall pay to Landlord the amount of such deficiency within 10 days after demand therefor or
(ii) greater than Landlord's ES Determination, Landlord shall credit the amount of such excess against future installments of basic annual rent payable by Tenant with respect to the Expansion Space.

                  (g) If Tenant shall have timely and properly given an Expansion Notice on or before May 17, 1999, this Lease shall be deemed to be automatically amended to provide that the Term shall be extended so that the Expiration Date shall be the last day of the month that is 120 months after the month in which the ES Commencement Date occurs, as the same may be extended by reason of the exercise of any extension or renewal option contained in this Lease.

                  (h) Tenant acknowledges that the Expansion Space is subject to an existing lease and Landlord will not be able to deliver the Expansion Space to Tenant until such lease expires or terminates and the occupant of the Expansion Space vacates the same. Landlord has advised Tenant that such lease for the Expansion Space is scheduled to terminate on June 30, 2000, however, Tenant agrees that if Landlord delivers vacant, broom-clean possession of the Expansion Space to Tenant prior to June 30, 2000, such earlier date of delivery shall be the ES Possession Date. Notwithstanding anything to contrary contained in this Lease, Tenant agrees that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant for any failure or delay to deliver possession of the Expansion Space pursuant to the terms hereof on the anticipated availability date or any other specific date and the validity of this Lease shall not be impaired under such circumstances nor shall the same be construed to extend the Term.

                  (i) Promptly after the occurrence of the ES Commencement Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Expansion Space in the Premises (and any extension of the Term and modification of the Expiration Date in accordance with Section 45.01(g) above) by executing an amendment to this Lease prepared by Landlord; provided, that failure by Landlord or Tenant to execute such amendment shall not affect the inclusion of the Expansion Space in the demised premises in accordance with this Section 45.01 or any extension of the Term and modification of the Expiration Date in accordance with Section 45.01(g) above.

                                   ARTICLE 46

                              HAZARDOUS MATERIALS

            46.01. Landlord represents that to the best of Landlord's knowledge as of the Possession Date there exists no Hazardous Material in the premises initially demised hereunder requiring any remedial action under any applicable federal, state or local law or regulation under the particular circumstances in question. If any Hazardous Material existing in the demised premises on the Possession Date requires remedial action under any such law or regulation. Landlord shall perform such remedial action unless Tenant shall fail to cease any work in the demised premises following discovery of such Hazardous Material and following such failure such Hazardous Material shall have been disturbed by Tenant or Tenant's agents, contractors or employees, in which case Tenant shall be responsible for the remediation thereof in accordance with paragraph (b) below. Tenant agrees to permit Landlord and its agents, contractors and employees access to the demised premises to perform such remediation and shall otherwise reasonably cooperate with Landlord in connection with the performance thereof. Tenant shall promptly notify Landlord if it becomes aware of the existence of any Hazardous Material in the demised premises and, upon becoming aware thereof, shall cease any work which could disturb such Hazardous Material. "Hazardous Material" shall mean asbestos or asbestos containing material.

                  (b) Tenant shall not bring, keep, use, or maintain any Hazardous Material on or about the demised premises. If Tenant shall breach the foregoing covenant and such breach shall result in contamination in the demised premises or the Building, then Tenant shall indemnify, defend and hold Landlord and all holders of Superior Instrument and its and their respective directors, officers, invitees, agent, servants and employees harmless from any and all liabilities arising during or after the Term as a result of such contamination. Tenant shall, in accordance with applicable Legal Requirements, either remove such Hazardous Material or encapsulate such Hazardous Material and restore the demised premises to its condition prior to the removal of such Hazardous Material. Notwithstanding the foregoing, any work required pursuant to the preceding sentence shall be performed at Landlord's option, either by Tenant, at Tenant's expense, utilizing a contractor designated by Landlord or by Landlord at Tenant's expense.

                  (c) If, due to the existence of any Hazardous Material in the premises initially demised hereunder, which Hazardous Material (i) was present on the Possession Date, (ii) is discovered prior to the Commencement Date and
(iii) the presence of which Tenant notifies Landlord promptly after discovering same, Tenant shall cease the performance of Tenant's Work because Tenant shall be unable to perform Tenant's Work in substantially the same manner as Tenant's Work was being performed prior to such discovery, Tenant shall have the right to give to

Landlord a notice (the "Work-Stop Notice") advising Landlord of such inability to perform Tenant's Work and of Tenant's ceasing the performance of Tenant's Work and specifying in reasonable detail the nature and location of the Hazardous Material, and the effect thereof on the performance of Tenant's Work, which notice shall contain the following statement in capitalized bold type "IF YOU FAIL TO REMEDIATE THE HAZARDOUS MATERIAL REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN SECTION 46.01(c) OF THE LEASE, WE MAY BE ENTITLED TO A RENT ABATEMENT IN ACCORDANCE WITH SUCH SECTION." If (i) Tenant delivers the Work-Stop Notice, (ii) Tenant's claim set forth in the Work-Stop Notice shall be valid and (iii) Tenant shall continue to be unable to perform (and shall not perform) Tenant's Work in the demised premises for at least four (4) consecutive business days after the giving of the Work-Stop Notice because of the presence of the Hazardous Material at issue, then, at Tenant's election and as Tenant's sole remedy, the Commencement Date shall be postponed one (1) day for each day subsequent to the last day of such four (4) consecutive business-day period that Tenant continues to be unable to perform Tenant's Work in the demised premises because of the presence of the Hazardous Material at issue.

                                   ARTICLE 47

                                FUEL TANK SPACE

            47.01. (a) Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the portion of the first floor of Plaza II as shown hatched on the plans annexed hereto as Schedule J consisting of 150 rentable square feet (the "First Floor Space") for a term (the "First Floor Term") commencing on the Possession Date and expiring on the Expiration Date as same may be extended pursuant to the Lease (unless the Term shall sooner cease and terminate as herein before provided) and otherwise upon the terms and conditions hereinafter set forth.

                  (b) The basic annual rent for the First Floor Space shall be at the annual rate of TWO THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($2,250.00), payable in equal monthly installments of ONE HUNDRED EIGHTY-SEVEN AND 50/100 DOLLARS ($187.50), appropriately prorated for any partial year and otherwise payable in the same manner as the basic annual rent with respect to the demised premises.

                  (c) Tenant shall not be obligated to pay Tenant's share of Existing Building Taxes, Common Area Taxes, Operating Expenses or Common Area Operating Expenses with respect to the First Floor Space.

                  (d) Payment of basic annual rent with respect to the First Floor Space shall commence as of the Commencement Date. If the Commencement Date is not the first day of a month, then the basic annual rent with respect to the First Floor Space shall be prorated on a per diem basis, and Tenant agrees to pay the amount thereof for such partial month on the Commencement Date.

                  (e) Tenant shall accept the First Floor Space on its "as is" condition on the Possession Date and Landlord shall have no obligation to perform any work or make any contribution to ready the First Floor Space for Tenant's use.

                  (f) Tenant shall not be entitled to any additional parking spaces in connection with its leasing of the First Floor Space.

                  (g) Tenant shall pay, in accordance with the provisions of
Article 4 hereof, the amounts due for electrical current consumed by Tenant with respect to the First Floor Space and shall pay to Landlord, as additional rent, the costs of installing meters in the First Floor Space to measure such consumption to the extent such meters have not already been installed.

                  (h) Tenant shall use the First Floor Space for the installation, maintenance and operation of a fuel tank, and for no other purpose.

                  (i) Except as otherwise specifically provided in this Article 47, all references in this Lease to the demised premises shall be deemed to include the First Floor Space, and all of the terms, provisions and conditions of this Lease shall apply to the First Floor Space.

                  (j) Tenant shall construct and maintain in compliance with all Legal Requirements a tank room in the First Floor Space in accordance with
Article 6 and all other applicable provisions of this Lease.

                  (k) Landlord shall not be required to provide any services with respect to the First Floor Space, except that Landlord will make sufficient electrical power (for general lighting and fuel pump) available within 100 feet of the First Floor Space and Tenant, at its expense and subject to and in accordance with Article 6, shall have the right to tie-into such electrical power.

                                   ARTICLE 48

                                 ROOF EQUIPMENT

            48.01 Tenant shall have the right, subject to and in accordance with the provisions of this Article 48, to use a portion of the roof of Plaza II as designated on Exhibit K attached hereto and made a part hereof consisting of approximately 1600 square feet to install, maintain and operate, at its sole cost and expense, two (2) back-up generators and day tanks and satellite dishes (subject to Landlord's reasonable approval of such satellite dishes) (the "Roof Equipment"). Tenant shall furnish detailed plans and specifications for the Roof Equipment (or any modification thereof) to Landlord for its approval in accordance with the provisions of Article 6 of this Lease. Tenant's use of the rooftop of Plaza II shall be a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person for any use including without limitation installation of communication equipment or other generators or tanks. Tenant shall use its reasonable efforts to insure that its use of the rooftop does not impair such other person's data transmission and reception via its respective communication equipment. If Tenant's construction, installation, maintenance, repair, operation or use of the Roof Equipment shall interfere with the rights of Landlord (including, without limitation, Landlord's right to use the remainder of the roof) or other tenants in the Building, Tenant shall cooperate with Landlord or such other tenants in eliminating such interference; provided, however, the cost of remedying such interference shall be borne by the party which is suffering such interference, unless such party was using the affected equipment prior to the use of the Roof Equipment by Tenant, in which case the cost of remedying such interference shall be borne by Tenant. Tenant shall secure and keep in full force and effect, from and after the time Tenant begins construction and installation of the Roof Equipment, such supplementary insurance with respect to the Roof Equipment as Landlord may reasonably require. Tenant shall pay any additional or increased insurance premiums incurred by Landlord with respect to the Roof Equipment.

            48.02. In connection with the installation, maintenance and operation of the Roof Equipment, Tenant, at Tenant's sole cost and expense, shall comply with all Legal Requirements, including, without limitation, any requirement to install screening surrounding such installations, and shall procure, maintain and pay for all permits required therefor, and Landlord makes no warranties whatsoever as to the permissibility of Roof Equipment under applicable Legal Requirements or the suitability of the roof of Plaza II for the installation thereof. Landlord shall reasonably cooperate with Tenant, at Tenant's expense, in connection with Tenant's efforts to obtain all necessary governmental approvals for the installation of the Roof Equipment, provided that Tenant shall reimburse Landlord, within 30 days after demand, for any out-of-pocket costs incurred by Landlord in connection therewith. If Landlord's structural engineer deems it advisable that there be structural reinforcement of the roof in connection with the installation of the Roof Equipment Landlord shall perform same at Tenants' cost and expense and Tenant shall not perform any such installation prior to the completion of any such structural reinforcement. The installation of the Roof Equipment shall be subject to the provisions of
Article 6 applicable to alterations and installations. For the purpose of installing, servicing or repairing the Roof Equipment, Tenant shall have access to the rooftop of Plaza II at reasonable times upon reasonable notice to Landlord and Landlord shall have the right to require, as a condition to such access, that Tenant (or its employee, contractor or other representative) at all times be accompanied by a representative of Landlord, whom Landlord agrees to make available upon reasonable notice. Landlord agrees to use reasonable efforts to cooperate with Tenant in order to grant Tenant access to the rooftop in the event of an emergency. Tenant shall pay for all electrical service required for Tenant's use of the Roof Equipment, to be measured and charged in accordance with the provisions set forth in Article 4 hereof.

            48.03. Tenant, at its sole cost and expense, shall promptly repair any and all damage to the rooftop or to any other part of the Building caused by the installation, maintenance, repair, operation or removal of the Roof Equipment. Tenant shall be responsible for all costs and expenses for repairs and maintenance of the roof which result from Tenant's use of the roof for the construction, installation, maintenance, repair, operation and use of the Roof Equipment. All installations made by Tenant on the rooftop or in any other part of the Building pursuant to the provisions of this Article 46 shall be at the sole risk of Tenant, and neither Landlord, nor any agent or employee of Landlord, shall be responsible or liable for any injury or damage to, or arising out of, the Roof Equipment. Tenant's indemnity under Section 38.01 shall apply with respect to the installation, maintenance, operation, repair, presence or removal of the Roof Equipment.

            48.04. Upon the expiration of the Term, the Roof Equipment shall be removed by Tenant at its sole cost and expense, and Tenant shall repair any damage to and restore the rooftop or any other portions of the Building to their condition existing immediately prior to Tenant's installation of the Roof Equipment, reasonable wear and tear and casualty damage and damage from the elements excepted.

            48.05. Tenant shall not be required to pay rent for the use of such Roof Equipment or use of the rooftop or any shaft space in connection with the use of rooftop for the purposes permitted herein and none of the same shall be included in the calculation of Tenant's Tax Share or Tenant's Expense Share.

            48.06. Notwithstanding anything to the contrary contained in this
Article 48, Landlord shall have the right, at Landlord's expense, on not less than thirty (30) days' prior notice, to relocate the Roof Equipment to another location on the roof of the Building, and Tenant shall cooperate in all reasonable respects with Landlord in any such relocation, provided, that if such relocation is done pursuant to any Legal Requirement, the cost thereof charged at Landlord's actual cost shall be borne by Tenant. Landlord shall use commercially reasonable efforts to perform any such relocation in a manner so as to minimize interference with the conduct of Tenant's business in the demised premises.

            48.07. The rights granted in this Article 48 are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable but shall inure to and benefit Tenant and its permitted successors and assigns.

            48.08. If the installation of the Roof Equipment or act or omission relating thereto should revoke, negate or in an any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result of such impairment or limitation, provided Landlord shall use reasonable efforts to give Tenant reasonable notice of any anticipated impairment and the opportunity to take any action necessary to avoid or eliminate such impairment.

                                   ARTICLE 49


                              RIGHT OF FIRST OFFER

            49.01 As used herein:

                  (a) "Available" means, as to any space, that such space is vacant and free of any present or future possessory right now or hereafter existing in favor of any third party, provided that Landlord shall have the unconditional right to from time to time to extend or renew the lease of any tenant for such space (whether or not any such tenant had an extension or renewal right on the date of this Lease).

                  (b) "Offer Period" means the period commencing on the date of this Lease to and including the date that is 5 years prior to the Expiration Date.

                  (c) "Potential Offer Space" means the space on the 1st floor of the Building substantially as shown hatched on the floor plan annexed hereto as Schedule 0. Landlord and Tenant confirm that the Potential Offer Space shall be deemed to contain 26,187 rentable square feet. "Offer Space" means a portion of the Potential Offer Space designated by Landlord in its' sole discretion containing approximately 16,000 rentable square feet. The actual number of rentable square feet in the Offer Space shall be determined by Landlord using the same standard of measurement used to compute the rentable area of the demised premises for purposes of this Lease (which determination by Landlord shall be conclusive and binding on Tenant) and shall be set forth in Landlord's Offer Notice (as defined below).

            49.02. Provided (a) this Lease shall not have been terminated, (b) Tenant shall not be in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods and (c) Tenant shall occupy the entire demised premises, if at any time during the Offer Period the Offer Space either becomes, or Landlord reasonably anticipates that within the next 12 months (but not later than the last day of the Offer Period) the Offer Space will become, Available, Landlord shall give to Tenant a notice (an "Offer Notice") thereof, specifying (i) the date or estimated date that the Offer Space has or shall become Available, (ii) the actual number of rentable square feet in the Offer Space as determined by Landlord as provided above (the "RSF") and (iii) the location of the Offer Space.

            49.03. Provided that on the date that Tenant exercises the Offer Space Option and on the Offer Space Inclusion Date (a) this Lease shall not have been terminated, (b) Tenant shall not be in monetary default under this Lease or in non-monetary default under this Lease beyond applicable notice and grace periods and (c) Tenant shall occupy the entire demised premises, Tenant shall have the option (the "Offer Space Option"), exercisable by notice (an "Acceptance Notice") given to Landlord on or before the date that is 15 days after the giving of the Offer Notice (time being of the essence) to include the Offer Space in the demised premises.

            49.04. If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant possession of the Offer Space to Tenant, broom-clean with all movable furniture and personal property removed (the "Offer Space Inclusion Date"), the Offer Space shall become part of the demised premises, upon all of the terms and conditions set forth in this Lease, except
(a) basic annual rent for the Offer Space shall be (i) for the period commencing 60 days after the Offer Space Inclusion Date and ending on the day immediately preceding the 5th anniversary of the Commencement Date, $28.50 per RSF per annum, payable in equal monthly installments and (ii) for the period commencing on the 5th anniversary of the Commencement Date and ending on the Expiration Date, $31.50 per RSF per annum, payable in equal monthly installments (b) Tenant's Tax Share shall be increased by a fraction, expressed as a percentage, the numerator of which is the RSF and the denominator of which is 1,5000,000 (c) Tenant's Expense Share shall be increased by a fraction, expressed as a percentage, the numerator of which is the RSF and the denominator of which is 1,430,000 and (d) Landlord shall not be required to perform any work, pay any amount (except as provided in Section 49.08 below), or render any services to make the Building or the Offer Space ready for Tenant's use or occupancy, and Tenant shall accept the Offer Space in its "as is" condition on the Offer Space Inclusion Date.

            49.05. If Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before the date on which Landlord anticipates that the Offer Space shall be Available as set forth in the Offer Notice, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired.

            49.06. If Tenant fails timely to give an Acceptance Notice, then (a) Landlord may enter into one or more leases of the Offer Space with third parties on such terms and conditions as Landlord shall determine, (b) the Offer Space Option shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer the Offer Space to Tenant, and (c) Tenant shall, upon demand by Landlord, execute an instrument confirming Tenant's waiver of, and extinguishing, the Offer Space Option, but the failure by Tenant to execute any such instrument shall not affect the provisions of clauses (a) and (b) above.

            49.07. Promptly after the occurrence of the Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Offer Space in the demised premises by executing an instrument reasonably satisfactory to Landlord and Tenant, provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the demised premises in accordance with this Article 49.

            49.08. Tenant shall be entitled to reimbursement of up to an amount equal to $15.00 per RSF (the "Offer Space Allowance") for Hard Costs and Soft Costs paid by Tenant in connection with the preparation of the Offer Space for Tenant's occupancy, provided, that Tenant shall not be entitled to reimbursement from the Offer Space Allowance for Soft Costs to the extent such Soft Costs exceed an amount (the "Offer Space Soft Costs Maximum") equal to 25% of the Offer Space Allowance. Tenant shall have the right to submit to Landlord, from time to time, but not more frequently than once per month, a notice setting forth the dollar amount requested, which notice shall be accompanied by (i) paid invoices or other evidence reasonably satisfactory to Landlord of the amounts paid by Tenant for such Hard Costs and/or Soft Costs, (ii) a certificate from a financial officer of Tenant that Tenant has not been reimbursed previously for such Hard Costs and/or Soft Costs, (iii) a certificate from Tenant's architect which certifies that the work for which Tenant is seeking reimbursement has been completed substantially in accordance with the plans and specifications previously approved or deemed approved by Landlord and in compliance with all applicable Legal Requirements and (iv) evidence reasonably satisfactory to Landlord (including, without limitation, lien waivers) that all sums properly due and owing to contractors, subcontractors and materialmen in connection with the work for which Tenant is seeking reimbursement have been paid. Within thirty
(30) days after receipt of such notice and other information and provided the certificates and other deliveries made therewith are correct, Landlord shall reimburse Tenant for the amount thereof until the total of all such reimbursements is equal to the Offer Space Allowance (it being understood that in no event shall Landlord be obligated to expend in excess of the Offer Space Allowance or reimburse Tenant for Soft Costs in excess of the Offer Space Soft Costs Maximum). Anything to the contrary contained herein notwithstanding anything, Landlord shall have the right to withhold $25,000 from the Offer Space Allowance, which amount shall not be released to Tenant unless and until Tenant delivers to Landlord final working drawings, with amendments, or the mylar set of "as built" plans, drawings and specifications for the work performed in the Offer Space and the disk carrying the same in accordance with Section 6.01(ll).

            49.09. Landlord hereby represents and warrants to Tenant that, as of the date of this Lease, no person or entity (other than the existing tenant of the Offer Space) has any present or future possessory rights in the Offer Space. Landlord covenants and agrees that Landlord shall not, during the Offer Period or such earlier time as the Offer Space Option is null and void and of no further force or effect pursuant to Section 49.06 above or otherwise, grant to any person or entity any possessory rights in the Offer Space which are superior to the rights granted to Tenant pursuant to this Article 49. The foregoing shall not be deemed to affect Landlord's right to grant possessory rights as to any portion of the Potential Offer Space not included in the Offer Space designated by Landlord.

            IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                   CAL-HARBOR II AND III URBAN RENEWAL
                                   ASSOCIATES L.P., Landlord
                                   By: Mack-Cali Sub X, Inc.

                                       By: /s/ James G. Nugent
                                           ------------------------------
                                           Name: James G. Nugent
                                           Title: Senior Vice President


                                   DLJdirect HOLDINGS INC., Tenant

                                       By: /s/ Richard F. Brueckner
                                           ------------------------------
                                           Name: Richard F. Brueckner
                                           Title: Director


                                   DONALDSON, LUFKIN & JENRETTE
                                   SECURITIES CORPORATION, Tenant

                                       By: /s/ Robert A. Yurman
                                           ------------------------------
                                           Robert A. Yurman
                                           Title: Senior Vice President

                                    Cali Harborside (Fee) Associates L.P.is
                                    executing this Lease for the sole purpose of acknowledging and agreeing to Section 25.01(c) of this Lease

                                   CALI HARBORSIDE (FEE) ASSOCIATES L.P.

                                   By: Mack-Cali Sub X, Inc.

                                       By: /s/ James G. Nugent
                                           ------------------------------
                                           Name: James G. Nugent
                                           Title: Senior Vice President

                                                                         3/18/99
                                   SCHEDULE A

                              LOCATION OF PREMISES
                            DLJdirect HOLDINGS INC.

                              [FLOOR PLAN OMITTED]

                                   SCHEDULE B

                               Description of Land

      ALL that certain tract or parcel of land and premises situate, lying and being in the City of Jersey City, County of Hudson and the State of New Jersey, being more particularly described as follows:

                                     TRACT A

Parcel I

      BEGINNING at the intersection of the northerly line of Christopher Columbus Drive with easterly line of Greene Street; running thence

(1) Along said easterly line of Greene Street, North 8 degrees 43 minutes 40 seconds East 202.03 feet to the center line of Former Pearl Street; thence

(2) Along said center line, South 81 degrees 26 minutes 50 seconds East 294.72 feet; thence

(3) On a curve to the right 22.84 feet, said curve having a radius of 35.00 feet and a chord of South 37 degrees 50 minutes 14 seconds East 22.44 feet; thence

(4) North 8 degrees 33 minutes 10 seconds East 78.75 feet; thence

(5) North 81 degrees 28 minutes 00 seconds West 136.05 feet; thence

(6) North 8 degrees 49 minutes 51 seconds East 200.00 feet; thence

(7) North 81 degrees 10 minutes 09 seconds West 25.00 feet; thence

(8) North S degrees 49 minutes 51 seconds East 393.84 feet; thence

(9) North 10 degrees 55 minutes 09 seconds East 200.00 feet; thence

(10) South 81 degrees 26 minutes 50 seconds East 1575.52 feet to the pierhead line as approved by the Secretary of War of the United States 31 July 1941 and adopted by the former Board of Commerce and Navigation of the State of New Jersey 6 April 1942; thence

(11) Along said pierhead line, South 11 degrees 51 minutes 32.2 seconds West, 1207.01 feet; thence

(12) North 81 degrees 26 minutes 50 seconds West 693.49 feet; thence

(13) North 8 degrees 33 minutes 10 seconds East 125.00 feet; thence

(14) North 81 degrees 26 minutes 50 seconds West 503.80 feet to and along the northerly line of Christopher Columbus Drive to the easterly line of Hudson Street; thence

(15) Along said easterly line of Hudson Street, North 8 degrees 37 minutes 10 seconds East 56.00 feet to the end of northerly line of Hudson Street; thence

(16) Along said northerly line of Hudson Street, North 81 degrees, 26 minutes 50 seconds West 70.00 feet to the westerly line of Hudson Street; thence

(17) Along said westerly line of Hudson Street, South 8 degrees 37 minutes 10 seconds West 55.99 feet to the northerly line of Christopher Columbus Drive; thence

(18) Along said line, on a curve to the right 401.02 feet to the point beginning, said curve having a radius of 3960.00 feet and a chord of North 78 degrees 26 minutes 55 seconds West 400.84 feet.

Excepting from the above described premises all that certain plot, place of parcel of land, with buildings and improvements thereon erected, situate, lying and being in the City of Jersey City, County of Hudson, State of New Jersey, known and designated as New Lot A-13 in Block 11, as set forth on that certain subdivision map entitled "Subdivision of Lot A-10 in Block 11" prepared by Lange Surveying & Mapping, dated January 1983, being Map No. 3033 recorded in the Office of the Register of Deeds of Hudson County on June 23, 1983.

                                     TRACT A

Parcel II

      ALL that certain tract or parcel of land and premises, hereinafter more particularly described, situate, lying and being in the City of Jersey City, County of Hudson, State of New Jersey:

      BEGINNING at the intersection of the northerly line of Christopher Columbus Drive with easterly line of Washington Street; thence

(1) Along said easterly line of Washington Street, North 8 degrees 44 minutes 40 seconds East 90.76 feet; thence

(2) South 86 degrees 45 minutes 20 seconds East 346.47 feet; thence

(3) South 83 degrees 52 minutes 45 seconds East 56.87 feet to the westerly line of Greene Street; thence

(4) Along said westerly line of Greene Street, South 8 degrees 43 minutes 40 seconds West 193.94 feet to the northerly line of Christopher Columbus Drive; thence

(5) Along said northerly line of Christopher Columbus Drive on a curve to the right 407.55 feet to the point of Beginning, said curve having a radius of 3960.00 feet and a chord of North 71 degrees 44 minutes 07 seconds West 407.36 feet.

                                     TRACT A

Parcel III

      ALL that certain tract or parcel of land and premises, hereinafter more particularly described, situate, lying and being in the City of Jersey City, County of Hudson and the State of New Jersey:

      BEGINNING at the intersection of the northerly line of Christopher Columbus Drive with the westerly line of Hudson Street, running thence

(1) Along said westerly line of Hudson Street, North 8 degrees 37 minutes 10 seconds East 55.99 feet; thence

(2) South 81 degrees 26 minutes 50 seconds East 70.00 feet to the easterly line of Hudson Street; thence

(3) Along said easterly line of Hudson Street, South 8 degrees 37 minutes 10 seconds West 56.00 feet to the northerly line of Christopher Columbus Drive; thence

(4) Along said northerly line of Christopher Columbus Drive, North 81 degrees 26 minutes 50 seconds West 63.26 feet; thence

(5) Still along the northerly line of Christopher Columbus Drive, along a curve to the right 6.74 feet to the point of beginning, said curve having a radius of 3960 feet, and a chord of North 81 degrees 23 minutes 54 seconds West 6.74 feet to the place of BEGINNING.

                                     TRACT A

Parcel IV (Driveway Easement)

      A driveway easement over all that certain tract or parcel of land and premises, hereinafter more particularly described, situate, lying and being in the City of Jersey City, County of Hudson and the State of New Jersey:

      BEGINNING in the easterly line of Washington Street, distant 90.76 feet northerly from the intersection of said easterly line of Washington Street with the northerly line of Christopher Columbus Drive; running thence

(1) Along said easterly line of Washington Street, North 8 degrees 44 minutes 40 seconds East 60.28 feet; thence

(2) South 86 degrees 45 minutes 20 seconds East 342.20 feet; thence

(3) South 83 degrees 52 minutes 45 seconds East 167.15 feet; thence

(4) South 81 degrees 28 minutes 00 seconds East 264.86 feet; thence

(5) South 8 degrees 33 minutes 10 seconds West 78.75 feet; thence

(6) Along a curve to the left 38.08 feet, said curve having a radius of 35.00 feet and a chord of North 50 degrees 17 minutes 52 seconds West 34.22 feet; thence

(7) North 81 degrees 28 minutes 00 seconds West 232.58 feet; thence

(8) North 83 degrees 52 minutes 45 seconds West 164.38 feet; thence

(9) North 86 degrees 45 minutes 20 seconds West 346.47 feet to the point of Beginning.

                                 END OF TRACT A

                                     TRACT B

      BEGINNING at a point distant 180.61 feet South of the South line of First Street, and 286.02 feet East of the East line of Greene Street; running thence

(1) North 8 degrees 33 minutes 10 seconds East, a distance of 47.15 feet to a point; thence

(2) South 81 degrees 26 minutes 50 seconds East, a distance of 387.00 feet to a point; thence

(3) South 8 degrees 33 minutes 10 seconds West, a distance of 47.15 feet to a point; thence

(4) North 81 degrees 26 minutes 50 seconds West, a distance of 387.00 feet to the point or place of BEGINNING.

NOTE FOR INFORMATION Being known as Lot C-30 in Block 15 on the City of Jersey City Tax Map.

                                     TRACT C

      ALL those three (3) (Parcels I, II and III) certain pieces or parcels of land, situate in Jersey City, County of Hudson and State of New Jersey, separately bounded and described in accordance with a Plat of Survey prepared by Hermann K F Lange, New Jersey Land Surveyor No 16982 of Lange Surveying and Mapping, dated October, 1981 and April, 1983, and revised to December 22, 1983 as follows:

Parcel I

      BEGINNING at a point in the southerly line of First Street extended East, distant 452.10 feet easterly from the intersection of said southerly line of First Street, with the easterly line to Washington Street; running thence

(1) Along said southerly line of First Street extended East, South 82 degrees 59 minutes 30 seconds East, 64.46 feet; thence

(2) South 21 degrees 41 minutes 43 seconds East, 206.21 feet to the westerly line of lands known as Harborside Terminal; thence

(3) Along said westerly line of Harborside Terminal, South 10 degrees 31 minutes 36 seconds West 200.00 feet; thence

(4) Still along said line South 8 degrees 26 minutes 18 seconds West 393.83 feet; thence

(5) Still along said line, South 81 degrees 33 minutes 42 seconds East, 25.00 feet; thence

(6) Still along said line, South 8 degrees 26 minutes 18 seconds West, 200.00 feet; thence

(7) South 81 degrees 51 minutes 33 seconds East, 136.04 feet; thence

(8) South 8 degrees 09 minutes 37 seconds West, 78.78 feet; thence

(9) On a curve to the left 22.87 feet, said curve having a radius of 35.00 feet, and a chord of North 38 degrees 11 minutes 55 seconds West 22.47 feet; thence

(10) North 81 degrees 59 minutes 23 seconds West, 322.19 feet; thence

(11) North 84 degrees 16 minutes 18 seconds West, 17.92 feet; thence

(12) On a curve to the right, 54.89 feet, said curve having a radius of 193.00 feet, and a chord of North 00 degrees 15 minutes 43 seconds East, 54.71 feet; thence

(13) North 8 degrees 24 minutes 35 seconds East, 237.97 feet; thence

(14) On a curve to the right, 120.67 feet, said curve having a radius of 513.00 feet, and a chord of North 15 degrees 08 minutes 54 seconds East 120.39 feet; thence

(15) North 21 degrees 53 minutes 13 seconds East, 109.73 feet; thence

(16) On a curve to the left, 123.96 feet, said curve having a radius of 527.00 feet, and a chord of North 15 degrees 08 minutes 54 seconds East, 123.68 feet; thence

(17) North 8 degrees 24 minutes 35 seconds East, 261.71 feet; thence

(18) On a curve to the left, 133.23 feet, said curve having a radius of 762.00 feet, and a chord of North 3 degrees 24 minutes 03 seconds East, 133.06 to the point of BEGINNING

                                     TRACT C

Parcel II

      BEGINNING at a point in the southerly line of First Street distant 252.16 feet easterly from the intersection of said southerly line of First Street, with the easterly line of Washington Street, running thence

(1) Along said southerly line of First Street and its extension East, South 82 degrees 59 minutes 30 seconds East, 175.66 feet; thence

(2) On a curve to the right, 132.67 feet, said curve having a radius of 738.00 feet and a chord of South 3 degrees 15 minutes 35 seconds West, 132.49 feet; thence

(3) South 8 degrees 24 minutes 35 seconds West, 119.04 feet; thence

(4) North 81 degrees 53 minutes 42 seconds West, 37.33 feet; thence

(5) North 8 degrees 21 minutes 30 seconds East, 103.98 feet; thence

(6) North 37 degrees 59 minutes 28 seconds West, 207.25 feet to the point of Beginning.

                                    TRACT C

Parcel III

      BEGINNING at a point in the easterly line of Washington Street, distant
90.76 feet northerly from the intersection of said easterly line of Washington Street, with the northerly line of Christopher Columbus Drive; running thence

(1) Along said easterly line of Washington Street, North 8 degrees 21 minutes 18 seconds East, 60.28 feet; thence

(2) South 87 degrees 08 minutes 53 seconds East, 342.20 feet; thence

(3) South 84 degrees 16 minutes 18 seconds East, 44.05 feet; thence

(4) South 8 degrees 24 minutes 35 seconds West, 4.43 feet; thence

(5) On a curve to the left, 55.92 feet said curve having a radius of 217.00 feet and a chord of South 01 degrees 01 minutes 37 seconds West 55.77 feet; thence

(6) North 84 degrees 16 minutes 18 seconds West, 46.91 feet; thence

(7) North 87 degrees 08 minutes 53 seconds West 346.47 feet to the point of Beginning.

                                     TRACT C

Parcel IV

      BEING a railroad spur approximately 24 feet in width running through Block 15 Lots A and C9 on the tax map of the City of Jersey City and more particularly described as follows:

      BEGINNING at a point in the southerly line of First Street extended East distant 427.82 feet easterly from the intersection of said southerly line of First Street with the easterly line of Washington Street; running thence

(1) Along said southerly line of First Street extended East South 82 degrees 59 minutes 30 seconds East 24.28 feet; thence

(2) On a curve to the right 133.23 feet, said curve having a radius of 762.00 feet and a chord of South 3 degrees 24 minutes 03 seconds West 133.06 feet; thence

(3) South 8 degrees 24 minutes 35 seconds West 261.71 feet; thence

(4) On a curve to the right 123.96 feet said curve having a radius of 527.00 feet and a chord of South 15 degrees 08 minutes 54 seconds West 123.68 feet; thence

(5) South 21 degrees 53 minutes 13 seconds West 109.73 feet; thence

(6) On a curve to the left 120.67 feet, said curve having a radius of 513.00 feet and a chord of South 15 degrees 08 minutes 54 seconds West 120.39 feet; thence

(7) South 8 degrees 24 minutes 35 seconds West 237.97 feet; thence

(8) On a curve to the left 54.89 feet, said curve having a radius of 193.00 feet and a chord of South 00 degrees 15 minutes 43 seconds West 54.71 feet; thence

(9) North 84 degrees 16 minutes 18 seconds West 24.62 feet; thence

(10) On a curve to the right 55.92 feet, said curve having a radius of 217.00 feet and a chord of North 1 degree 1 minute 37 seconds East 55.77 feet; thence

(11) North 8 degrees 24 minutes 35 seconds East 237.97 feet; thence

(12) On a curve to the right 126.31 feet, said curve having a radius of 537.00 feet and a chord of North 15 degrees 08 minutes 54 seconds East 126.02 feet; thence

(13) North 21 degrees 53 minutes 13 seconds East 109.73 feet; thence

(14) On a curve to the left 118.32 feet said curve having a radius of 503.00 feet and a chord of North 15 degrees 08 minutes 54 seconds East 118.04 feet; thence

(15) North 8 degrees 24 minutes 35 seconds East 261.71 feet; thence

(16) On a curve to the left 132.67 feet said curve having a radius of 738.00 feet and a chord of North 3 degrees 15 minutes 35 seconds East 132.49 feet to the point of BEGINNING.

                                     TRACT D

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Jersey City, County of Hudson and the State of New Jersey, known and designated as New Lot A-13 in Block 11, as set forth on that certain subdivision map entitled "subdivision of Lot A-10 in Block 11" prepared by Lange Surveying & Mapping, dated January 1983, being Map no. 3033 recorded in the Office of the Register of Deeds of Hudson County on June 23, 1983.

                                   SCHEDULE C

                               HVAC Specifications

A. The Building condenser water system shall support air conditioning equipment in the demised premises capable of maintaining inside conditions and supporting cooling loads as outlined below:

      o     Inside summer conditions of 78(degrees) F/50% RH maximum.

      o     Inside winter conditions of 68(degrees) F minimum.

      o     Outside summer conditions of 90(degrees) Fdb/75(degrees) Fwb.

      o     One person per 100 square feet of rentable space.

      o Total power to the space of six (6) watts per square foot of installed occupied space for all purposes including lighting and power, but excluding HVAC fans and compressors.

      o At a minimum, the Building will provide 400 cooling tower tons of cooling capacity to the proposed demised premises, including comfort cooling and data processing equipment cooling.

B. Landlord shall provide access to fresh air as required for tenant provided HVAC systems to meet fresh air code requirements.

C. The Building shall provide condenser water system service under the following conditions.

      o Condenser water will not be shut off for normal scheduled maintenance.

      o Subject to Section 21.01(g) of the Lease, two base building condenser water pumps and two base building cooling towers shall be tied-into Landlord's emergency generator.

      o Condenser water is expected to operate seven days a week, 24 hours a day, continuously.

                                   Schedule D

                                   Arcade Area

                              [FLOOR PLAN OMITTED]

                               Second Floor Space

                              [FLOOR PLAN OMITTED]

                                   SCHEDULE E

                        CLEANING AND JANITORIAL SERVICES

A. Nightly Personnel:

      1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring (excluding computer room flooring) to be swept nightly using approved dust-down preparations; wash flooring weekly, scrub when necessary.

      2. All linoleum, vinyl, rubber, asphalt, tile and other similar types of flooring (that may be waxed) (excluding computer room flooring) to be swept nightly using approved dust-down preparation. Waxing, if any, shall be done at Tenant's expense.

            Mop up and wash floors for spills, smears and foot tracks throughout, including the demised premises, as needed and wash floor in general as required.

      3. All carpeting and rugs to be vacuumed nightly. Cleaning personnel will not move papers or personal items to access an area.

      4. Hand dust with treated cloth and wipe clean all furniture, fixtures and custom wooden window enclosures nightly. Cleaning personnel will not move papers or personal items to access an area.

      5. Empty and clean all waste receptacles nightly and remove from the demised premises wastepaper to designated areas.

      6.    Empty and clean all ash trays and screen all sand urns nightly.

      7. Dust interior of all waste disposal cans and baskets nightly; damp-dust as necessary.

      8.    Wash clean all water fountains and coolers nightly.

      9. Dust all floor and other ventilating louvres within reach; damp wipe as necessary.

      10.   Dust all telephones as necessary.

      11. Keep locker and slop sink rooms in a neat and orderly condition at all times.

      12. Wipe clean and polish all brass, if necessary, and other bright work nightly.

      13.   Sweep all private staircases nightly.

      14.   Metal doors of all elevator cars to be properly maintained.

      15.   Remove all gum and foreign matter on sight.

      16.   Clean all glass furniture tops as needed.

      17. Collect and remove cardboard and waste material (at Tenant's expense).

      18. Dust and wash closet and coat room shelving, coat racks and flooring.

      19. Cleaning services related to kitchen and/or pantries will be at Tenant's expense.

      20.   Cleaning of private bathrooms will be at Tenant's expense.

      21. Cleaning of all interior glass partitions will be at Tenant's expense.

B.    Periodic Cleaning:

      1.    Vacuum all furniture fabric and drapes not less than once a month.

      2. Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, and all vertical surfaces (doors, walls, window sills) including elevator doors, as necessary.

      3. Dust and clean electric fixtures, all baseboards and other fixtures or fittings as necessary, but not less than once each month.

C. High Dusting. (To be performed once every three (3) months, unless otherwise specified), and to include, without limitation:

      1. Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

      2. Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks, ventilating louvres, grilles, high moldings and other surfaces not reached in nightly cleaning.

      3. Dust all overhead pipes, sprinklers, ventilating and air conditioning louvres, ducts, high moldings and other high areas not reached in nightly cleaning.

      4.    Dust all venetian blinds. Dust all window frames.

      5.    Dust exterior or lighting fixtures.

      6.    Wash all furniture glass as needed.

      7. Vacuum and dust ceiling tiles around ventilators and clean air conditioning diffusers as required.

                                   SCHEDULE F

                          Form of Estoppel Certificate

            The undersigned ___________ ("Tenant"), in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby certifies to ____________ ("Landlord"), [the holder of any mortgage covering the property] (the "Mortgagee") and [the vendee under any contract of sale with respect to the Property] (the "Purchaser") as follows:

            1. Tenant executed and exchanged with Landlord a certain lease (the "Lease"), dated _ _, 1999, covering the __________ floor shown hatched on the plan annexed hereto as Schedule A (the "demised premises") in the building known as Plaza ______ in the office complex known as the Harborside Financial Center located in Jersey City, New Jersey (the "Property"), for a term to commence (or which commenced) on _________, 199_, and to expire on ________________.

            2. The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

            3. Tenant has accepted and is now in possession of the demised premises and is paying the full rental under the Lease.

            4. The basic annual rent payable under this Lease is $__________. The basic annual rent and all additional rent and other charges required to be paid under the Lease have been paid for the period up to and including
__________.

            5. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

            6. All work required under the Lease to be performed by Landlord has been completed to the full satisfaction of Tenant.

            7. To the best of Tenant's knowledge, there are no defaults existing under the Lease on the part of Landlord. There are no defaults existing under the Lease on the part of Tenant.

            8. There is no existing basis for Tenant to cancel or terminate the lease.

            9. As of the date hereof, there exists no valid defense, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

            10. Tenant affirms that any disputes with Landlord giving rise to a claim against Landlord is a claim under this Lease only and, subject to the terms and provisions of that certain [SNDA] by and between _________ and Tenant dated __________, is subordinate to the rights of the holder of the first institutional permanent mortgage of the fee or leasehold of the building and shall be subject to all the terms, conditions and provisions thereof. Except as provided in the [SNDA], any such claims are not offsets to or defense against enforcement of this Lease.

            11. There are no actions, whether voluntary or otherwise, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

            12. Tenant acknowledges that Landlord has informed Tenant that an assignment of Landlord's interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice payments under the Lease may continue as heretofore.

            13. This certification is made to induce Purchaser to consummate a purchase of the Property and to induce Mortgagee to make and maintain a mortgage loan secured by the Property, knowing that said Purchaser and Mortgagee rely upon the truth of this certification in making and/or maintaining such purchase of mortgage, as applicable.

            14. Except as modified herein, all other provisions of the Lease are hereby ratified and confirmed.

Date:

By:
   --------------------------
                       TENANT

                                   SCHEDULE G

                              RULES AND REGULATIONS

            1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, Common Areas and other facilities of the Property by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, Common Areas, fire exits or stairways of the Property. If Tenant places any material (other than the Roof Equipment) in the Common Areas it will be immediately removed by Building management at Tenant's expense. Landlord reserves the right to control and operate the Common Areas in such manner as it deems best for the benefit of the tenants generally.

            2. Subject to the provisions of Section 9.08 if the Lease, the cost of repairing any damage to the Common Areas or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

            3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

            4. Except as permitted in Section 21.03 of the Lease, no tenant shall obtain or accept or use in its premises barbering, boot blacking, floor polishing, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by Landlord are commercially competitive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Landlord.

            5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises.

            6. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards. All deliveries to tenants, except mail, shall be made to such place designated by Landlord and shall be distributed to tenants only during the hours from 8:00 AM. to 12:00 noon and 12:30 P.M. to 5.00 P.M., Monday through Friday, unless Tenant has reserved loading dock and/or freight elevator services at other times, in which case deliveries shall be permitted at such other times.

            7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

            8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Complex shall be made or permitted by any tenant and no cooking, other than with microwave ovens or warming ovens, shall be done in any tenant's premises except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

            9. No tenant shall permit any cooking or food odors emanating from the tenant's premises to seep into other portions of the Building.

            10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.
All
damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

            11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to signs, advertisements, notices or lettering on full floors occupied by Tenant. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Building standard interior signs and lettering on partial floors occupied by Tenant on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord such tenant shall refrain from or discontinue such advertising.

            12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect unless the keys or security cards for such locks and bolts of any kind are delivered to Landlord. Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to Landlord.

            13. Except as provided in Article 6 of the Lease, no tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord which consent shall be granted or deemed granted in accordance with Article 6 of the Lease, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant, except in a manner approved by Landlord.

            14. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building. No tenant shall advertise for laborers giving an address at the Building.

            15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

            16. The requirements of tenants will be attended to only upon Tenant contacting the Communications Room (915-8550) to register its complaint or to request services. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

            17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

            18. No tenant shall permit its employees to loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

            19. Each tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

            20. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

            21. Tenants shall use only the service elevator for deliveries and only at hours prescribed by Landlord. Bulky materials, as determined by Landlord, may not be delivered during usual business hours but only thereafter. Tenants shall pay for use of the service elevator at rates prescribed by Landlord.

            22. The toilets, wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sanitary napkins, sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose officers, agents, employees, contractors or invitees, shall have caused it.

            23. No tenant shall sweep or throw or permit to be swept or thrown from its premises any dirt or materials or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building. If Landlord has specifically agreed to remove a tenant's normal office waste, same shall be placed in sealed plastic bags and delivered by tenant to a single location designated by Landlord on tenant's floor.

            24. No animals or other live creatures may be kept in or about the Building.

            25. Smoking or carrying lighted cigars or cigarettes is prohibited in all Common Areas, including all Common Area restrooms.

            26. All equipment using gas in any form, including without limitation boilers, heaters, kilns, and cooking ovens, is required to have safety equipment which will close off gas flow if the constant pilot or main flame is extinguished. Gas leak detectors and alarms are to be used in all rooms and areas where gas exists in any form. All areas must be vented and air circulation guaranteed. All such equipment shall be installed only after Landlord's written approval shall have been granted for same.

            27. The speed limit within The Harborside Financial Center is 5 MPH Reckless, careless, or dangerous driving is forbidden. These restrictions will be enforced by

Property security and violators may have their right to drive within The Harborside Financial Center revoked. Violators should immediately be reported to the Building manager.

                                   SCHEDULE H

                               AMENDMENT TO LEASE
                           (Possession Date Agreement)

1.    PARTIES

      1.1 THIS AGREEMENT made the ____ day of ____________ 199_, is, by and between Cal-Harbor II and III Urban Renewal Associates L.P. (hereinafter "Landlord") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and Donaldson, Lufkin & Jenrette Securities Corporation and DLJdirect Holdings Inc. (hereinafter, collectively and jointly and severally, "Tenant") whose address is Harborside Financial Center, Plaza III, Jersey City, New Jersey 07311.

2.    STATEMENT OF FACTS

      2.1 Landlord and Tenant entered into a Lease dated _________ (hereinafter "Lease") setting forth the terms of occupancy by Tenant of 100,815 rentable square feet on the fifth (5th) floor (hereinafter "Premises") in the building known as Plaza II (hereinafter "Building") in the office complex known as Harborside Financial Center, Jersey City, New Jersey; and

      2.2 The Term of the Lease is for 122 months with the Possession Date being defined in Article 2 of the Lease as being subject to determination in accordance with the terms thereof; and

      2.3 It has been determined in accordance with the provisions of Article 2 of the Lease that ___________, 199_ is the Possession Date.

3.    AGREEMENT

            NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

      3.1 The Possession Date is _________ ____ , 1999, the Commencement Date of the Term of the Lease is _______, 1999, the Rent Increase Date is ______ ______, 1999 and the Expiration Date thereof is
            ______________, subject to extension by reason of the exercise of the renewal option contained in Article 44 of the Lease.

      3.2 This Agreement is executed by the parties hereto for the purpose of providing a record of the Possession, Commencement, Rent Increase and Expiration Dates of the Lease.

      3.3 Except as amended herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Landlord and Tenant hereby ratify and confirm all the terms and conditions thereof.

      3.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

      3.5 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

            IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LANDLORD                                        TENANT

Cal-Harbor II and III Urban
Renewal Associates L.P.                         DLJdirect Holdings Inc.

By: Mack-Cali Sub X, Inc.
    Managing General Partner

    By:                                         By:
       ----------------------------                ----------------------------
       James G. Nugent                             Name:
       Senior Vice President-Leasing               Title:


                                                Donaldson, Lufkin & Jenrette
                                                Securities Corporation

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE I
                          EXPANSION SPACE I FLOOR PLAN

                              [FLOOR PLAN OMITTED]

                                   SCHEDULE J
                              FUEL TANK SPACE PLAN

                              [FLOOR PLAN OMITTED]

                                   SCHEDULE K
                           ROOF EQUIPMENT SPACE PLAN

                              [FLOOR PLAN OMITTED]

                                   SCHEDULE L
                              APPROVED CONTRACTORS

                                 Structuretone

                                   SCHEDULE L

[LOGO] STRUCTURETONE
PERSHING
Harborside Financial Center
Jersey City, New Jersey
STI Job #PE1-3535
                                                                       17-Mar-99

================================================================================
REF: E/PROJECTS/3535/SUBLIST

                          PROPOSED SUB-CONTRACTORS LIST

DEMOLITION

AVANTI INTERIOR DEMOLITION
FORTUNE DEMOLITION
LIBERTY CONTRACTING
PATRIOT CONTRACTING CORP.

LATH & ACOUSTICS

ANDERSEN INTERIOR CONTRACTING
B.J. McGLONE, INC.
INTERSTATE DRYWALL
NASTASI & ASSOCIATES

HOLLOW METAL

ACME
EMPIRE
JAMB DOOR

STRUCTURAL & MISC. STEEL

ARROW IRON WORKS
BURGESS STEEL PRODUCTS
PAPP IRON WORKS
WEIR WELDING

DRYWALL

ANDERSEN INTERIOR CONTRACTING
B.J. McGLONE, INC.
INTERSTATE DRYWALL
NASTASI & ASSOCIATES

WOODWORK

B.J. McGLONE
CORPORATE WOODWORKING
INTERSTATE
MIELACH, INC.
SOMERSET WOOD PRODUCTS

HARDWARE

AAA ARCHITECTURAL HARDWARE
ARCHITECTURAL HARDWARE, INC.
VISION

ARCH. METAL & GLASS

GENERAL GLASS & ALUMINUM
NEWARK/CITY GLASS
STAFFORD GLASS
KOSLOW
AVAL


                           PERSHING/PROPOSED SUBLIST                           1

[LOGO] STRUCTURETONE
PERSHING
Harborside Financial Center
Jersey City, New Jersey
STI Job #PE1-3535
                                                                       17-Mar-99

================================================================================
REF: E/PROJECTS/3535/SUBLIST

                          PROPOSED SUB-CONTRACTORS LIST

VCT, CARPET & BASE*

BFI/STATE CARPET
CONSOLIDATED CARPET
LASHER WHITE
SHERLAND & FARRINGTON
*PENDING SPEFICATION, THIS LIST MAY CHANGE

WINDOW TREATMENT

CITIVIEW
LVC
INTERNATIONAL

PLUMBING

P&G MECHANICAL CORP.
McBRIDE
OLIVER DRAKE
TRIANGLE PLUMBING

HVAC

DESIGN AIRE
F&G MECHANICAL CORP.
McBRIDE
MAXIMUM A/C

AIR HANDLING UNIT/COOLING TOWERS
McQUAY
TRANE

ACCESS FLOORING

ARI
COMPUTER FLOORS, INC.
HI-TECH
RAISED COMPUTER FLOORS, INC.

PAINT & WALLCOVERING

BRITE PAINTING, INC.
FINE PAINTING
FROMKIN BROTHERS
HUDSON SHATZ PAINTING
MID-MANHATTAN

CERAMIC TILE/STONEWORK

ARTISAN
CURVING STONE
ORBA
STONE STRUCTURES

SPRINKLER/HALON

CASTLE FIRE PROTECTION
MEADOWLANDS FIRE PROTECTION
McBRIDE
S&S FIRE PROTECTION

                           PERSHING/PROPOSED SUBLIST                           2

[LOGO] STRUCTURETONE
PERSHING
Harborside Financial Center
Jersey City, New Jersey
STI Job #PE1-3535
                                                                       17-Mar-99

================================================================================
REF: E/PROJECTS/3535/SUBLIST

                          PROPOSED SUB-CONTRACTORS LIST

ELECTRIC

ALLEN ELECTRIC
GEORGE E. SCHOLES COMPANY
KLEIN KNECHT
MEHL ELECTRIC

GENERATOR

ATLANTIC DETROIT DIESEL-ALLISON
FOLEY POWER SYSTEMS
H.O. PENN
POWER FACTORS

UPS

DATA SUPPORT ASSOCIATES
DATATEC, INC.
STILLWELL HANSEN

LIGHT FIXTURES

COOPER ELECTRIC
TURTLE & HUGHES


                           PERSHING/PROPOSED SUBLIST                           3

                                   SCHEDULE M

RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. - Rm N16WC
Milwaukee, WI 53202
Attn:

Loan. No.          SPACE ABOVE THIS LINE FOR RECORDER'S USE

                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS AGREEMENT is entered into as of___________ 19_, between ______ ("Tenant"), ________ ("Borrower"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, and PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation (collectively, "Lender"), whose address for notices is 720 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Real Estate Investment Department, Reference Loan No. __________.

                                    RECITALS

      A. Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated ________, 19__ (the "Lease").

      B. Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (the "Lien Instrument") encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the "Property"), wherein the premises covered by the Lease (the "Demised Premises") are located.

      C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the "Absolute Assignment"), pursuant to which
(i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

      D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

      E. Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant's relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as "Successor Landlord").

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, Tenant, Borrower and Lender agree as follows:

      1.    Tenant and Borrower agree for the benefit of Lender that:

      (a) Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one month in advance;

      (b) Except as specifically provided in the Lease, Tenant and Borrower will not enter into any agreement for the cancellation of the Lease or the surrender of the Demised Premises without Lender's prior written consent;

      (c) Tenant and Borrower will not enter into any agreement amending or modifying the Lease without Lender's prior written consent, except for amendments or modifications specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, or the leasing of additional space at the Property;

      (d) Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default; and

      (c) Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower.

      2. The Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.

      3. Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

      4. If the interests of Borrower in the Property are acquired by a Successor Landlord:

      (a) If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

      (b) Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

      (c) The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

      (d) If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease for the remainder of the term of the Lease, with renewal options, if any; and

      (e) Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord's acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:

            (i) Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) occurring or accruing prior to the date of Successor Landlord's acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

            (ii) Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord's acquisition of the interests of Borrower in the Demised Premises;

            (iii) Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

            (iv) Bound to Tenant subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party;

            (v) Liable to Tenant under any indemnification provisions set forth in the Lease or for any act of, or failure to act by any party other than Successor Landlord and its agents, officers and employees; or

            (vi) Liable for any damages in excess of Successor Landlord's equity in the Property.

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

      5. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              TENANT:
                                     -----------------------------------------

                                     By:
                                        --------------------------------------

                                     Attest:
                                            ----------------------------------
                                                                     Secretary


                          BORROWER:  CAL-HARBOR II & III URBAN RENEWAL
                                     ASSOCIATES, L.P., a New Jersey limited
                                     partnership

                                     By:
                                        --------------------------------------

                                     Attest:
                                            ----------------------------------
                                                                     Secretary

                             LENDER: THE NORTHWESTERN MUTUAL LIFE
                                     INSURANCE COMPANY, a Wisconsin corporation

                                     By: Northwestern Investment Management
                                         Company, a Wisconsin corporation, its
                                         wholly owned subsidiary and authorized
                                         representative

                                         By:
                                            ------------------------------------


                                     PRINCIPAL MUTUAL LIFE INSURANCE
                                     COMPANY, an Iowa corporation

                                     By:
                                        ----------------------------------------

                                   SCHEDULE N
                         EXPANSION SPACE II FLOOR PLAN

                              [FLOOR PLAN OMITTED]

                                   SCHEDULE O
                           POTENTIAL OFFER SPACE PLAN

                              [FLOOR PLAN OMITTED]